Exhibit 2.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

BY AND AMONG

W.S. BADCOCK CORPORATION,

WILLIAM K. POU, JR.,

AS SELLER REPRESENTATIVE,

THE SHAREHOLDERS OF W.S. BADCOCK CORPORATION
LISTED ON ANNEX I ATTACHED HERETO,

AND

FRANCHISE GROUP NEWCO BHF, LLC,

DATED AS OF NOVEMBER 22, 2021

TABLE OF CONTENTS

Page

Article 1	DEFINITIONS	1
1.1	Definitions	1
1.2	Cross References	18
Article 2	PURCHASE AND SALE OF PURCHASED SHARES	21
2.1	Purchase and Sale of Purchased Shares	21
2.2	Purchase Price for Purchased Shares	21
2.3	Closing Transactions	23
2.4	Estimated Closing Statement; Post-Closing Adjustment	26
2.5	Withholding	30
Article 3	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY	30
3.1	Organization and Power	30
3.2	Authorization; Execution; Enforceability	31
3.3	Capitalization; No Subsidiaries or Joint Ventures; Indebtedness	31
3.4	Absence of Conflicts; Consents and Approvals	32
3.5	Financial Statements	33
3.6	Absence of Certain Developments	35
3.7	Real Property	38
3.8	Tangible Assets; Sufficiency of Assets	40
3.9	Material Contracts	40
3.1	Proprietary Rights	43
3.11	Governmental Licenses	45
3.12	Litigation; Proceedings	46
3.13	Compliance with Laws	46
3.14	Labor and Employees	47
3.15	Employee Benefit Plans	48
3.16	Tax Matters	51
3.17	Environmental Matters	53
3.18	Company Affiliated Transactions	54
3.19	International Trade Laws; Anti-Corruption; Industry Certifications	55
3.2	Key Business Relationships	56
3.21	Product Warranty and Product Liability	57
3.22	COVID-19 Matters	57
3.23	Privacy and Data Security	58
3.24	Bank Accounts	59
3.25	Brokerage	59
3.26	Insurance	59
3.27	Dealer Matters	60
3.28	LaGrange Transaction	61
3.29	Disclaimer	61

i

Article 4	REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS	62
4.1	Ownership	62
4.2	Organization; Power; Authorization of Transactions	62
4.3	Absence of Conflicts; Consents and Approvals	63
4.4	Litigation	63
4.5	Brokerage	63
Article 5	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	64
5.1	Organization and Power	64
5.2	Authorization	64
5.3	Absence of Conflicts	64
5.4	Governmental Authorities and Consents	64
5.5	Litigation	65
5.6	Brokerage	65
5.7	Due Diligence Review	65
5.8	Restricted Securities	66
5.9	Solvency	66
5.1	Purchaser Entity	66
Article 6	COVENANTS AND AGREEMENTS	66
6.1	Public Announcements	66
6.2	Proration of Taxes	67
6.3	Use of Name	67
6.4	R&W Insurance Policy	68
Article 7	Indemnification	68
7.1	Survival	68
7.2	Indemnification by the Sellers	68
7.3	Indemnification by the Purchaser	69
7.4	Certain Limitations	69
7.5	Indemnification Procedures	70
7.6	Exclusive Remedies	71
7.7	No Multiple Recoveries	71
7.8	Escrow Arrangements	71
Article 8	ADDITIONAL AGREEMENTS AND COVENANTS	72
8.1	Expenses	72
8.2	Further Assurances	72
8.3	Transfer Taxes; Recording Charges	72
8.4	Directors and Officers Indemnification; Releases	72
8.5	Disclosure Schedules	75
8.6	Retention of Books and Records	75
Article 9	MISCELLANEOUS	76
9.1	Seller Representative	76

9.2	Amendment and Waiver	78
9.3	Notices	79
9.4	Assignment	79
9.5	Severability	80
9.6	No Strict Construction; Interpretation	80
9.7	Captions	81
9.8	No Third-Party Beneficiaries	81
9.9	Complete Agreement; Counterparts	81
9.1	Governing Law and Jurisdiction	81
9.11	Attorney-Client Privilege and Conflict Waiver	82
9.12	Waiver of Jury Trial	83
9.13	Specific Performance	83
9.14	Consent of the Company and the Sellers	83
9.15	No Vicarious Liability	83

LIST OF EXHIBITS AND SCHEDULES

Exhibits
Exhibit A	R&W Insurance Policy
Exhibit B	Estimated Closing Statement
Exhibit C	Accounting Principles

Schedules	Referenced in:
D&O Indemnification Agreement Schedule	Section 1.1
Governmental Licenses Schedule	Sections 1.1 and 3.11
Permitted Liens Schedule	Section 1.1
Pro Rata Share Schedule	Section 1.1
Split Dollar Life Insurance Schedule	Section 1.1
Taxes Schedule	Sections 1.1 and 3.16(a)
Transaction Expenses Schedule	Section 1.1
Working Capital Schedule	Section 1.1
Allocation Schedule	Section 2.2(a) and 2.2(b)
Permitted Company Affiliate Agreements Schedule	Sections 2.3(b)(v) and 8.4(e)
RCA Seller Schedule	Section 2.3(b)(xii)
Indebtedness Schedule	Sections 2.3(b)(xiv) 3.3
Specified Employee Schedule	Section 2.3(b)(xv)
Repaid Indebtedness Schedule	Section 2.4(e) and 2.2(e)
Entity Organization Schedule	Section 3.1
Capitalization Schedule	Sections 3.3 and 4.1
Material Restrictions Schedule	Sections 3.4(a) and 3.4(b)

Schedules	Referenced in:
Financial Statements Schedule	Section 3.5(a)
Disclosed Liabilities Schedule	Section 3.5(c)
Delinquent Accounts Receivable Schedule	Section 3.5(d)
Schedule of Rewards Liabilities	Section 3.5(h)
Developments Schedule	Section 3.6
Modified Financing Practices Schedule	Section 3.6(vi)
Tangible Property Schedule	Section 3.8
Owned Real Property Schedule	Sections 3.7(a) and 3.7(c)
Leased Real Property Schedule	Sections 3.7(b) and 3.7(c)
Contracts Schedule	Sections 3.4, 3.9(a) and 3.9(b)
Proprietary Rights Schedule	Sections 3.10(a), 3.10(b), 3.10(c) and 3.10(e)
Litigation Schedule	Section 3.12
Compliance Schedule	Section 3.13
Labor and Employment Schedule	Section 3.14(d)
Employee Benefits Schedule	Sections 3.15(a), 3.15(b), 3.15(f) and 3.15(h)
Environmental Matters Schedule	Section 3.17
Company Affiliated Transactions Schedule	Section 3.18
Key Business Relationships Schedule	Section 3.20(a) and 3.20(b)
Rebates Schedule	Section 3.20(c)
Product Warranty and Product Liability Schedule	Section 3.21(b)
COVID-19 Matters Schedule	Section 3.22(a)
Bank Accounts Schedule	Section 3.24
Company Brokerage Schedule	Section 3.16
Insurance Schedule	Section 3.26
Dealer Schedule	Section 3.27(a), 3.27(b), 3.27(g) and 3.27(h)
Ownership Schedule	Section 4.1
Seller Brokerage Schedule	Section 4.5
Purchaser Brokerage Schedule	Section 5.6
Permitted Usage of Name Schedule	Section 6.3

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 22, 2021, by and among W.S. Badcock Corporation, a Florida corporation (the “Company”), the shareholders of the Company set forth on Annex I attached hereto (each a “Seller” and collectively, the “Sellers”), William K. Pou, Jr. (the “Seller Representative”), and Franchise Group Newco BHF, LLC, a Delaware limited liability company (the “Purchaser”). In addition, each Transaction Beneficiary joins this Agreement solely for the purposes of agreeing to the matters set forth in the Transaction Beneficiary Joinder that follows the signature pages hereto (the “Transaction Beneficiary Joinder”). Capitalized terms used in this Agreement without definition shall have the respective meanings given to such terms in Article 1 hereof.

RECITALS

A.       WHEREAS, the Sellers hold, beneficially and of record, (i) 100% of the Company’s issued and outstanding shares of Class A common stock, par value $100.00 per share (the “Class A Common Stock”), and (ii) 100% of the issued and outstanding shares of Class B common stock, par value $1.00 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Shares”);

B.       WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser desires to purchase from each Seller and each Seller desires to sell to the Purchaser, all of the Shares owned by such Seller;

C.       WHEREAS, immediately following the consummation of the transactions contemplated by this Agreement, the Purchaser shall hold 100% of the issued and outstanding shares of capital stock of the Company; and

D.       WHEREAS, the Company, the Sellers and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement, as set forth in, and subject to the provisions of, this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants, agreements and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1
DEFINITIONS

1.1            Definitions. As used in this Agreement, the following terms have the meanings set forth below.

“Accounting Principles” means the accounting principles, practices, procedures, policies and methods, classifications, conventions, categorizations, definitions, judgments, elections, assumptions, inclusions, exclusions, techniques and valuation and estimation methods used to calculate Working Capital and other items as set forth in Exhibit C.

1

“Accounts Receivable” means all accounts, notes, accounts receivable, contract rights, drafts and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise owned by the Company or in which the Company has any interest, together with all guarantees, security agreements, mortgages and rights and interests securing the same.

“Action” means any demand, claim, litigation, action, hearing, arbitration, mediation, investigation, audit, complaint, suit, cause of action, proceeding, examination, counterclaim, cross-claim, inquiry, review, hearing, condemnation, charge, notice, Order or other proceeding of any kind or nature, at law or in equity, before or by, public or private, commenced, brought, conducted or otherwise involving any Governmental Authority.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative thereto.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) of which the Company is or has been a member.

“Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the guidance and regulations issued thereunder.

“Ancillary Agreements” means the Escrow Agreement, the Restrictive Covenant Agreements and any other Contract, document or certificate which is or is to be delivered by any party hereto or any of their respective Affiliates, or entered into by or among the parties hereto or any of their respective Affiliates, at the Closing or otherwise pursuant to or in connection with this Agreement or the transactions contemplated hereby or thereby.

“Badcock Dealer Network” means the Company’s network of Dealers operating under the Dealer Agreements.

“Business” means the business of the Company as currently conducted as of the date hereof or at any time during the 12-month period prior to the date hereof (including, for the avoidance of doubt, the origination of consumer credit transactions and the sale of ancillary products thereto, including credit insurance and debt protection), in each case in the ordinary course of business.

“Business Day” shall mean any day other than a Saturday, Sunday or any day on which banks in New York, New York are authorized or required by Law to close.

2

“Cash” means the aggregate amount, without duplication, of (a) all cash and cash equivalents held by the Company (including marketable securities that are convertible into cash within 30 days, cash in transit with respect to products that the Company has shipped or caused to be shipped as of immediately prior to the Closing to the extent there has been a corresponding reduction of a related accounts receivable that is included in the calculation of Working Capital and excluding, for the avoidance of doubt, any outgoing cash in transit to the extent there has been a corresponding reduction in any related accounts payable that is included in the calculation of Working Capital), and (b) the amount of any received and uncleared checks, wires or drafts payable to the Company that have not either been cashed or cleared (but only to the extent (i) such checks are fully paid and not dishonored and (ii) there has been a corresponding reduction of a related accounts receivable that is included in the calculation of Working Capital), less the amount of any issued but uncleared checks, wires or drafts from the Company that have not been cashed or cleared (but only to the extent there has been a corresponding reduction of a related accounts payable that is included in the calculation of Working Capital). For purposes of calculating Estimated Cash, Actual Cash and Final Cash, the amounts described in clauses (a) and (b) of this definition shall be reduced dollar-for-dollar by the amount of any Cash used to pay any Repaid Indebtedness pursuant to Section  2.2(e)(i). Notwithstanding the foregoing, (i) “Cash” shall not include any amounts included in Working Capital (including, for the avoidance of doubt, any amounts owed to the Company under any promissory notes (including the Gulfport Promissory Note)) and shall not include any Restricted Cash, Store Cash or the cash surrender value of any insurance policy held by the Company and (ii) in no event shall Cash exceed $5,000,000 in the aggregate (after taking into account any Cash used to pay any Repaid Indebtedness pursuant to Section  2.2(e)(i)). Cash shall be determined in accordance with the Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collar Amount” means $100,000.

“Company Articles” means the Articles of Incorporation of the Company as currently in effect.

“Company Bylaws” means the Bylaws of the Company as currently in effect.

“Company IT Systems” means the information technology and computer systems (including all software, hardware, and firmware, and including all network, information technology and telecommunication hardware and other equipment) of the Company relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information (whether or not in electronic format) used in the conduct of the Business, including as part of any product.

“Compliance Look-Back Period” means the five-year period prior to the date hereof.

“Consumer Credit Receivables” means all outstanding Accounts Receivable arising or resulting from consumer credit, consumer financing or similar transactions or arrangement originated by the Company, including any retail charge agreements with outstanding balances.

“Contracts” or “contracts” means all legally binding contracts, leases, licenses, instruments, grants, sub-grants, arrangements, sublicenses, indentures, promises, undertakings, understandings, commitments, subleases, mortgages, bonds, notes and other binding agreements or obligations (including any amendments, restatements, supplements and other modifications thereto), whether written or oral and whether express or implied.

3

“COVID-19” means SARS-CoV-2 or COVID-19, any mutation, strain or variation thereof (including the Delta variant) and any related or associated disease outbreaks, epidemics, pandemics or health conditions.

“COVID-19 Law” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, the Families First Coronavirus Response Act of 2020, the Paycheck Protection Program Flexibility Act of 2020, and any other Law intended to address the consequences of COVID-19, in each case, as may be amended, restated, modified or supplemented, together with all rules and regulations promulgated thereunder and guidance issued by any Governmental Authority.

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, return to work, employment or human resources law, safety or similar Law, directive, guideline or recommendation promulgated by any applicable industry group or Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.

“D&O Indemnification Agreement” means each director and officer indemnification agreement to the extent in effect as of the date hereof and as set forth on the “D&O Indemnification Agreement Schedule.”

“Data Protection Laws” means all applicable Laws pertaining to data protection, data privacy, data security, cybersecurity, data loss, cross-border data transfer, and general consumer protection Laws as applied in the context of data privacy, data breach notification, electronic communication, telephone and text message communications, marketing by email or other channels, consumer finance, and other similar Laws, including but not limited to the Fair Credit Reporting Act, as may be amended, restated, modified or supplemented, together with all rules and regulations promulgated thereunder and guidance issued by any Governmental Authority.

“Data Systems” means computer, electronic or telecommunications or network systems of any variety (including databases, websites, hardware, software, storage, switching and interconnection devices and mechanisms), whether on-premises or provided as a service by a third party.

“Dealer” means each Person, other than the Company, who is granted a right to (a) develop or operate a retail business identified by the trade names and service marks “Badcock Home Furniture & more” or “Badcock Home Furnishings Center” and (b) sell certain home furnishings, appliances and other durable goods consigned by the Company to such Person, in each case, pursuant to a Dealer Agreement.

“Dealer Agreement” means the W.S. Badcock Corporation Dealership Agreement entered into by and between the Company and each of its Dealers (together with all exhibits, addenda, ancillary agreements and amendments thereto), and under which the Company licenses its Dealers to operate a retail business identified by the trade names and service marks “Badcock Home Furniture & more” or “Badcock Home Furnishings Center” and sell certain home furnishings, appliances and other durable goods consigned by the Company to such Dealer.

4

“Designated Premises” means, with respect to each Dealer, the location of such Dealer’s retail business as set forth in the introductory paragraph of such Dealer’s Dealer Agreement.

“Dollars” or “$,” when used in this Agreement or any other agreement or document contemplated hereby, means United States dollars unless otherwise stated.

“Environmental Claim” means any Action, by any Person alleging actual or potential liability for Losses (including actual or potential liability for Losses for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, or penalties) arising out of, based on or resulting from or relating to (a) the presence, Release of, or exposure to, any Hazardous Materials, (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law, or (c) any other matters for which liability for Losses is imposed under Environmental Laws.

“Environmental Laws” means any applicable Law related to (a) the protection of the natural environment, including natural resources, (b) the protection of worker health and safety as it pertains to exposure to Hazardous Materials, (c) the manufacture, registration, distribution, formulation, packaging or labeling of Hazardous Materials or products containing Hazardous Materials, or (d) the handling, use, presence, generation, treatment, storage, disposal, or Release of or exposure to Hazardous Materials.

“Environmental Permit” means any Governmental Licenses required or issued in connection with any Environmental Law.

“Equity Interests” means, with respect to any Person, (i) shares of capital stock, voting securities, membership interests, partnership interests or other equity or similar interests or securities of such Person, including any securities convertible into or exercisable or exchangeable for any of the foregoing, or (ii) options, warrants, contracts, pledges, puts, subscription rights, calls, restricted shares, share or equity appreciation rights, phantom shares or units or other rights, agreements, Contracts or commitments to which such Person is a party or which is binding upon such Person providing for the issuance, disposition or acquisition of any of its capital stock, voting securities, membership interests, partnership interests or other equity or similar interests of such Person or securities convertible into or exercisable or exchangeable for any of the foregoing (including any equity or equity-based awards).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and guidance issued by any Governmental Authority.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company, or that is, or was at the relevant time, a member of the same “controlled group” as the Company pursuant to Section 4001(a)(14) of ERISA.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” means the escrow agreement, dated as of the date hereof, by and among the Purchaser, the Escrow Agent and the Seller Representative.

5

“Escrow Amount” means the sum of the Indemnification Escrow Amount and the Post-Closing Adjustment Escrow Amount.

“Existing Credit Facilities” means, collectively, that certain (a) Loan Agreement, dated March 6, 2013, as amended by that certain First Amendment to Loan Agreement, dated as of October 31, 2014, that certain Second Amendment to Loan Agreement, dated as of April 28, 2017, and that certain Third Amendment to Loan Agreement, dated as of June 26, 2018, in each case, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent; (b) Loan Agreement, dated as of March 23, 2018, as amended by that certain, First Amendment to Loan Agreement, dated as of June 26, 2018, by and among the Company and South State Bank, N.A. (f/k/a CenterState Bank, N.A.), as bank; (c) Credit Agreement, dated June 26, 2018, as amended by that certain First Amendment to Credit Agreement, dated as of May 14, 2019, and that certain Second Amendment to Credit Agreement, dated as of August 17, 2021, in each case, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent; and (d) Construction Loan Agreement, dated March 27, 2015, as amended by that certain First Amendment to Loan Agreement, dated as of December 1, 2015, that certain Second Amendment to Loan Agreement, dated as of March 25, 2016, that certain Third Amendment to Loan Agreement, dated as of May 18, 2016, that certain Fourth Amendment to Loan Agreement, dated as of August 18, 2016, that certain Fifth Amendment to Loan Agreement, dated as of December 20, 2016, that certain Sixth Amendment to Loan Agreement, dated as of April 28, 2017, that certain Seventh Amendment to Loan Agreement, dated as of March 28, 2018, that certain Eighth Amendment to Loan Agreement, dated as of June 26, 2018, that certain Ninth Amendment to Loan Agreement, dated as of July 31, 2018, and that certain Tenth Amendment to Loan Agreement, dated as of August 17, 2018, in each case, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Construction Loan Agreement”).

“Franchise” means any grant by one party to another party of the right to engage in or carry on a business, or to sell or offer to sell any product or service, under or in association with any trademark, which constitutes a “franchise,” as that term is defined under the FTC Rule.

“Franchise and Dealer Relationship Laws” means any Laws governing the relationship of the parties to a franchise or dealer agreement, including in the areas of terminating, failing to renew, and transferring such arrangement or agreement.

“Franchise Sales Laws” shall mean the FTC Rule and any other Laws (including the Laws of any state in the United States or any other country) governing the offer and sale of Franchises, business opportunities, seller-assisted marketing plans or similar arrangements or governing the relationship of the parties to a Franchise arrangement.

“Fraud” means an intentional and willful misrepresentation of a material fact with respect to any representation or warranty contained in Article 3, Article 4 or Article 5 of this Agreement, the Schedules, the Transaction Beneficiary Joinder or any Ancillary Agreement, that constitutes actual common law fraud under the common law of the State of Delaware and specifically excludes any form of constructive fraud or other claims based on constructive knowledge, negligence, recklessness, equitable fraud or similar theories.

6

“FRG” means Franchise Group, Inc. a Delaware corporation.

“FTC Rule” means the Federal Trade Commission trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 C.F.R. Section 436.1 et seq.

“Fundamental Representations” means Sections 3.1 (Organization and Power), 3.2 (Authorization; Execution; Enforceability), 3.3 (Capitalization; No Subsidiaries or Joint Ventures; Indebtedness), 3.4(a)(i)(B), (ii)-(iii) (Absence of Conflicts; Consents and Approvals), 3.18 (Company Affiliated Transactions), 3.25 (Brokerage), 4.1 (Ownership), 4.2 (Organization; Power; Authorization of Transactions), 4.3(a)(ii)-(iii) (Absence of Conflicts; Consents and Approvals) and 4.5 (Brokerage) and the representations and warranties set forth in the Transaction Beneficiary Joinder.

“GAAP” means generally accepted accounting principles in the United States as in effect at the relevant dates thereof.

“Governmental Authority” means any government, governmental agency or other quasi-governmental entity (including any body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, self-regulatory or taxing authority or power of any nature, and any industry association), department, bureau, office, commission, authority, or instrumentality, or court of competent jurisdiction, in each case whether foreign, federal, provincial, state or local.

“Governmental Licenses” means all permits, licenses, franchises, registrations, certificates, approvals, consents, ratifications, waivers, notifications and other authorizations obtained from any Governmental Authority, including those listed on the “Governmental Licenses Schedule.”

“Gulfport Promissory Note” means that certain Promissory Note, dated June 24, 2019, in a principal amount of $300,000, made by R&E Enterprises, LLC, in favor of the Company.

“Hazardous Materials” means any chemicals, materials, wastes or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” or “toxic pollutants,” under, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Law, including petroleum or petroleum by-products, asbestos or asbestos-containing materials or products, greenhouse gases, per- and polyfluoroalkyl substances, polychlorinated biphenyls (PCBs) or materials containing same, lead or lead-based paints or materials, radon, fungus, mold in quantities or concentrations that may adversely affect human health or materially affect the value or utility of the building(s) in which it is present, or other substances that may have an adverse effect on human health or the environment.

7

“Indebtedness” with respect to any Person at any date, means, without duplication, the aggregate amount of (a) any obligations of such Person for any outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including, in the case of Indebtedness of the type described in the following clauses (i) and (ii), any prepayment, early termination, exit or other penalties, fees, premiums, costs, breakage or other amounts payable upon the discharge thereof at or otherwise in connection with the Closing) arising under, any obligations of such Person of (i) indebtedness for borrowed money (including amounts due and owing under existing credit facilities or in connection with the payoff or termination thereof) whether or not evidenced by loan agreements, bonds, debentures, notes or other similar instruments (including any letter of credit, banker’s acceptance or related reimbursement agreement, to the extent drawn, and any notes issued in connection with any acquisition or divesture undertaken by such Person and including any promissory note or other indebtedness owing by such Person) and (ii) other obligations evidenced by any note, bond, debenture or other debt security including, for the avoidance of doubt, the Related Party Notes, (b) guarantees of any indebtedness of the type described in the foregoing clauses (i) or (ii) or guarantees of any obligations of the type described in the other clauses of this definition, (c) any obligations of such Person of the types described in the other clauses of this definition secured by any Lien on any property or asset of such Person, (d) any capitalized lease obligations of such Person and any obligations of such Person relating to any Contract that is required to be classified as a capital lease in accordance with GAAP (but without regard to ASC 842 and the lease accounting standard thereunder), including any breakage costs, prepayment penalties or fees or other similar amounts payable in connection therewith, (e) any obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and, with respect to the Company, included in the calculation of Working Capital), including all “earn-out,” contingent purchase price, deferred purchase price, conditional sale, title retention agreement or similar contingent payment obligations under any Contract, in each case determined based on the maximum amount payable in respect thereof, (f) any obligations of such Person in respect of accrued or declared but unpaid dividends or other distributions, (g) any obligations of such Person under any interest rate, commodity, basis, equity or currency swap transactions, caps, collars, option, exchange, repurchase or other hedging transactions (valued on a market quotation basis), (h) any obligations of such Person for reimbursement of any letters of credit, performance bonds, surety bonds, banker acceptances or similar instruments under which advances or other amounts have been drawn, (i) any obligations of such Person with respect to unfunded or underfunded liabilities pursuant to any pension or nonqualified deferred compensation plan or arrangement (including all amounts payable as a result of, or in connection with, the termination of the Terminated Deferred Compensation Arrangements in accordance with Section 2.3(b)(xiv)), any unpaid severance obligations of such Person with respect to employees, consultants or directors terminated, in the case of the Company, prior to the Closing, and any earned but unpaid compensation (including salary, bonuses, paid time off, 401(k) distributions and matching contributions, profit sharing distributions and other incentive arrangements) for any period prior to the Closing, in each case, together with the employer portion of any withholding, payroll, employment or similar Taxes, if any, associated therewith, (j) any obligations of such Person in respect of any contingent liabilities or other obligations or other longer-term liabilities or obligations under GAAP, (k) any customer deposits or prepayments held by or on behalf of such Person, (l) any deferred revenue of such Person, (m) any obligations of such Person with respect to deferred rent or unpaid rent obligations, or other deferred payment obligations owing to vendors of such Person, (n) any obligations of such Person with respect to “off-balance sheet arrangements” within the meaning of Item 303 of Regulation S-K of the Securities Act of 1933, as amended), (o) Unpaid Pre-Closing Taxes, (p) any obligations relating to or arising out of Rewards Liabilities, (q) any amounts payable, or required to be paid, by the Company to the Development Authority of LaGrange or any Affiliate thereof (the “Authority”) in order for the Company to acquire good and valid legal and beneficial title, free and clear of all Liens (other than Permitted Liens), to the 505 Pegasus Pkwy, LaGrange, GA (the “LaGrange Property”) pursuant to the Lease Agreement between the Authority and the Company, dated as of December 1, 2015, including the exercise of the “purchase option” set forth therein, the Short Form Lease Agreement between the Authority and the Company, dated as of December 1, 2015, the Development Authority of LaGrange Taxable Industrial Development Revenue Bond (W.S. Badcock Corporation Project), Series 2015, issued by the Authority to the Company, dated December 17, 2015, the Bond Purchase Loan Agreement between the Authority and the Company, dated as of December 1, 2015, the Payment in Lieu of Taxes Agreement between the Authority and the Company, dated as of December 1, 2015, and the Memorandum of Understanding between the Authority and the Company, dated as of November 18, 2014, and any other related Contract (collectively, the “LaGrange Bond Documents”), (r) the Split Dollar Life Insurance Amount and the Specified Promissory Note Amount, (s) any liabilities or obligations in respect of claims that are incurred, including claims incurred but not reported, in respect of any group insurance or self-insurance arrangements or programs, and (t) any accrued interest, fees, costs, expenses, penalties and any other amounts related to any of the foregoing. Notwithstanding the foregoing, “Indebtedness” shall not include any (x) except to the extent otherwise provided in clause (m) of this definition, obligations under operating leases that are required to be classified as operating leases in accordance with GAAP (but without regard to ASC 842 and the lease accounting standard thereunder), (y) letters of credit to the extent undrawn (including any that are outstanding under existing credit facilities) or (z) with respect to the Company, amounts to the extent included as Transaction Expenses. Indebtedness shall be calculated in accordance with the Accounting Principles and for purposes of calculating Estimated Indebtedness, Actual Indebtedness and Final Indebtedness, the amount of Indebtedness shall be reduced dollar-for dollar by the amount paid in respect of any Repaid Indebtedness pursuant to Section  2.2(e)(i)).

8

“Indemnification Escrow Amount” means cash in the amount of $2,750,000.

“Indemnification Escrow Fund” means the Indemnification Escrow Amount deposited into escrow pursuant to the Escrow Agreement.

“International Trade Laws” means applicable Laws governing import and export controls and economic sanctions, including, but not limited to, the Export Controls Act of 2018, the Export Administration Regulations, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the United States Trading with the Enemy Act, the United States Customs Laws, the Laws and executive orders implemented by the Office of Foreign Assets Controls, United States Department of the Treasury, and applicable Laws governing imports and customs, including the U.S. customs regulations at 19 C.F.R. Chapter 1, and any regulations or Law or Order issued thereunder.

“Inventory” means all raw materials, works in process, by-products, finished goods and production, packaging and other materials and supplies of the Company, including any such items consigned to others.

“Knowledge” means (i) in the case of the Purchaser, the actual knowledge of Brian Kahn, Andrew Laurence, Andrew Kaminsky and Eric Seeton, in each case, after reasonable due inquiry of such individual’s direct reports with responsibility for the matter at hand, (ii) in the case of the Company, the actual knowledge of William K. Pou, Jr., Robert Burnette, Mitchell Stiles, Phillip Bayt, Clara Arrington, Shannon Collins, Charles Bowden and Keith Staddon, in each case, after reasonable due inquiry of such individual’s direct reports with responsibility for the matter at hand, (iii) in the case of an individual, the actual knowledge of such individual or the applicable custodian or guardian, as applicable, after reasonable due inquiry, and (iv) in the case of any other Person that is not the Purchaser, the Company or an individual, the actual knowledge of the chief executive officer, president and chief financial officer (or persons serving in similar capacities), or each trustee or custodian of such Person, in each case, after reasonable due inquiry of such individual’s direct reports with responsibility for the matter at hand.

9

“Law” means any domestic or foreign, federal, state, provincial or local statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, ruling, determination, act, authorization, directive, determination, other requirement, binding action or rule of law of any Governmental Authority (including any COVID-19 Law and any laws, rules, regulations, statutes, ordinances or directives, relating to consumer protection, consumer financing, advertising and marketing) and, in each case, any amendment, supplement, restatement or modification thereto. For the avoidance of doubt and without limitation, the term “Law” includes all applicable consumer protection laws including, but not limited to, Section 5 of the Federal Trade Commission Act and its implementing regulations, 12 U.S. Code § 5531 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Truth in Lending Act and Regulation Z, the Truth in Leasing Act and Regulation M, the Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act and Regulation V, the Gramm-Leach-Bliley Act and Regulation P, the Telephone Consumer Protection Act, and state laws concerning usury, lending, lease-to-own, and unfair and deceptive acts or practices.

“Leased Real Property” means all of the right, title and interest of the Company under all Real Property Leases.

“Liability” means any liability, obligation, indebtedness or claim (whether known, unknown, asserted unasserted, absolute, contingent, direct, indirect, accrued, unaccrued, liquidated, unliquidated, due, to become due, or otherwise).

“Liens” means any mortgage, deed of trust, pledge, security interest or any nature, encumbrance, lien, claim, restriction, option, easement, right of first refusal, right of first offer, preferential purchase rights, preemptive rights, restrictions, options, or conditional sales contracts, servitude or adverse interest or charge.

“Look-Back Period” means the three-year period prior the date hereof.

“Losses” means any and all losses, damages, liabilities, deficiencies, interest, judgments, costs, Taxes, expenses, awards, fines, assessments, obligations, sanctions, payments, charges and penalties, in each case, of whatever kind, together with all interest thereon (including court costs, costs of defense, reasonable attorneys’ fees and other reasonable costs and expenses incurred in connection with or relating to enforcing, compromising or settling any Action), and for the avoidance of doubt, including any of the foregoing (including expenses of litigation) incurred with respect to seeking or pursuing any right to indemnification hereunder or seeking or pursuing coverage under any insurance policy the cost of pursuing any insurance providers, and including any exemplary or punitive damages.

10

“Material Adverse Effect” means any event, circumstance, change, occurrence, condition, fact, state of facts, development or effect (collectively, “Events”) that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material and adverse effect upon the business, assets, properties, liabilities, condition (financial or otherwise), operating results of the Company, or (b) prevents or materially delays, or would reasonably be expected to prevent or materially delay, the consummation of the transactions contemplated hereby by the Company or any of the Sellers.

“Multiemployer Plan” means each Employee Plan that is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement in the form of a letter agreement dated on or about August 25, 2021, from Mann, Armistead & Epperson, Ltd., as agent for the Company, and agreed to and accepted by FRG, an affiliate of and agent for the Purchaser on or about August 25, 2021, as amended, restated or modified from time to time.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, decision, ruling or award promulgated or entered by or with, or any settlement or other agreement under the jurisdiction of, any Governmental Authority.

“Owned IP” means all Proprietary Rights owned (or purported to be owned) by the Company.

“Permitted Liens” means (i) mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’ and warehousemens’ Liens arising or incurred in the ordinary course of business and for amounts which are not yet due and payable or are being contested in good faith and for which adequate reserves have been established on the Stub Period Balance Sheet and that are not, individually or in the aggregate, material, (ii) easements, covenants, conditions, rights-of-way, restrictions and other similar charges and encumbrances of record not interfering materially with the conduct of the Business in the ordinary course of business or detracting materially from or interfering materially with the use, occupancy, value or marketability of title of the assets subject thereto, (iii) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith and for which adequate reserves have been established on the Stub Period Balance Sheet and that are not, individually or in the aggregate, material, (iv) Liens identified on current title searches or preliminary title reports or other documents or writings included in the public records, each to the extent delivered to the Purchaser, (v) other Liens on Leased Real Property in favor of the landlord of such Leased Real Property arising in the ordinary course of business and not incurred in connection with the borrowing of money, to the extent the same does not affect tenant’s use and occupancy of the Leased Real Property, (vi) Liens granted to any lender at the Closing to the extent such Liens were granted in connection with any financing by the Purchaser of the transactions contemplated hereby, (vii) any right, interest or Lien of a licensor, sublicensor, licensee, or sublicenses, under any non-exclusive license, sublicense or similar agreement granted in the ordinary course of business and which do not, individually or in the aggregate, materially interfere with the conduct of the Business, in any material respect, or detract from or interfere with the use, occupancy, value or marketability of title of the assets subject thereto, in each case, in any material respect, and (viii) any other Liens set forth on the “Permitted Liens Schedule.”

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“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, agency or other entity or Governmental Authority.

“Personal Data” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, and when referring to a Data Protection Requirement, has the same meaning as the similar or equivalent term defined thereunder.

“Post-Closing Adjustment Escrow Amount” means cash in the amount of $10,000,000.

“Post-Closing Adjustment Escrow Fund” means the Post Closing Adjustment Escrow Amount deposited into escrow pursuant to the Escrow Agreement.

“PPP” means the Paycheck Protection Program as described in the CARES Act and modified by the Small Business Administration and Department of Treasury guidance documents and FAQs, subsequent interim final rules, and the Paycheck Protection Program Flexibility Act of 2020.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion ending on and including the Closing Date of any Straddle Period.

“Pre-Closing Taxes” means any Liability for Taxes of the Company (or that the Company is liable for) for any Pre-Closing Tax Period and any Taxes resulting from the transactions contemplated by this Agreement and the Ancillary Agreements.

“Proprietary Rights” means all intellectual property or industrial property rights, and all other proprietary and other rights, existing anywhere in the world including all rights in, to, or under: (i) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon, (ii) trademarks, service marks, trade names, service names, brand names, corporate names, certification marks, trade dress, logos, internet domain names, and other indications of source or origin, together with all goodwill associated therewith (collectively, “Trademarks”), (iii) copyrights, works of authorship, content, compilations, design rights, mask works, and all derivative works, moral rights, renewals, extensions, reversions associated with such copyrights or works of authorship, (iv) all information, inventions (whether or not patentable), improvements, trade secrets, proprietary information, knowledge, practices, techniques, methods, procedures, processes, protocols, algorithms, formulae, models, results, data, designs, drawings, specifications, materials, customer lists, supplier lists, and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products and any registrations of any of the foregoing or applications therefor (collectively, “Trade Secrets”), (v) Software, techniques, ideas, inventions, research and development, specifications, apparatus, tools, and other similar materials and technology, (vi) rights of privacy, publicity and in social media, (vii) any other intellectual property or proprietary rights of any kind, nature or description, (viii) any tangible embodiments of the foregoing (in whatever form or medium), and (ix) all registrations, issuances and applications for any of the foregoing.

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“Pro Rata Share” means, with respect to any Seller, such Person’s ownership interest in the Company as of immediately prior to the Closing, determined by dividing (a) the number of Shares (including both voting and nonvoting Shares) owned of record by such Seller as of immediately prior to the Closing, by (b) the total number of Shares (including both voting and nonvoting Shares) owned of record by all Sellers. The Pro Rata Share of each Seller is set forth on the “Pro Rata Share Schedule”.

“Purchase Price” means (i) $581,402,834, plus (ii) the aggregate amount of all Cash held by the Company as of immediately prior to the Closing (after taking into account any Cash used to pay any Repaid Indebtedness pursuant to Section  2.2(e)(i)), minus (iii) the aggregate amount of all Transaction Expenses outstanding as of immediately prior to the Closing, minus (iv) the aggregate amount of all Indebtedness of the Company outstanding as of immediately prior to the Closing (after taking into account the payment of any Repaid Indebtedness pursuant to Section  2.2(e)(i)), minus (v) the amount, if any, by which Working Capital as of immediately prior to the Closing, is less than Target Working Capital, but only if such difference exceeds the Collar Amount (a “Downward Closing Working Capital Adjustment”), and plus (vi) the amount, if any, by which Working Capital as of immediately prior to the Closing, is greater than Target Working Capital, but only if such difference exceeds the Collar Amount (an “Upward Closing Working Capital Adjustment”).

“Purchaser Representatives” means, with respect to the Purchaser, its Affiliates and any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, financing sources and other advisors, representatives and agents of the Purchaser and its Affiliates.

“R&W Insurance Policy” means the buyer-side representations and warranties insurance policy obtained by the Purchaser (or an Affiliate thereof) attached hereto as Exhibit A.

“Real Property Lease” means all Contracts, including all guarantees relating thereto, pursuant to which the Company holds a leasehold or sub-leasehold estate in, or is granted the right to use or occupy, any land, buildings, improvements, or other interest in real property as of the date hereof.

“Related Party Notes” means, collectively, (a) that certain Subordinated Promissory Note, dated April 28, 2017 in a principal amount of $4,250,802.56, made by the Company in favor of Richard B. Comiter, as trustee of the James C. Baber, III Revocable Trust U/A/D January 24, 2017, as amended (including each of the separates trusts established pursuant to Section 5.2(a) of such trust), (b) that certain Subordinated Promissory Note, dated April 28, 2017, in a principal amount of $937,595.45, made by the Company in favor of John Baber, (c) that certain Subordinated Promissory Note, dated April 28, 2017, in a principal amount of $4,250,427.77, made by the Company in favor of Janet Baber Parasmo 2010 Irrevocable Trust dated 12/21/10, (d) that certain Subordinated Promissory Note, dated April 28, 2017, in a principal amount of $2,013,888.45, made by the Company in favor of James C. Baber Revocable Trust, (e) that certain Subordinated Promissory Note, dated April 28, 2017, in a principal amount of $4,250,802.56, made by the Company in favor of Sharon B. Turner 2010 Irrevocable Trust dated 12/21/10, (f) that certain Subordinated Promissory Note, dated April 28, 2017, in a principal amount of $2,792,923.48, made by the Company in favor of Janet Baber Parasmo, (g) that certain Subordinated Promissory Note, dated April 28, 2017, in a principal amount of $4,250,247.77, made by the Company in favor of John Baber 2010 Irrevocable Trust dated 12/21/2010, (h) that certain Subordinated Promissory Note, dated April 28, 2017, in a principal amount of $949,800.83, made by the Company in favor of Richard B. Comiter, as Personal Representative of the Estate of James C. Baber, III, (i) that certain Subordinated Promissory Note, dated April 28, 2017, in a principal amount of $1,441,344.96, made by the Company in favor of Sharon B. Turner, and (j) any other promissory note or other similar instrument issued by the Company to any Related Person of the individuals described in clauses (a) through (i) of this definition.

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“Related Person” means (a) any Affiliate of the Company, (b) any individual related by blood, marriage, domestic partnership (or equivalent) or adoption to any Seller or any equity holder or beneficiary of any Seller, (c) any Person in which any Seller, any equity holder or beneficiary of any Seller, any Affiliate of any of the foregoing or the spouse or domestic partner (or equivalent), or relative by blood, marriage, domestic partnership (or equivalent) or adoption, of the foregoing, directly or indirectly holds five percent (5%) or more of the Equity Interests in such Person, (d) if a Seller is a trust or similar estate planning vehicle or entity, then any beneficiary or custodian of such Seller, (e) any trust for the benefit of (i) any Seller or any equity holder or beneficiary of a Seller, (ii) the spouse or domestic partner (or equivalent) of any Seller or any equity holder or beneficiary of a Seller or (iii) any individual related by blood, marriage, domestic partnership (or equivalent) or adoption to any Seller or any equity holder or beneficiary of a Seller, (f) any Affiliate of any of the foregoing Persons, (g) any Person who serves as a director, officer, partner, executor, or trustee of any of the foregoing Persons (or in a similar capacity), or (h) any Person with respect to which any of the foregoing Persons serves as a general partner or a trustee (or in a similar capacity).

“Release” means any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, placing, disposal, dispersal, leaching or migration into the environment (including ambient air, vapor, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the ambient air, vapor, surface water, groundwater, surface or subsurface strata or property.

“Restricted Cash” means any cash or cash equivalents that (i) are subject to restrictions or limitations on use, distribution, or repatriation or otherwise restricted for a particular use, purpose or event and not available for general corporate use, including escrows (except for such cash as would be released from such restrictions upon repayment of the Repaid Indebtedness), (ii) would trigger Taxes on use, distribution, or repatriation, or (iii) are held in respect of securing rent or lease payments, held in respect of customer deposits, prepayments, letters or credit or surety bonds, or otherwise held as collateral or security in respect of any Liabilities of any Person, calculated in accordance with the Accounting Principles (except for such cash as would be released from such restrictions upon repayment of the Repaid Indebtedness).

“Rewards Liabilities” means all Liabilities of the Company for points or rewards that have accrued under any stored value or prepaid physical or virtual card (including single use set amounts cards, if any) which when activated can be used or redeemed to purchase or discount any goods or services from the Company or any of its Affiliates.

“Seller Representative Expense Amount” means cash in the amount of $1,000,000.

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“Seller Representative Expense Fund” means the Seller Representative Expense Amount delivered to the Seller Representative by the Purchaser, and which will be held in an account designated by the Seller Representative to cover and reimburse the fees and expenses incurred by the Seller Representative for his obligations in connection with this Agreement and the transactions contemplated herein, and released to the Sellers in accordance with Section 9.1(d).

“Software” means all (i) computer software, whether in object code or source code; (ii) data, databases, compilers, higher level or “proprietary” languages, data files, application programming interfaces, and compilations, including metadata, whether machine readable or otherwise; (iii) algorithms, tool sets, user interfaces, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation related to any of the foregoing and all know-how related thereto, including web sites, HTML code, and firmware and other software embedded in hardware devices, developed or currently being developed, in each case, including all copyrights therefor.

“Specified Promissory Note” means that certain Promissory Note with a principal amount of $30,000.00 from Mitchell P. Stiles, Jr. issued to the Company, dated May 29, 2008.

“Specified Promissory Note Amount” means the aggregate amount of all principal, interest, fees, expenses, penalties and other amounts outstanding as of immediately prior to the Closing under the Specified Promissory Note.

“Specified Promissory Note Seller” means Mitchell P. Stiles, Jr.

“Split Dollar Life Insurance Agreements” means, collectively, the Contracts entered into between the Company, on the one hand, and each Split Dollar Life Insurance Seller, on the other hand, relating to the Company’s and such Split Dollar Life Insurance Seller’s arrangement to share in the costs and benefits of one or more life insurance policy(ies) insuring the life of such Split Dollar Life Insurance Seller.

“Split Dollar Life Insurance Amount” means, without duplication, the aggregate amount of (i) all premiums, taxes, costs and expenses incurred or paid by the Company as of immediately prior to the Closing under or in respect of the Split Dollar Life Insurance Agreements, plus (ii) all amounts, including principal and interest, that are outstanding under the Split Dollar Life Insurance Promissory Notes as of immediately prior to the Closing. To avoid double counting, to the extent any amounts described in clause (i) of this definition are actually paid by the Company prior to the Closing and such amounts are payable by the applicable obligor under the applicable Split Dollar Life Insurance Promissory Note as described in clause (ii) of this definition, then such amounts payable by such obligor will not be counted as a Split Dollar Life Insurance Amount to the extent actually paid by the Company prior to the Closing.

“Split Dollar Life Insurance Promissory Notes” means the promissory notes issued by the Split Dollar Life Insurance Sellers in favor of the Company and set forth on the “Split Dollar Life Insurance Schedule.”

“Split Dollar Life Insurance Sellers” means each of the individuals set forth on “Split Dollar Life Insurance Schedule.”

15

“Stock Restriction Agreement” means that certain Amended and Restated Stock Restriction Agreement, dated November 15, 1999, by and among the Company and the Sellers, as amended by a First Amendment, dated July 15, 2010, and by a Consent to Stock Redemption, Ratification of Consent to Stock Transfers and Second Amendment to Amended and Restated Stock Restriction Agreement, dated April 27, 2017.

“Store” means any retail location operated by the Company as of immediately prior to the Closing, which, for the avoidance of doubt, excludes retail locations operated by Dealers.

“Store Cash” means all cash and cash equivalents (including all petty cash) located at the Stores.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Target Working Capital” means $554,276,909.

“Tax” means any foreign, federal, state or local charges, fees, imposts, levies or other assessments, including all income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, real property, personal property, escheat, unclaimed property, capital stock, social security, unemployment, disability, payroll, license, or employee or other withholding tax, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information and including any amendment thereof) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws relating to any Tax.

“Transaction Beneficiary” means, with respect to each Trust Seller, the primary adult beneficiary of such Trust Seller.

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“Transaction Expenses” means, collectively, the aggregate amount of the unpaid fees, costs, commissions or expenses that have been incurred on or prior to the Closing Date in connection with or in anticipation of the preparation, negotiation and execution of this Agreement, the Ancillary Agreements or the consummation or performance of any of the transactions contemplated hereby or thereby that are payable, incurred by, billed to or otherwise reimbursable by the Company, including (i) the fees and expenses of Trenam Law and all broker, investment banker or financial advisor, any legal, accounting and consulting fees and expenses, (ii) all transaction, success, exit, monitoring, management, consulting fees or similar fees or payments, or any related costs or expenses, payable to any direct or indirect equity holder of the Company or any Affiliate of such equity holder as a result of, or in connection with, this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, (iii) all stay, retention, sale, transaction, change of control, severance or similar payments (including pursuant to all severance and retention agreements between the Company and any of its employees) made or required to be made to any current or former director, officer, employee, contractor, consultant or agent by the Company as of or after the Closing Date as a result of, or in connection with, this Agreement and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and in each case plus the employer portion of all withholding, payroll, employment or similar Taxes attributable thereto, (iv) the amounts set forth on the “Transaction Expenses Schedule”, (v) the D&O Tail Policy premiums, fees, costs, Taxes and expenses, and (vi) 50% of all premiums, fees, costs, Taxes and expenses incurred by the Purchaser in connection with obtaining the R&W Insurance Policy, which premiums, fees, costs Taxes and expenses shall not exceed $3,063,206, in the aggregate.

“Trust Seller” means each Seller that is not a natural person.

“Unpaid Pre-Closing Taxes” means an amount equal to the sum of, without duplication (a) the amount of all unpaid Taxes (whether or not due or payable) of the Company (or that the Company is liable for) attributable to any Pre-Closing Tax Period, which shall not be an amount less than zero and shall not account for any Tax attributes, (b) any Taxes resulting from the transactions contemplated by this Agreement (including any Transfer Taxes), (c) the amount of Tax Liabilities associated with deferred revenue or other deferred amounts, including any Taxes deferred pursuant to any COVID-19 Law or otherwise existing as of immediately prior to the Closing, (d) any Taxes (for any taxable period) resulting from any change in method of accounting on or prior to the Closing Date, including any Taxes described in item (o) of the “Taxes Schedule” and any accounting method changes relating to credit card fees, (e) any sales, use, and insurance premium Taxes attributable to any Pre-Closing Tax Period, (f) any Tax liability associated with officer compensation or payments to shareholders of the Company attributable to any Pre-Closing Tax Period and (g) any Liability in respect of escheat or unclaimed or abandoned property.

“Working Capital” means an amount equal to (a) the current assets of the Company as of immediately prior to the Closing (excluding Cash, but including Store Cash, and excluding all tax assets), minus (b) the current liabilities of the Company as of immediately prior to the Closing, in each case calculated in accordance with the Accounting Principles; provided, however, that, for the avoidance of doubt and, for the purpose of avoiding double counting, items included in the calculation of Working Capital shall not include any items included in the calculation of Transaction Expenses or Indebtedness hereunder. The calculation of Working Capital shall be presented on a consistent basis with the illustrative calculation of Working Capital as of November 21, 2021 set forth on the “Working Capital Schedule”; provided, that in the event of any conflict between such illustrative calculation and the Accounting Principles, the Accounting Principles will govern.

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1.2            Cross References. Each of the following terms shall have the meaning specified in the Section of this Agreement set forth opposite such term:

Term	Section

1933 Act	2.1
409(A) Arrangements	2.3(xiv)
Accounting Arbitrator	2.4(c)(ii)
Actual Cash	2.4(b)
Actual Indebtedness	2.4(b)
Actual Transaction Expenses	2.4(b)
Actual Working Capital	2.4(b)
Adjusted Purchase Price	2.4(d)(i)
Agreement	Preamble
Allocation Schedule	(b), 2.2(a)
Anti-Corruption Laws	3.5(g)
Approved Landlord Lien	3.7(b)
Authority	1.1
Bank Accounts Schedule	3.24
Benefits and Recoveries	7.4(b)
Capitalization Schedule	4.1, 3.3
Class A Common Stock	Recitals
Class B Common Stock	Recitals
Closing	2.3(a)
Closing Date	2.3(a)
Closing Payment Amount	2.2(b)
Company	Preamble
Company Affiliated Transactions	3.18
Company Affiliated Transactions Schedule	3.18
Company Brokerage Schedule	3.25
Company Names	6.3
Compliance Schedule	3.13
Contracts Schedule	3.9(b), 3.9(a)
Contributor	3.10(g)
COVID-19 Matters Schedule	3.22(a)
D&O Indemnification Agreement Schedule	1.1
D&O Indemnitees	8.4(a)
D&O Tail Policy	2.3(b)(viii)
Data Protection Requirements	3.23(a)
Dealer Schedule	3.27(a) 3.27(h), 3.27(a)(g), 3.27(a)
Deductible	7.4(a)
Deferred Compensation Plan Termination Date	2.3(xiv)
Delinquent Accounts Receivable Schedule	3.5(d)
Developments Schedule	3.6
Disclosed Liabilities Schedule	3.5(c)
Dispute Notice	2.4(c)(i)
Downward Closing Working Capital Adjustment	1.1

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Employee Benefits Schedule	3.15(j), 3.15(h), 3.15(f), 3.15(b), 3.15(a), 3.6(d)(viii)
Employee Plan	3.15(a)
Employee Welfare Plans	3.15(a)
Entity Organization Schedule	3.1
Environmental Matters Schedule	3.17
Estimated Cash	2.4(a)
Estimated Closing Statement	2.4(a)
Estimated Indebtedness	2.4(a)
Estimated Transaction Expenses	2.4(a)
Estimated Working Capital	2.4(a)
Events	1.1
FCPA	3.5(g)
Final Cash	2.4(c)(iii), 2.4(c)(ii), 2.4(c)(i)
Final Indebtedness	2.4(c)(iii), 2.4(c)(ii), 2.4(c)(i)
Final Transaction Expenses	2.4(c)(iii), 2.4(c)(ii), 2.4(c)(i)
Final Working Capital	2.4(c)(iii), 2.4(c)(ii), 2.4(c)(i)
Financial Statements	3.5(a)
Financial Statements Schedule	3.5(a), 3.5(a)
Funds Flow	2.4(a)
General Enforceability Exceptions	3.2
Governmental Licenses Schedule	3.11, 1.1
Indebtedness Schedule	3.3, 2.3(xiv)
Indemnified Party	7.4(c)
Indemnifying Party	7.4(c)
Insurance Schedule	3.26
Interim Financial Statements	3.5(a)
IP Agreements	3.10(b)
Key Business Relationships Schedule	3.20(b), 3.20(a)
Key Dealer	3.20(a)
Key Vendor	3.20(a)
Labor and Employment Schedule	3.15(a) 3.14(d)
LaGrange Bond Documents	1.1
LaGrange Property	1.1
LaGrange Transaction	3.28
LaGrange Transaction Documents	3.28
LaGrange Transaction Documents Schedule	3.28
Leased Real Property Schedule	3.7(c), 3.7(b)
Licensed IP	3.10(b)
Litigation Schedule	3.12
Majority Holders	9.1(c)
Material Contracts	3.9(a)
Material Governmental Licenses	3.11
Material Restrictions Schedule	3.4(b), 3.4(a)
Modified Financing Practices Schedule	3.6(vi)
Other Plans	3.15(a)
Owned Real Property	3.7(a)

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Owned Real Property Schedule	3.7(c), 3.7(a)
Ownership Schedule	4.1
Permitted Company Affiliate Agreements Schedule	8.4(e), 2.3(b)(v)
Permitted Liens Schedule	1.1
Pro Rata Share Schedule	1.1
Product Warranty and Product Liability Schedule	3.21(b)
Proprietary Rights Schedule	3.10(e)
Proprietary Rights Schedule	3.10(c), 3.10(a)
Proprietary Rights Schedule	3.10(b)
Proprietary Software	3.10(a)
Purchased Shares	2.1
Purchaser	Preamble
Purchaser Brokerage Schedule	5.6
Purchaser Released Claims	8.4(f)
Purchaser Releasing Person	8.4(f)
RCA Seller Schedule	2.3(b)(xii)
Real Property	3.7(a)
Rebates Schedule	3.20(c)
Registered Proprietary Rights	3.10(a)
Released Claim	8.4(e)
Repaid Indebtedness	2.2(e)
Repaid Indebtedness Schedule	2.2(e)
Representative Losses	9.1(d)
Restrictive Covenant Agreements	2.3(b)(xii)
Schedule	8.5
Schedule of Rewards Liabilities	3.5(h)
Scheduled Insurance Policies	3.26
Schedules	8.5
Seller	Preamble
Seller Brokerage Schedule	4.5
Seller Released Parties	8.4(f)
Seller Representative	Preamble
Sellers	Preamble
Shares	Recitals
Solvent	5.9
Specified Employee Schedule	2.3(xv)
Split Dollar Life Insurance Schedule	1,1, 1.1
Stub Period Balance Sheet	3.5(a)
Tangible Property Schedule	3.8
Taxes Schedule	3.16, 1.1
Terminated Deferred Compensation Arrangements	2.3(xiv)
Third Party Claim	7.4(c)
Trade Secrets	1.1
Trademarks	1.1
Transaction Beneficiary Joinder	Preamble
Transfer Taxes	8.3

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Trenam Law	9.11(a)
Upward Closing Working Capital Adjustment	1.1
Working Capital Schedule	1.1

Article 2
PURCHASE AND SALE OF PURCHASED SHARES

2.1            Purchase and Sale of Purchased Shares. Upon the terms and conditions set forth herein and on the basis of the representations, warranties, covenants and agreements contained herein, the Sellers hereby sell, transfer, assign, deliver and convey to the Purchaser, and the Purchaser hereby purchases from the Sellers, all of the Shares (the “Purchased Shares”), free and clear of all Liens (other than any transfer restrictions under the Securities Act of 1933, as amended (the “1933 Act”), and state securities Laws).

2.2            Purchase Price for Purchased Shares.

(a)                  The aggregate purchase price to be paid by the Purchaser to the Sellers for the Purchased Shares shall be an amount equal to (i) the Purchase Price, as adjusted pursuant to Section 2.4 below, less (ii) any amounts paid to any Indemnified Party from the Indemnification Escrow Fund pursuant to this Agreement. The Purchase Price (as may be adjusted pursuant to clauses (i) through (ii) of the immediately preceding sentence) shall be allocated among the Sellers as set forth on the “Allocation Schedule”.

(b)                  At the Closing, the Purchaser shall pay, or cause to be paid, an amount equal to (such amount, the “Closing Payment Amount”) (i) the Purchase Price (as adjusted pursuant to Section 2.4(a)) less (ii) (A) the Escrow Amount, and (B) the Seller Representative Expense Amount, to the Seller Representative (for the benefit of the Sellers) by wire transfer of immediately available funds to an account designated by the Seller Representative to the Purchaser in the Estimated Closing Statement for subsequent disbursement by the Seller Representative among the Sellers as set forth on the “Allocation Schedule”. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Sellers shall be deemed to have received the Seller Representative Expense Amount at the Closing as part of the Closing Payment Amount and immediately thereupon contributed the Seller Representative Expense Amount to the Seller Representative. For income tax purposes, the Seller Representative Expense Amount shall be treated as having been received and voluntarily set aside by the Sellers at the time of the Closing. Notwithstanding anything to the contrary herein, for purposes of allocating the payment of the Closing Payment Amount among the Sellers, the portion of the Closing Payment Amount that is payable to any Split Dollar Life Insurance Seller and the Specified Promissory Note Seller shall be reduced by the portion of the Split Dollar Life Insurance Amount attributable to the Split Dollar Life Insurance Agreement under which such Split Dollar Life Insurance Seller is the insured and the Specified Promissory Note Amount, respectively, and the Funds Flow and the “Allocation Schedule” shall reflect the foregoing, and upon such reduction the Split Dollar Life Insurance Promissory Notes and the Specified Promissory Note, respectively, shall be satisfied in full.

(c)                  At the Closing, the Purchaser shall deposit the Escrow Amount with the Escrow Agent. The Escrow Amount shall be held in trust by the Escrow Agent pursuant to the terms of the Escrow Agreement and shall be released in accordance with the terms of this Agreement and the Escrow Agreement. The Post-Closing Adjustment Escrow Amount will only be available to satisfy any amounts owed by the Sellers to the Purchaser pursuant to Section 2.4, and the Indemnification Escrow Amount will only be available to satisfy any amounts owed by the Sellers to the Purchaser pursuant to Section 7.2, in accordance with the terms of this Agreement and the Escrow Agreement.

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(d)                  At the Closing, the Purchaser shall pay the Seller Representative Expense Amount to the Seller Representative by wire transfer of immediately available funds to an account designated by the Seller Representative in the Estimated Closing Statement, to be held and used in accordance with the provisions hereunder.

(e)                  At the Closing, the Sellers agree that in addition to the payments under clauses (b), (c) and (d) of this Section 2.2, all Indebtedness of the type referred to in clauses (a), (g) and (q), and (t) with respect to each of clauses (a), (g) and (q), of the definition of Indebtedness, including any Indebtedness encumbering any Real Property or the Company’s interest in and to the Real Property Leases (including all such amounts listed on the “Repaid Indebtedness Schedule”) as of immediately prior to the Closing (the “Repaid Indebtedness”), will be fully repaid and that such repayment will be funded (i) through the use or application of the portion of the Cash held by the applicable lender as specified in the Repaid Indebtedness Schedule, on behalf of the Company, to pay a portion of the Repaid Indebtedness owed to such lender as of immediately prior to the Closing and (ii) on behalf of the Company, by or on behalf of the Purchaser (after taking into account any such payments of Repaid Indebtedness described in the immediately preceding clause (i)). The Repaid Indebtedness Schedule will set forth the amounts of Repaid Indebtedness to be paid at the Closing pursuant to clauses (i) and (ii) of the immediately preceding sentence. Such Repaid Indebtedness so funded shall be based on such applicable amounts taken into account in the calculation of Estimated Indebtedness hereunder. In order to facilitate such repayment, the Company has delivered to the Purchaser (A) payoff letters for the Repaid Indebtedness (which reflect the payments described in clause (i) of the first sentence of this Section  2.2(e)) and (B) releases of any mortgage, security agreement, financing statement or other similar agreement that evidences or secures the Repaid Indebtedness, each in form and substance reasonably satisfactory to the Purchaser, and which (1) are effective upon repayment of the Repaid Indebtedness at the Closing, (2) specify the aggregate amount of Indebtedness required to be paid to fully satisfy all principal, interest, fees or other amounts outstanding as of the Closing under the Related Party Notes and the Existing Credit Facilities, (3) provide for the release of all Liens and other security over the properties and assets of the Company that secure all such amounts upon payment of the Repaid Indebtedness, including pursuant to UCC-3 termination statements, intellectual property Lien releases or otherwise and (4) provide for the delivery of any physical collateral of the Company that is in the direct or indirect possession of the holders of the Repaid Indebtedness to the Purchaser or its designee.

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(f)                   At the Closing, the Sellers agree that all of the Transaction Expenses as of immediately prior to the Closing will be fully paid, and that such payment will be funded on behalf of the Company by or on behalf of the Purchaser. Such Transaction Expenses so funded shall be based on the amounts included in the calculation of Estimated Transaction Expenses hereunder. In order to facilitate such payment, the Company has delivered to the Purchaser invoices and payoff letters from lawyers and other service providers in respect of the payment of such Transaction Expenses in form and substance reasonably acceptable to the Purchaser, and which include (i) wire instructions for each such Person, and (ii) the amounts to be paid to each such Person.

2.3            Closing Transactions.

(a)                  Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by conference call and electronic exchange or transmission (including by email, “portable document format” or DocuSign) of counterpart signature pages to this Agreement and the Ancillary Agreements, each of which will be deemed to be an original (provided, that any original documents or signatures required or requested in connection with the Closing will be delivered to the offices of Willkie Farr & Gallagher LLP at 787 Seventh Avenue, New York, NY 10019), at 8:00 a.m. Eastern Time, on the date hereof (the “Closing Date”). Except as otherwise expressly provided herein or in any Ancillary Agreement, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

(b)                  Closing Deliveries by the Company, the Sellers and the Seller Representative. At the Closing, the Company, the Sellers and the Seller Representative shall deliver to the Purchaser:

(i)                 from the Seller Representative, the Escrow Agreement duly executed by the Seller Representative and the Escrow Agent;

(ii)              from each Seller, stock transfer powers in form and substance reasonably satisfactory to the Purchaser duly executed by such Seller in blank to effect the transfer of such Purchased Shares held by such Seller, free and clear of all Liens (other than any transfer restrictions under the 1933 Act and state securities Laws);

(iii)            an executed certificate from an officer of the Company certifying and attaching thereto (A) the Company Articles and the Company Bylaws as in effect at the Closing Date, (B) a certificate of active status with respect to the Company from the Department of State of Florida, dated not more than five Business Days prior to the Closing Date, and (C) an incumbency certificate of the Company;

(iv)             from the Company, written resignations, or other evidence of removal, of all officers and directors of the Company as requested by the Purchaser, in each case in form and substance reasonably satisfactory to the Purchaser and effective as of the Closing;

(v)               from the Company, documentation in form and substance reasonably acceptable to the Purchaser evidencing the termination in full of each Company Affiliated Transaction (other than those on the “Permitted Company Affiliate Agreements Schedule”) without any cost to or other liability to or obligations of the Purchaser or, following the Closing, the Company, or any of their respective Affiliates;

(vi)             from the Company, certified copies of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of all transactions contemplated hereby and thereby;

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(vii)          from each Seller, a validly executed IRS Form W-9 of such Seller;

(viii)        from the Company, evidence that a customary director’s and officer’s “tail” insurance policy, in form and substance reasonably acceptable to the Purchaser with a six-year term, is in full force and effect as of the Closing (the “D&O Tail Policy”);

(ix)             from the Company, duly executed copies of the payoff letters pursuant to Section 2.2(e) and release of any mortgage, security agreement, financing statement or other similar agreement that evidences or secures indebtedness of the Sellers encumbering the Real Property or any Seller’s interest in and to the Real Property Leases;

(x)               from the Company, the invoices and duly executed payoff letters pursuant to Section 2.2(f);

(xi)             customary documentation reasonably requested by the Purchaser’s title company, including owner’s affidavits, affidavits of non-foreign status, gap affidavits and indemnities, a non-imputation affidavit and indemnity, any applicable broker lien waivers, certificates of status or good standing and due authorization and articles of incorporation, and any other customary certificates or instruments reasonably required by such title company in order to remove the standard exceptions (including any exceptions relating to mechanic’s liens) from the Purchaser’s owner’s or lender’s policy(ies) of title insurance;

(xii)          executed copies of restrictive covenant agreements, in form and substance reasonably acceptable to the Purchaser (collectively, the “Restrictive Covenant Agreements”), from each Seller listed on the “RCA Seller Schedule” in favor of the Purchaser and the Purchaser’s Related Persons;

(xiii)        evidence satisfactory to the Purchaser of either (i) a written consent executed by such number of eligible stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all accelerated vesting payments, benefits, options and/or stock provided pursuant to agreements, contracts, Employee Plans or arrangements that might otherwise result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G of the Code, with such stockholder approval or non-approval obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q&A-7 of Section 1.280G-1 of such Treasury Regulations or (ii) that no payments or benefits which could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) shall be paid or payable or provided to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1);

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(xiv)         evidence satisfactory to the Purchaser that the Company has taken or has caused to be taken all actions necessary or appropriate to cause each Employee Plan or other arrangement subject to Section 409A of the Code (the “409A Arrangements”) (including any agreements with individuals and the W.S. Badcock Corporation Nonqualified Deferred Compensation Plan) and each of the “Deferred Compensation Arrangements” set forth on the “Indebtedness Schedule” (collectively, with the 409A Arrangements, the “Terminated Deferred Compensation Arrangements”) to be terminated and liquidated with respect to all participants, effective as of or immediately prior to the Closing (the date of such termination (the “Deferred Compensation Plan Termination Date”); provided, that, all resolutions, notices, participant communications or other documents issued, adopted or executed in connection with the termination of such Terminated Deferred Compensation Arrangements were subject to the Purchaser’s prior review and approval, and, for the avoidance of doubt, all amounts payable in respect of such Terminated Deferred Compensation Arrangements that have not yet been paid as of the Closing Date shall constitute Indebtedness for purposes of this Agreement;

(xv)           evidence satisfactory to the Purchaser that the Company has taken or has caused to be taken all actions necessary or appropriate to terminate the employment of each of the individuals set forth on the “Specified Employee Schedule”, in each case, effective as of a date prior to the Closing;

(xvi)                 from the Company, documentation in form and substance reasonably acceptable to the Purchaser evidencing (A) the transfer of the Company’s obligations to pay any and all premiums, Taxes, costs and expenses under each Split Dollar Life Insurance Agreement after the Closing to the applicable insured under such Split Dollar Life Insurance Agreement and (B) the repayment in full to the Company of all amounts due, payable or owing under the Split Dollar Life Insurance Promissory Notes and the Specified Promissory Note; and

(xvii)      from the Company, (A) duly executed copies of (1) that certain Termination of Bond Documents between the Company and the Authority, (2) that certain Limited Warranty Deed from the Authority to the Company, and (3) that certain Bill of Sale from the Authority to the Company, each in form and substance reasonably acceptable to the Purchaser, evidencing the termination of the LaGrange Bond Documents in order for the Company to acquire good and valid legal and beneficial title, free and clear of all Liens (other than Permitted Liens) to the LaGrange Property, and (B) (1) that certain UCC-3 termination statement terminating Bk. 01813 Pg. 0232-0236, filed in Troup County, Georgia Real Estate Records and (2) that certain UCC-3 termination statement terminating file number 1412015002586, filed in the Georgia Central UCC Index, and any other instrument necessary to terminate the Liens granted by the Company to the Authority.

(c)                  Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall:

(i)                 deliver to the Seller Representative the Escrow Agreement duly executed by the Purchaser and the Escrow Agent;

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(ii)              deliver to the Seller Representative a final copy of the R&W Insurance Policy; and

(iii)            deliver to the Seller Representative certified copies of the resolutions duly adopted by the sole member of the Purchaser authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of all transactions contemplated hereby and thereby.

2.4            Estimated Closing Statement; Post-Closing Adjustment.

(a)                  Determination of Closing Adjustment. The Company has provided the Purchaser with a written statement attached hereto as Exhibit B (the “Estimated Closing Statement”) setting forth (i) its good faith estimate of (A) Working Capital as of immediately prior to the Closing (“Estimated Working Capital”), (B) the aggregate amount of all Cash of the Company as of immediately prior to the Closing (“Estimated Cash”), (C) the aggregate amount of all Indebtedness of the Company as of immediately prior to the Closing (“Estimated Indebtedness”), and (D) the aggregate amount of all Transaction Expenses as of immediately prior to the Closing (“Estimated Transaction Expenses”), (ii) a funds flow spreadsheet (the “Funds Flow”) setting forth (A) each Seller’s allocation of the Closing Payment Amount based on such Seller’s Pro Rata Share (as adjusted pursuant to the last sentence of Section 2.2(b)), and (B) true, complete and correct account and wire information for the Seller Representative and for each (1) third-party lender with respect to whom payment will be made pursuant to Section 2.2(e), and (2) service provider with respect to whom payment will be made pursuant to Section 2.2(f), in each case of the foregoing clauses (i) and (ii), reasonably detailed supporting documentation and information. The parties agree that the Purchaser will be entitled to rely fully on the Funds Flow and, upon transfer of such funds pursuant to the Funds Flow, the Purchaser will have no further Liability for the payment of any portion thereof from and after the Closing.

(b)                  Determination of Post-Closing Adjustment. No later than ninety (90) days following the Closing Date, the Purchaser shall deliver to the Seller Representative a written statement setting forth its good faith calculation of (i) the actual Working Capital as of immediately prior to the Closing (“Actual Working Capital”), (ii) the actual aggregate amount of all Cash of the Company as of immediately prior to the Closing (“Actual Cash”), (iii) the actual aggregate amount of all Indebtedness of the Company as of immediately prior to the Closing (“Actual Indebtedness”), and (iv) the actual aggregate amount of the Transaction Expenses as of immediately prior to the Closing (“Actual Transaction Expenses”), together with reasonably detailed supporting documentation and information.

(c)                  Disputed Final Adjustment.

(i)                 No later than forty-five (45) days following the delivery by the Purchaser of the calculation of Actual Working Capital, Actual Cash, Actual Indebtedness and Actual Transaction Expenses, the Seller Representative shall notify the Purchaser in writing whether he accepts or disputes the accuracy of the calculation of Actual Working Capital, Actual Cash, Actual Indebtedness and Actual Transaction Expenses. During such forty-five (45) day period, the Seller Representative and his agents shall be provided with reasonable access during regular business hours, without undue interruption to the Company or the Business and upon advance written request (subject to Seller Representative and such agents entering into any access letters required by accountants), to the financial books and records of the Purchaser and the Company as well as any relevant work papers and such employees, agents, representatives and advisors of the Company involved in such calculations as the Seller Representative may reasonably request to the extent that, such work papers, books and records and employees, agents, representatives and advisors are necessary for the Seller Representative and his agents to confirm the calculations of Actual Working Capital, Actual Cash, Actual Indebtedness and Actual Transaction Expenses prepared by the Purchaser. If the Seller Representative accepts the calculation of Actual Working Capital, Actual Cash, Actual Indebtedness and Actual Transaction Expenses determined pursuant to Section 2.4(b), or if the Seller Representative does not, within such forty-five (45) day period, deliver to the Purchaser a written notice of any dispute with respect thereto (a “Dispute Notice”), then the calculation of Actual Working Capital determined pursuant to Section 2.4(b) shall be the “Final Working Capital” the calculation of Actual Cash determined pursuant to Section 2.4(b) shall be the “Final Cash,” the calculation of Actual Indebtedness determined pursuant to Section 2.4(b) shall be the “Final Indebtedness,” the calculation of Transaction Expenses determined pursuant to Section 2.4(b) shall be the “Final Transaction Expenses” and such items shall in each case be deemed final and conclusive and binding upon all parties in all respects.

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(ii)              If the Seller Representative disputes the accuracy of the calculation of Actual Working Capital, Actual Cash, Actual Indebtedness or Actual Transaction Expenses, the Seller Representative shall deliver to the Purchaser a Dispute Notice no later than forty-five (45) days following the delivery by the Purchaser to the Seller Representative of the calculation of Actual Working Capital, Actual Cash, Actual Indebtedness and Actual Transaction Expenses, setting forth in reasonable detail (together with reasonable supporting documentation and information) those items that the Seller Representative disputes. During the thirty (30) day period following delivery of a Dispute Notice, the Purchaser and the Seller Representative shall negotiate in good faith and use commercially reasonable efforts to resolve their disagreements over any such disputed items set forth in such Dispute Notice. During such thirty (30) day period and until the final determination of Actual Working Capital, Actual Cash, Actual Indebtedness or Actual Transaction Expenses in accordance with this Section 2.4(c)(ii) or Section 2.4(c)(iii), as the case may be (as so determined, or as determined pursuant to Section 2.4(c)(i) above, “Final Working Capital,” “Final Cash,” “Final Indebtedness” and “Final Transaction Expenses,” respectively), the Purchaser and the Purchaser Representatives, on the one hand, and Seller Representative and his agents, on the other hand, shall reasonably cooperate with each other and shall be provided copies of the relevant portion of their respective books and records and work papers used, in the case of the Purchaser and the Purchaser Representatives, in the calculation of Actual Working Capital, Actual Cash, Actual Indebtedness, Actual Transaction Expense and, in the case of Seller Representative and his agents, in preparing such Dispute Notice, in each case, during regular business hours, without undue interruption to their respective businesses or the Business, as applicable, and upon advance written request (subject to entering into any access letters required by their respective accountants) for the purpose of resolving, and only to the extent required for the resolution of, such disputed items. If the parties resolve their differences over such disputed items in accordance with the foregoing procedure, Final Working Capital, Final Cash, Final Indebtedness or Final Transaction Expenses shall be the amounts agreed upon by them. If the parties fail to resolve their differences over such disputed items within such thirty (30) day period, then the Purchaser and the Seller Representative shall forthwith jointly request that Kroll, LLC (formerly known as Duff & Phelps, LLC), and if Kroll, LLC is unable to serve, the Purchaser and the Seller Representative shall appoint by mutual agreement the office of an impartial nationally recognized independent public accounting firm that is reasonably acceptable to the Purchaser and the Seller Representative (the “Accounting Arbitrator”) to make a binding determination as to such disputed items in accordance with this Agreement (including the applicable definitions and the Accounting Principles, where applicable).

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(iii)            The Accounting Arbitrator will under the terms of its engagement have no more than thirty (30) days from the date of referral and no more than ten (10) Business Days from the final submission of information and testimony by the Purchaser and the Seller Representative within which to render its written decision with respect to the disputed items (and only with respect to any unresolved disputed items set forth in a Dispute Notice) and the final calculation of Actual Working Capital, Actual Cash, Actual Indebtedness or Actual Transaction Expenses shall be based solely on the resolution of such disputed items. The Accounting Arbitrator shall review such submissions of information and testimony by the Purchaser and the Seller Representative as the Accounting Arbitrator reasonably requires in order to reach a decision with respect to such disputed items referred to it, including such reasonable independent review as the Accounting Arbitrator may require (including written submissions by the Purchaser or the Seller Representative to the Accounting Arbitrator) and base its determination solely thereon. No party will have ex parte meetings, teleconferences or other communication with the Accounting Arbitrator, as it is intended for each Party to be included in all discussions and communication with the Accounting Arbitrator. The Accounting Arbitrator shall act as an accounting expert and not an arbitrator. In resolving any such disputed item, the Accounting Arbitrator may not assign a value to any item greater than the maximum value for such item claimed by either party or less than the minimum value for such item claimed by either party. Absent fraud or manifest error, the decision of the Accounting Arbitrator shall be deemed final and binding upon the parties and enforceable by the parties in any court of competent jurisdiction and the Accounting Arbitrator’s final calculation of Actual Working Capital shall be deemed the “Final Working Capital,” the Accounting Arbitrator’s final calculation of Actual Cash shall be deemed the “Final Cash,” the Accounting Arbitrator’s final calculation of Actual Indebtedness shall be deemed the “Final Indebtedness,” or the Accounting Arbitrator’s final calculation of Actual Transaction Expenses shall be deemed the “Final Transaction Expenses.” The fees, costs and expenses of the Accounting Arbitrator shall be borne by the Purchaser, on the one hand, and the Sellers, on the other hand, based on the percentage which the portion of the disputed amount was not awarded to each party bears to the amount actually contested by such party. For example, if the Purchaser claims Actual Working Capital is $1,000 less than the Estimated Working Capital, and the Seller Representative disputes only $500 of the amount claimed by the Purchaser, and if the Accounting Arbitrator ultimately resolves the dispute by awarding the Purchaser with $300 of the $500 contested, then the fees, costs and expenses of the Accounting Arbitrator will be allocated 60% (i.e., $300/$500) to the Sellers and 40% (i.e., $200/$500) to the Purchaser. In connection with the Accounting Arbitrator’s determination of any unresolved disputed items, the Accounting Arbitrator shall also determine the allocation of its fees, costs and expenses between the parties in accordance with the preceding two sentences, taking into account all fees, costs and expenses of the Accounting Arbitrator already paid by each of the Purchaser and the Seller Representative, as of the date of such determination, and such determination of such allocation shall be conclusive and binding on the parties and enforceable by the parties in any court of competent jurisdiction. The parties agree that prior to the time at which the calculations of Final Working Capital, Final Cash, Final Indebtedness and Final Transaction Expenses become final under this Section 2.4, any statement, calculation or notice delivered by any party pursuant to this Section 2.4 is being delivered by such party for settlement purposes only and will be treated as evidence of an offer to compromise pursuant to Rule 408 of the Federal Rules of Evidence.

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(d)                  Payment Following Calculation of Final Working Capital, Final Cash, Final Indebtedness and Final Transaction Expenses.

(i)                 Following the determination of the Final Working Capital, the Final Cash, the Final Indebtedness and the Final Transaction Expenses pursuant to Section 2.4(c), the Purchase Price shall be recalculated by substituting the Final Working Capital for the Estimated Working Capital in Section 2.4(a), the Final Cash for the Estimated Cash in Section 2.4(a) the Final Indebtedness for the Estimated Indebtedness in Section 2.4(a) and the Final Transaction Expenses for the Estimated Transaction Expenses in Section 2.4(a) (the “Adjusted Purchase Price”) and if (after taking into account any Upward Closing Working Capital Adjustment or Downward Closing Working Capital Adjustment at the Closing, if any) (A) the Adjusted Purchase Price exceeds the Purchase Price set forth in the Estimated Closing Statement, then (1) the Purchaser shall pay to the Seller Representative the amount of such excess by wire transfer of immediately available funds (provided that notwithstanding anything to the contrary contained herein, the aggregate amount payable by the Purchaser pursuant to this clause (A)(1) in respect of such excess shall in no event exceed an amount equal to the Post-Closing Adjustment Escrow Amount) within five Business Days after such determination and (2) the entire amount of the Post-Closing Adjustment Escrow Fund shall be released to the Seller Representative (for the benefit of the Sellers); (B) the Purchase Price set forth in the Estimated Closing Statement is greater than the Adjusted Purchase Price, then (1) such difference shall be paid from the Post-Closing Adjustment Escrow Fund to the Purchaser (provided that such amount paid pursuant to this clause (B)(1) shall not exceed the amount of the Post-Closing Adjustment Escrow Fund) and (2) the funds remaining (if any) in the Post-Closing Adjustment Escrow Fund, after giving effect to clause (B)(1), shall be released to the Seller Representative (for the benefit of the Sellers), and (C) the Purchase Price set forth in the Estimated Closing Statement is equal to the Adjusted Purchase Price, the entire amount of the Post-Closing Adjustment Escrow Fund shall be released to the Seller Representative (for the benefit of the Sellers). In the event that the full amount (if any) by which the Purchase Price set forth in the Estimated Closing Statement exceeds the Adjusted Purchase Price is greater than the Post-Closing Adjustment Escrow Fund, the Purchaser shall have no recourse against any of the Sellers, the Seller Representative, or any other Person. Each of the Seller Representative and the Purchaser agrees to execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release the Post-Closing Adjustment Escrow Fund to the applicable party or parties in accordance with this Section 2.4(d).

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(ii)              All payments pursuant to this Section 2.4(d) shall be made by wire transfer of immediately available funds to an account designated in advance by the Seller Representative or the Purchaser, as applicable, and all such payments and releases from the Post-Closing Adjustment Escrow Fund, as applicable, shall be made on or prior to the fifth (5th) Business Day following: (A) the forty-five (45) day period following the Purchaser’s delivery of the calculation of the Actual Working Capital and Actual Cash pursuant to this Section 2.4(d) if the Seller Representative does not timely dispute either of such amounts pursuant to Section 2.4(c)(i); (B) the date of the Seller Representative’s and the Purchaser’s mutual determination of Final Working Capital and Final Cash in the event the Seller Representative timely disputes either of such amounts pursuant to Section 2.4(c)(i) and the Seller Representative’s and the Purchaser’s differences are resolved without the engagement of an Accounting Arbitrator pursuant to Section 2.4(c)(ii); and (C) the date of the Accounting Arbitrator’s determination of Final Working Capital or Final Cash pursuant to Section 2.4(c)(iii) in the event the Seller Representative timely disputes either of such amounts pursuant to Section 2.4(c)(i) and the Seller Representative and the Purchaser are unable to resolve their differences pursuant to this Section 2.4.

(e)                  Tax Treatment. Any payments made to the Purchaser or Seller Representative (for the benefit of Sellers) pursuant to this Section 2.4 as an adjustment to the Closing Payment Amount will be deemed for Tax purposes as an adjustment to the cash consideration received by the Sellers under this Agreement, unless otherwise required by applicable Law.

2.5            Withholding. The Purchaser, the Sellers, the Seller Representative and the Company shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement any amounts as may be required to be deducted and withheld in connection with or with respect to the making of such payment under the Code, or any provision of state, local or foreign Law. Any amount so deducted or withheld shall be treated as though it had been paid to the Person in respect of whom such amount was deducted or withheld.

Article 3
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

As a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby represents and warrants to the Purchaser as follows:

3.1            Organization and Power. The Company is a corporation duly incorporated, validly existing and in active status under the Laws of the state of Florida. The Company is qualified to transact business as a foreign entity and is in good standing or of active status, as applicable, in each jurisdiction listed on the attached “Entity Organization Schedule” which jurisdictions constitute all of the jurisdictions in which the properties or assets owned, leased or operated by the Company, or the nature of the Business requires the Company to be so qualified, except to the extent the failure to qualify would not, individually or in the aggregate, reasonably be expected to be material to the Company. The Company has all requisite power and authority to own, operate and lease the assets and properties that it purports to own, operate or lease and to carry on the Business. The Company has made available to the Purchaser accurate and complete copies of the Company Articles, the Company Bylaws and any other organizational documents of the Company. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other Ancillary Agreement and to perform its obligations hereunder and thereunder.

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3.2            Authorization; Execution; Enforceability. The Company has the requisite corporate power, authority and legal capacity to execute and deliver this Agreement and each of the Ancillary Agreements to which the Company is a party. The execution, delivery and performance by the Company of this Agreement, the other Ancillary Agreements to which the Company is a party, and each of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action on the part of the Company and the Sellers and no other act or proceeding on the part of the Company or the Sellers (other than the waiver of the restrictions in the Stock Restriction Agreement pursuant to Section  9.14) is necessary to authorize the execution, delivery or performance by the Company of this Agreement or any Ancillary Agreement or the consummation of any of the transactions contemplated hereby or thereby. This Agreement, and each of the Ancillary Agreements to which the Company is a party, has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement and the other Ancillary Agreements by the other parties hereto and thereto, this Agreement constitutes, and the other Ancillary Agreements constitute, a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (b) the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity) (collectively, the “General Enforceability Exceptions”). The Board of Directors of the Company has unanimously determined that this Agreement and the Ancillary Agreement and the transactions contemplated hereby and thereby are fair to and in the best interest of the Company and the Sellers, and adopted written resolutions (i) approving, authorizing and ratifying this Agreement, each Ancillary Agreement and the transactions contemplated hereby and thereby, and (ii) declaring this Agreement, each Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby advisable and in the best interests of the Company and the Sellers, which resolutions have not been subsequently withdrawn or modified in a manner adverse to the Purchaser.

3.3            Capitalization; No Subsidiaries or Joint Ventures; Indebtedness. The issued and outstanding capital stock of the Company consists solely of 4,400 shares of Class A Common Stock and 168,896 shares of Class B Common Stock, all of which are collectively owned beneficially and of record by the Sellers. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid and nonassessable, and no such Shares were issued in violation of the Company Articles or Company Bylaws, any applicable Laws, or any preemptive right, purchase option, call or right of first refusal or offer or similar right, or restriction on transfer and are owned of record and beneficially by the Sellers as set forth next to each Seller’s name on the attached “Capitalization Schedule”. Except for the Shares, there are no issued, outstanding or authorized Equity Interests of the Company. Except for the Stock Restriction Agreement, there are no outstanding options, warrants, rights, contracts, pledges, calls, puts, rights to subscribe, conversion rights, voting trusts, equity holders’ agreement, registration rights or other Contracts or commitments to which the Company is a party or which is binding upon the Company providing for the issuance, disposition or acquisition of any of its Equity Interests. No Equity Interests of the Company (including any Shares) are certificated. Except as imposed under the 1933 Act and the terms of the Stock Restriction Agreement, there are no Liens on any Shares or otherwise affecting the rights of any holder of Shares. The Company does not have any Subsidiaries and, except as set forth on the “Capitalization Schedule,” does not, directly or indirectly, hold beneficially or of record any Equity Interests of any other Person. The Company does not sponsor or maintain any option plan, equity plan, restricted stock plan or any other plan or agreement providing for equity compensation or profit participation features (whether contingent or otherwise) to any Person. There are no officers, employees, independent contractors or directors with an offer letter or other Contract or Employee Plans that contemplates a grant of, or right to purchase or receive options or other equity awards with respect to any Equity Interests or other securities of the Company. All Indebtedness of the Company as of immediately prior to the Closing is set forth on the “Indebtedness Schedule”, which schedule identifies for each item of Indebtedness set forth thereon, the debtor, principal amount outstanding as of the date hereof, the creditor and the maturity date.

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3.4            Absence of Conflicts; Consents and Approvals.

(a)                  Except as set forth on the attached “Material Restrictions Schedule”, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the covenants, agreements and obligations hereunder and thereunder and the consummation of each of the transactions contemplated hereby or thereby do not and will not, with or without the giving of notice, the passage of time, or both, (i) conflict with, or result in any material violation or material breach of, or material default under, or give rise to a right of acceleration, termination, loss of benefits or rights, or cancellation, require novation or the consent or approval of or provision of notice to any third party or result in any Lien on any of the Shares or any Equity Interests or assets or properties of the Company, give rise to any material additional payment by, or obligation of, the Company or trigger the right of any Person to acquire all or any part of the Shares or any Equity Interests of the Company pursuant to a preferential purchase right, preemptive right, right of first refusal or offer, buy-sell arrangement or otherwise, in each case, under any provision of (A) any Material Contract or Governmental License, (B) the Company Articles, the Company Bylaws or any other organizational or governing documents of the Company, (C) any Law or Order, or otherwise, except with respect to Permitted Liens, (ii) result in the creation of any material Lien upon any of the properties or assets of the Company (except for Permitted Liens), or (iii) result in the creation of any material Lien upon any of the Shares or Equity Interests of the Company.

(b)                  Assuming the truth and accuracy of the representations and warranties contained in Section 5.4, except as set forth on the “Material Restrictions Schedule”, no notices to, filings with, or authorizations, consents, approvals, exemptions, Orders, permits, clearances or declarations of any Person or Governmental Authority are required or necessary on the part of, or with respect to, the Company for the execution or delivery by the Company of this Agreement or any Ancillary Agreement, or the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the transactions contemplated hereby or thereby.

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3.5            Financial Statements.

(a)                  The attached “Financial Statements Schedule” contains accurate and complete copies of the following financial statements (the “Financial Statements”): (i) the audited balance sheet of the Company as of June 30, 2021, June 30, 2020 and June 30, 2019 and the related audited statement of income and operations, shareholders’ equity, and cash flows for the annual periods then ended; and (ii) the unaudited balance sheet of the Company as of September 30, 2021 (the “Stub Period Balance Sheet”) and the related unaudited statement of income, operations, member equity, and cash flows for the three (3)-month period then ended (collectively, the “Interim Financial Statements”).

(b)                  Each of the foregoing Financial Statements (i) presents fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates thereof and throughout the periods covered thereby, (ii) has been prepared in accordance with GAAP consistently applied throughout the periods indicated subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes that are not material, individually or in the aggregate, and (iii) is consistent with and was prepared from the books and records of the Company (which, in turn, are accurate and complete in all material respects).

(c)                  The Company does not have and has not incurred any Liabilities except: (i) Liabilities that are fully reserved against in the Stub Period Balance Sheet, (ii) except as set forth on the “Financial Statements Schedule,” Liabilities of the type that are fully reserved against on the Stub Period Balance Sheet and which have arisen since the date of the Stub Period Balance Sheet that were incurred in the ordinary course of business (none of which Liabilities in each of clause (i) or (ii) include Liabilities arising from breach of Contract, breach of representation or warranty, or violation of Law or involves a tort, infringement, misappropriation, Action, claim, lawsuit, warranty or environmental, health or safety matter), and (iii) Liabilities for Transaction Expenses to the extent included in the final calculation of Final Transaction Expenses pursuant to Section 2.4(c) and (iv) those Liabilities set forth on the “Disclosed Liabilities Schedule”. The Company does not maintain any “off-balance sheet arrangements” within the meaning of Item 303 of Regulations S-K of the Securities Act of 1933, as amended.

(d)                  All Accounts Receivable (i) resulted from bona fide sales in the ordinary course of business, and (ii) represent the genuine, valid and legally enforceable obligations of the account debtor, payable on trade terms granted in the ordinary course of business. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, no portion of the Accounts Receivable is not current or subject to any valid defense, set off or counterclaim. There has been no written assertion or, to the Company’s Knowledge, threat (written or verbal) to the validity of any Accounts Receivable by any debtor thereof that has not been resolved or if unresolved, the failure of which to be a valid Account Receivable would not reasonably be expected to be, individually or in the aggregate, material to the Company. Except as set forth on the “Delinquent Accounts Receivable Schedule”, no Account Receivable is delinquent by 30 days or more or in default.

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(e)                  Without limiting the generality of the foregoing Section 3.5(d), all Consumer Credit Receivables have been originated, serviced, and collected in compliance in all material respects with the Company’s underwriting, servicing and collection policies, true, complete and correct copies of which have been made available to the Purchaser. All Consumer Credit Receivables originated by Dealers following January 2019 and all Consumer Credit Receivables originated by the Company were originated based on true and accurate underwriting information in all material respects, including information submitted by Dealers. Each finance charge disclosed, billed, charged or received by the Company and each Dealer in connection with all Consumer Credit Receivables is calculated in all material respects in accordance with the methodology for determining such finance charge contained in the Contract between the account debtor, on the one hand, and the Company or such Dealer, on the other hand, under which such account debtor is obligated to make a payment therefor to the Company or such Dealer.

(f)                   All Inventory, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business and are not excessive, but are reasonable in the present circumstances of the Company, subject to allowances in accordance with GAAP, if any, to the extent expressly reflected in the Financial Statements for obsolete, damaged, defective, excess or slow-moving items. The reserve for such obsolete, damaged, defective, excess of slow-moving Inventory is adequate and calculated consistently with past practices of the Company. All such Inventory is owned by the Company free and clear of all Liens, other than Permitted Liens. All Inventory is located at premises owned or leased by the Company or at premises owned or leased by the Company’s Dealers or in transit to any such premises. No Inventory is held by the Company on a consignment basis. All Inventory was purchased for use in the Business in the ordinary course of business.

(g)                  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and with the books of account and other financial records of the Company (except as may be indicated in the notes thereto), and to maintain accountability therefor, (iii) access to assets is permitted only in accordance with management’s authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) the obligations of the Company are satisfied in a timely manner and as required under the terms of any applicable Contract and (vi) the Company is in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable U.S. or non-U.S. law relating to fraud, conflicts of interest, bribery, gratuities, or corruption (including mail or wire fraud, honest services fraud, or commercial bribery), or any rules or regulations promulgated thereunder (collectively, “Anti-Corruption Laws”).

(h)                  As of October 30, 2021, the Company does not have any Rewards Liabilities except as set forth on the “Schedule of Rewards Liabilities”. The Financial Statements fairly present the Rewards Liabilities on a GAAP basis. All Rewards Liabilities of the Company included in the Stub Period Balance Sheet resulted from bona fide sales in the ordinary course of business and represent genuine, valid and legally enforceable Indebtedness of the Company and are redeemable by customers of the Company in the ordinary course of business.

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(i)                    As of the date hereof, the amount of Store Cash is not less than $69,100.

(j)                    The cash prices for all furniture, merchandise, and other goods sold by the Company is the same for all consumers in both cash and credit transactions, and there is no hidden finance charge or other increase to the cash price for consumers in financed transactions; for purposes of clarity and without limiting, this representation applies to sales effected by Dealers.

3.6            Absence of Certain Developments. Except as set forth on the “Developments Schedule”, since June 30, 2021, (a) the Company has conducted the Business in the ordinary course of business, (b) there has not been any Event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (c) the Company has not suffered any material casualty loss, and (d) the Company has not:

(i)                 amended, restated, supplemented, waived or otherwise modified any provision of either the Company Articles, the Company Bylaws, the Stock Restriction Agreement or any other organizational documents of the Company (whether by merger, consolidation or otherwise);

(ii)              (A) entered into any rent deferral arrangement in connection with any Real Property Lease, or (B) modified or amended the terms of any rent concession arrangement or agreement;

(iii)            sold, leased, assigned, licensed, sublicensed, transferred, abandoned, dedicated to the public domain, surrendered, pledged, encumbered, granted or disposed to any Person any Owned IP, Real Property or other assets or properties or portion thereof or mortgage, pledgee or subject any of the foregoing to any additional Lien, except for Permitted Liens and sales of inventory in the ordinary course of business;

(iv)             disclosed any Trade Secrets or proprietary source code to a third party;

(v)               made or committed to make any capital expenditures in excess of $100,000, or, with respect to any capital expenditures in excess of $100,000 included in any annual budget or similar strategic budgetary plan approved by the board of directors of the Company, failed to make such capital expenditures in accordance with such annual budget or similar strategic budgetary plan;

(vi)             (A) created, incurred, assumed, guaranteed or otherwise become liable or responsible for (whether directly, contingently or otherwise) any Indebtedness, (B) made any loans, advances or capital contributions to, or investments in, any Person, (C) amended or modified any terms or Contracts in respect of any Indebtedness of the Company, or (D) except as set forth on the “Modified Financing Practices Schedule”, amended or modified any policies, procedures or practices for underwriting consumer credit or consumer credit amount limits;

(vii)          purchased or otherwise acquired (whether by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, Equity Interests, properties (including real property), interests, businesses or divisions thereof, other than purchases of inventory and supplies in the ordinary course of business;

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(viii)        other than as required by an Employee Plan set forth on the “Employee Benefits Schedule” or as explicitly contemplated hereunder, (A) increased the compensation or benefits of any employee, independent contractor or director, other than such increases in the ordinary course with respect to employees below the level of Vice President and that result in increases in compensation on an annualized basis of less than ten percent (10%) relative to such Person’s compensation as of June 30, 2021, (B) accelerated the vesting or payment of any compensation or benefits of any employee, independent contractor or director, (C) entered into, amended or terminated any Employee Plan (or any plan, program, agreement or arrangement that would be an Employee Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, or (D) funded any payments or benefits that are payable or to be provided under any Employee Plan; provided that for the avoidance of doubt the restrictions set forth in this Section shall not apply to sale, success, change of control or similar bonuses granted or agreed to be granted to employees of the Company to the extent such items would be included in the calculation of Transaction Expenses;

(ix)             (A) terminated without “cause” any employee, key independent contractor or director, (B) hired or engaged any new employee, key independent contractor or director, in each case, other than terminations, new hires or engagements in the ordinary course with respect to employees below the level of Vice President, or (C) promoted any employee to a level at or above Vice President;

(x)               (A) made any loan to any employee, independent contractor or director (other than advancement of expenses in the ordinary course of business or under and in accordance with any qualified retirement plan), or (B) entered into, amended or terminated any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xi)             issued or sold, granted or authorized the issuance, sale or grant of, any of the Company’s Equity Interests or become a party to or bound by any subscriptions, rights, options, convertible securities or other agreements or commitments of any character relating to the Company’s issued or unissued Equity Interests;

(xii)          made or changed any material Tax election, settled or compromised any Action in respect of Taxes, entered into any closing agreement or other agreement relating to any Tax with any Governmental Authority, entered into any Tax sharing, Tax indemnity or Tax allocation agreement or other agreement relating to Taxes, amended any Tax Return, consented to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment, changed any Tax accounting period, changed any material method of accounting for Tax purposes, surrendered any right to claim a Tax refund, failed to pay any Tax when due, or taken any other action outside the ordinary course of business if any such action would give rise to a material Tax liability or deferred gain;

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(xiii)        made or declared any dividend or distribution in respect of its Equity Interests;

(xiv)         commenced or instituted any Action, or waived, released, assigned, compromised or settled any pending or threatened Action or waived or released any material right or claim in respect thereof (A) involving payments in excess of $100,000 individually or $250,000 in the aggregate or (B) which imposes any restrictions on the Business or assets, properties or operations of the Company or any injunctive relief on the Company;

(xv)           split, combined, redeemed or reclassified, or purchased or otherwise acquired, any of the Company’s Equity Interests;

(xvi)         made any material change in the policies and practices of the Company with respect to the payment of accounts payable or accrued expenses or the collection of the Accounts Receivable or other receivables, including with respect to the timing thereof;

(xvii)      made any change in its cash management practices or in the financial or tax accounting methods, principles or practices used by the Company, except as required by GAAP, as applicable;

(xviii)    made any material change in the manner in which the Company extends discounts, rebates or credits to customers or to any loyalty, points or rewards program;

(xix)         amended, modified, renewed or failed to renew, enter into or terminated or rescinded any Material Contract or Scheduled Insurance Policy (other than any termination occurring from the expiration of the term of such Material Contract or Scheduled Insurance Policy) or exercised, waived, released or assigned any rights, claims or benefits under any Material Contract or Scheduled Insurance Policy, in each case, except in the ordinary course of business;

(xx)           transferred Store Cash out of the Stores, except in the ordinary course of business;

(xxi)         entered into, renewed, modified or revised any Company Affiliated Transaction, except for the termination of any such Company Affiliated Transaction pursuant to Section 2.3(b)(v);

(xxii)      adopted or effected a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(xxiii)    waived or released any non-competition, non-solicitation, non-disclosure, non-interference, non-disparagement or other restrictive covenant obligation of any current or former employee, independent contractor or other service provider or entered into any agreement that restricts the ability of the Company to engage or compete in any line of business;

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(xxiv)     entered into any new line of business or exit any existing line of business;

(xxv)       sought relief pursuant to any COVID-19 Law, including incurring any indebtedness pursuant to any COVID-19 Law, or sought forgiveness for any such indebtedness or any Taxes deferrals;

(xxvi)     implemented or announced any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Law; or

(xxvii)  committed or agreed (whether verbally or in writing) to do any of the foregoing.

3.7            Real Property.

(a)                  Owned Real Property. The attached “Owned Real Property Schedule” sets forth a true, complete and correct list of (i) all real property owned as of the date hereof by the Company (all such property, the “Owned Real Property”, and, together with the Leased Real Property, the “Real Property”), and (ii) each street address applicable to such Owned Real Property. The Company has made available to the Purchaser true, complete and correct copies of all deeds and other instruments (as recorded) by which the Company acquired such Owned Real Property, and copies of all title insurance policies (together with copies of any documents of recorded listed as exceptions on such policies), opinions, abstracts, surveys, third-party environmental reports, zoning reports, property condition reports, or other similar reports, in each case, to the extent in the possession or control of the Company and relating to the Owned Real Property. The Company has good and valid title to all of the Owned Real Property free and clear of all Liens, other than Permitted Liens. The Company has no Liabilities arising from or in connection with those real properties that have been disposed of by the Company, except for any Liability that would not, individually or in the aggregate, reasonably be expected to be material to the Company. The Company has not received notice of any proposed condemnation or eminent domain proceeding and, to the Company’s Knowledge, there is no condemnation or eminent domain proceeding threatened, with respect to any Owned Real Property. Except as set forth on the “Owned Real Property Schedule,” all buildings, structures, fixtures and other improvements included in the Owned Real Property (i) are in all material respects structurally sound, in good operating condition and repair (ordinary wear and tear excepted), free from latent and patent defects, and suitable for the purposes for which they are currently being used and for the operation of the Business, and have been maintained in all material respects in accordance with normal industry practice, and (ii) comply in all material respects with all applicable Laws, including those pertaining to health and safety, zoning, building and construction requirements and the disabled. There are no options, rights of first refusal, rights of first offer, or first opportunity rights or other similar rights with respect to any portion of any Owned Real Property. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, (A) there is no breach or default by any party under any easements or restrictive covenants affecting any Owned Real Property which breach or default has not yet been cured, (B) the Company has not received notice of any default under any easements or restrictive covenants affecting the Owned Real Property which default has not yet been cured, and (C) there does not exist any condition or event that with the lapse of time or the giving of notice, or both, would constitute such a breach or default under any easements or restrictive covenants affecting any Owned Real Property.

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(b)                  Leased Real Property. The attached “Leased Real Property Schedule” sets forth all Real Property Leases relating to each Leased Real Property of the Company. Except as set forth in the attached “Leased Real Property Schedule”, with respect to each Real Property Lease: (i) such Real Property Lease is a legal, valid, binding and enforceable against the Company and is in full force and effect and has not been modified, (ii) the transactions contemplated hereby do not require the consent of any other party to such Real Property Lease and will not result in a breach of or default under such Real Property Lease, and (iii) the Company is not in material breach or material default under any such Real Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Real Property Lease. The Company has not received any notice of any default under any Real Property Lease that has not been cured or any other termination notice with respect thereto. The Company has made available to the Purchaser true, complete and correct copies of the Real Property Leases relating to the Leased Real Property. The Company has good and valid leasehold estates in all the Leased Real Property free and clear of all Liens, other than Permitted Liens. No Real Property Lease is subject to any material defenses, setoffs, or counterclaims, and no material obligations of any landlords or sublandlords thereunder are delinquent. The “Leased Real Property Schedule” contains a true, correct and complete list of each mortgage, deed of trust or other superior Lien granted to any third party by the applicable landlord under each Real Property Lease, in each case, which have been approved by the Company (each, an “Approved Landlord Lien”). Except for (A) Approved Landlord Liens or (B) mortgages, deeds of trust and other superior Liens granted to third parties by the applicable landlord under each Real Property Lease, in each case of this item (B), which have not been approved by the Company, the Real Property Leases are not subject to any ground lease, mortgage, deed of trust or other superior Liens or interests (including, for the avoidance of doubt, any present or future right to occupy any portion of the Leased Real Property) that would entitle the holder thereof to interfere with or disturb the tenant’s use and enjoyment of the Leased Real Property or the exercise of the tenant’s rights under the Real Property Leases so long as the tenant is not in default under the Real Property Lease. No options available to the Company pursuant to any Real Property Lease have been exercised other than pursuant to a writing included in the Real Property Leases. There have been no, and the Company does not expect any, write-offs, abatements or deferrals in rent under any Real Property Lease as a result of or otherwise arising out of COVID-19 or any COVID-19 Measures. The ability of the Company to perform all obligations required to be performed by it under any Real Property Lease has not been materially limited or adversely affected by or as a result of COVID-19 or any COVID-19 Measures. To the Company’s Knowledge, the ability of each other party to each Real Property Lease to perform all obligations required to be performed by it under the applicable Real Property Lease has not been materially limited or adversely affected by or as a result of COVID-19 or any COVID-19 Measures.

(c)                  Real Property Used in the Business. The Owned Real Property and the Leased Real Property identified on the attached “Owned Real Property Schedule” and the “Leased Real Property Schedule” comprises all of the real property used in the operation of the Business and no other real property is being used or is otherwise reasonably required to operate the Business as currently conducted or as is anticipated to be operated pursuant to the terms hereof as of the Closing Date. The Company has exclusive possession of each parcel of Real Property, except for Real Property that is leased or subleased to third parties as disclosed on the “Leased Real Property Schedule.” Except as disclosed on the attached “Leased Real Property Schedule,” there are no leases, subleases, licenses or other occupancy agreements relating to all or any portion of the Real Property with respect to which the Company is lessor, sublessor, licensor or the like, and no third party is in possession of any Real Property. Except as set forth on the “Owned Real Property Schedule” (with respect to both Owned Real Property and Leased Real Property), there are no third-party Contracts in effect to which the Company is a party for the performance of any repairs, work, or capital improvements at any Real Property, and there is currently no ongoing construction work in, on, or about any Real Property other than normal, immaterial maintenance and repairs being performed in the ordinary course of business. The “Leased Real Property Schedule” sets forth a true, complete and correct list of all leasing commissions due from the Company with respect to any Real Property as of immediately prior to the Closing. Except as would not be material with respect to the Real Property in question, or as would inhibit the ability of the Company to perform its obligations under, or consummate the transactions contemplated by, this Agreement, the Company has not received written notice of any: (i) pending or threatened actions, suits, arbitration, claims or proceedings at law or in equity affecting any Real Property or the Company, which claims would not be fully covered by commercial or captive insurance (subject to deductibles and customary captive insurance assessments), (ii) violation of any zoning, subdivision, platting, building, fire, insurance, safety, health, environmental, set back requirements or other applicable Laws related to the Real Property or the occupancy thereof, or (iii) special assessment against any portion of the Real Property which could adversely affect the use or value of such Real Property.

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3.8            Tangible Assets; Sufficiency of Assets. The Company has good, sufficient and valid legal and beneficial title to, or holds a valid and enforceable leasehold interest in, all of the material personal, tangible and intangible personal property and assets used or held for use by the Company in the Business, in each case free and clear of all Liens, other than Permitted Liens. Except as set forth on the “Tangible Property Schedule”, all tangible personal property and assets of the Company are in good operating condition and repair for the purposes for which they are used in connection with the Business (including as currently proposed to be operated and conducted and in each case subject to normal wear and tear), and no maintenance in respect thereof has been deferred, in each case, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company. The assets, rights, interests and properties owned, leased, licensed, used or held for use by the Company constitute all of the assets, rights, interests and properties, tangible and intangible, owned, leased, licensed, used or held for use by the Company in connection with the conduct and operation of the Business and are adequate, suitable and sufficient to operate and conduct the Business (including as currently proposed to be operated and conducted).

3.9            Material Contracts.

(a)                  The “Contracts Schedule” attached hereto sets forth an accurate and complete list of each of the following Contracts to which the Company is a party or bound or which any assets, or properties of the Company are subject to or bound (such Contracts listed on or required to be listed on the Contracts Schedule, collectively, the “Material Contracts”):

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(i)                 Contracts with the Company’s vendors or suppliers with whom the Company has spent more than $750,000 in the aggregate for the three (3) month period ending September 30, 2021, other than purchase orders entered into in the ordinary course of business;

(ii)              Contracts (other than a purchase order) with any Key Dealer or Key Vendor;

(iii)            Contracts relating to Indebtedness of the Company or any guaranty by the Company of any obligation in respect of Indebtedness;

(iv)            Contracts with distributors or sales representatives pursuant to which by the Company makes annual payments in excess of $100,000 individually or $200,000 in the aggregate;

(v)               employment, consulting and non-competition Contracts with any employee, officer or consultant whose base annual compensation is equal to or greater than $150,000 or any Contract that provides for severance, retention, change of control or similar payments to any current or former employee or consultant of the Company;

(vi)             Contracts pursuant to which the Company is a lessor or a lessee of any property, personal or real, or holds or operates any tangible property, owned by another Person, except for any leases under which the aggregate annual rent or lease payments do not exceed $100,000 individually or $200,000 in the aggregate;

(vii)          Contracts relating to or evidencing any Company Affiliated Transaction;

(viii)        IP Agreements;

(ix)             Contracts (including the Real Property Leases) (A) limiting or purporting to limit (1) the ability of the Company or any Affiliate thereof to engage in any line of business, (2) the ability of the Company to solicit, hire or employ any Person, other than any such obligations contained in customary non-disclosure agreements entered into in the ordinary course of business, (3) the ability of any Person to compete with or obtain any products or services from the Company, or (4) the ability of the Company to solicit the business of any other Person, (B) that provide for any exclusivity, preferred treatment, “most favored nation” treatment, minimum purchase, “take or pay”, minimum volume commitment or similar requirement, (C) that provide for any non-disparagement or similar covenants or (D) that provide for any other non-interference or restrictive covenant obligations;

(x)               Contracts entered into by the Company since the beginning of the Look-Back Period or pursuant to which the Company has any outstanding rights or obligations, relating to the acquisition or disposition of, or investment in, any business, division or Person (whether by merger, sale of stock, sale of assets or otherwise), including investments in joint ventures and minority equity investments;

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(xi)             Contracts relating to an acquisition, capital expenditure, lease or disposition of any assets or group of assets (including capital assets) with a purchase or sales price (or annual rental obligations) in excess of $100,000 individually or $200,000 in the aggregate (other than sales of finished Inventory in the ordinary course of business);

(xii)          any operating agreement, partnership agreement, joint venture agreement or other similar arrangement involving a sharing of profits, revenues, losses, costs or liabilities by the Company with any other Person (including any minority interests);

(xiii)        Contracts under which the Company has made advances or loans to another Person, except loans or advances made to employees of the Company in the ordinary course of business in an amount not to exceed $5,000 individually or $20,000 in the aggregate;

(xiv)         Contracts pursuant to which the Company has agreed to sell or issue any Equity Interests;

(xv)           Contracts that grant any right of first refusal, right of first offer or similar right that limits or purports to limit the ability of the Company to own, operate, sell, transfer, pledge or otherwise dispose of any assets, properties or businesses (including the Real Property);

(xvi)         any collective bargaining agreement or similar Contract with any labor union or similar organization;

(xvii)      Contracts by which the Company holds any inventory of another Person under a consignment arrangement;

(xviii)    Contracts relating to the settlement, conciliation or disposition of any Action involving the Company or any of its assets, businesses or properties involving monetary payments to or by the Company in excess of $100,000 or that involve any equitable or other material non-monetary relief;

(xix)         Contracts that are an equityholder agreement, shareholder agreement, registration rights agreement or any arrangement relating to or affecting the ownership of the Equity Interests of the Company;

(xx)           Contracts with any Governmental Authority;

(xxi)         any Employee Plan;

(xxii)      the Real Property Leases and any Contracts relating to any Owned Real Property;

(xxiii)    each Dealer Agreement;

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(xxiv)     any Contracts with respect to freight forwarding or similar services; and

(xxv)       Contracts or other documents granting any power of attorney with respect to the affairs of the Company outside of the ordinary course of business or that is otherwise material to the business, operations, assets or properties of the Company.

(b)                  The Company has made available to the Purchaser a true, complete and correct copy of all Material Contracts (other than purchase orders entered into in the ordinary course of business). Except as disclosed on the attached “Contracts Schedule,” (i) no event or condition has occurred since the beginning of the Look-Back Period, or exists, with or without notice or lapse of time (or both) that, individually or together with other events or conditions, directly or indirectly, would reasonably be expected to (A) constitute a breach, violation or default of the Company under any Material Contract or, to the Company’s Knowledge, any other party to such Material Contract, in any material respect, (B) permit the termination or modification of any Material Contract or (C) result in the acceleration of any right or obligation under any Material Contract, (ii) each Material Contract is legal, valid and binding Contract, in full force and effect, and enforceable against the Company in accordance with its terms and, to the Company’s Knowledge, each other party thereto, except as such enforceability may be limited by the General Enforceability Exceptions, (iii) each Material Contract was duly authorized, executed and delivered by or on behalf of the Company and, to the Company’s Knowledge, each other party thereto, and (iv) the Company is not in breach, default or violation, and the Company has not taken any action, and to the Company’s Knowledge, no other party is in breach, default or violation, or taken any action, in each case which, with or without notice or lapse of time, or both, would constitute a breach, default or violation, or permit termination, modification or acceleration, as applicable under such Material Contract. The Company is in compliance in all material respects with the terms and requirements of each Material Contract and, to the Company’s Knowledge, each other Person party to such Material Contract is in compliance with the terms and requirements of such Material Contract in all material respects. Since the beginning of the Look-Back Period, none of the Company, any Seller or any Affiliate of the foregoing has received (A) any written notice of, or to the Company’s Knowledge, verbal notice of, any actual, alleged, possible or potential material violation or breach of, default under, or failure to comply with, any term or requirement of any Material Contract or (B) any written notice of the intention of any party or, to the Company’s Knowledge, any verbal notice by any party, to cancel, terminate, modify in a manner adverse to the Company, or fail to renew any Material Contract.

3.10        Proprietary Rights.

(a)                  The attached “Proprietary Rights Schedule” contains a complete and accurate list of all (i) patented or registered Proprietary Rights and pending patent applications and other applications for registration of Proprietary Rights owned (or purported to be owned) by the Company, including domain names (the “Registered Proprietary Rights”), (ii) material unregistered Trademarks, and (iii) Software owned or purported to be owned by the Company (the “Proprietary Software”). All registration, maintenance, and renewal fees currently due in connection with the Registered Proprietary Rights have been paid and all documents, recordations, and certificates in connection with the Registered Proprietary Rights currently required to be filed have been filed with the relevant patent, copyright, Trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining, and perfecting the Registered Proprietary Rights and recording the Company’s ownership interests therein. The Registered Proprietary Rights are valid, subsisting and enforceable.

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(b)                  The attached “Proprietary Rights Schedule” sets forth a list of all material Contracts pursuant to which (i) any Owned IP is licensed to any third party (other than non-exclusive licenses granted to customers in the ordinary course of business), (ii) a third party grants the Company a license to any third-party Proprietary Rights (other than licenses of mass marketed or otherwise generally available off-the-shelf software licensed on non-discriminatory terms generally available to the public with a fee less than $75,000) (the “Licensed IP”) or (iii) the Company is granted or grants a covenant not to sue or assert with respect to any Proprietary Rights (collectively, “IP Agreements”).

(c)                  Except as indicated on the “Proprietary Rights Schedule” (i) the Company solely and exclusively owns all right, title and interest in and to the Owned IP (including the Registered Proprietary Rights) and has valid and continuing licenses to use and exploit all other Proprietary Rights used in, held for use, or necessary for the conduct of the Business, in each case, free and clear of all Liens other than Permitted Liens, and (ii) except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, there is no Action settled since the beginning of Look-Back Period, pending, filed, or to the Company’s Knowledge, threatened, and the Company has not received or sent any written claims, allegations, or threats since the beginning of the Look-Back Period (A) alleging that the Company (or third party, as applicable) is currently infringing, misappropriating, diluting or otherwise violating or has infringed, misappropriated, diluted, or otherwise violated the Proprietary Rights of any third party (or the Company, as applicable), (B) alleging any breach of any agreement pursuant to which any Company is a licensee of any Proprietary Rights, or (C) contesting or otherwise challenging the use, ownership, validity, or enforceability of any Owned IP, or the right of the Company to exercise its rights in any Owned IP. Since the beginning of the Look-Back Period, the Company has not received any written communication that involves an offer to license or grant any rights or immunities under any third-party Proprietary Rights, or received any charge, complaint, claim, demand, or notice alleging any of the foregoing. The Owned IP, along with the Licensed IP, constitutes all of the Proprietary Rights necessary and sufficient for the conduct and operation of the Business as currently conducted (other than off-the-shelf licenses).

(d)                  Neither the use or practice of the Owned IP (or the Licensed IP as it is used in the Business), the operation of the Business as previously conducted and as currently conducted, nor the business practices, operations, or products, services, content or publications of the Company has or does infringe, misappropriate, use without authorization, dilute or otherwise violate any Proprietary Rights of any third party nor constitutes obscenity, defames any Person, constitutes false advertising, violates consumer fraud Laws, or violates a member of the Company’s terms of use of any of its websites. To the Company’s Knowledge, there has been and is no infringement, misappropriation, unauthorized use or other violation by any third party of any Owned IP. The Company has taken commercially reasonable actions to maintain and protect the material Trade Secrets owned or used by the Company. All use, disclosure, or appropriation of any confidential or non-public information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such confidential or non-public information and is otherwise lawful.

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(e)                  Except as set forth on the attached “Proprietary Rights Schedule”, the Company IT Systems (i) are sufficient in all material respects for the Company’s current needs in the operation of the Business, (ii) since the beginning of the Look-Back Period, have not been subject to any material failures, crashes, security breaches, or other adverse events affecting the Company IT Systems which has caused material disruption to the businesses of the Company, and (iii) provide for the back-up and recovery of material data consistent with recovery plans, procedures, and facilities implemented by the Company. The information stored in the Company IT Systems has been adequately protected by the Company from unauthorized use, access, or modification by any Person. The Company IT Systems do not contain any computer code or any other mechanisms which may (A) disrupt, disable, erase, or harm in any way such Company IT Systems’ operation, or cause the Company IT Systems to damage or corrupt any data, hardware, storage media, programs, equipment or communications, or (B) permit any Person to access without authorization the Company IT Systems or any product or system containing or used in conjunction with such Company IT Systems.

(f)                   Neither the execution, delivery, or performance of this Agreement or any Ancillary Agreement nor the consummation of any of the transactions contemplated hereby or thereby will, with or without notice or lapse of time (or both), result in, or give any other Person the right or option to cause or declare, (i) a loss of any Owned IP, (ii) the release, disclosure, or delivery of any Owned IP by or to any escrow agent or other Person, including pursuant to the terms of any source code escrow agreement, or (iii) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Owned IP.

(g)                  Except as set forth on the “Proprietary Rights Schedule,” each current and former employee, founder, executive, director, consultant or contractor of the Company who is or was involved in, or independently or jointly contributed to, the conception, reduction to practice, creation or development of any material Owned IP (each such consultant, employee, and contractor a “Contributor”) has signed a valid, enforceable written Contract (i) containing a present assignment of all such Contributor’s Proprietary Rights in any Owned IP to the Company, (ii) deeming all works of authorship by such Contributor to be “works made for hire”, and (iii) including confidentiality provisions protecting the Owned IP. No current or former director, officer, employee, consultant, or contractor of the Company has any right, license, claim, or interest whatsoever in or with respect to any Owned IP. No current or former employee, consultant, contractor or agent of the Company has misappropriated any Trade Secrets or other confidential, non-public, or proprietary information of any other Person in the course of the performance of his or her duties as an employee, consultant, contractor or agent of the Company.

(h)                  Each material Trademark included in the Registered Proprietary Rights has been used in the country in which the Trademark is registered on the goods identified in the registration since the beginning of the Look-Back Period. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the products of the Company have been marked as required by applicable Law in order to obtain and maintain all rights available pursuant to applicable Law as required under any licenses of Proprietary Rights to which the Company is a party.

3.11            Governmental Licenses. The attached “Governmental Licenses Schedule” sets forth a true, complete and correct list of all material Governmental Licenses used or held for use by the Company in the conduct of the Business (“Material Governmental Licenses”). Except as indicated on the attached “Governmental Licenses Schedule” the Company owns or possesses all right, title and interest in and to each Material Governmental License. The Material Governmental Licenses constitute all of the Governmental Licenses that are necessary or required for the lawful conduct of, and to own and operate, the Business (including as currently proposed to be operated and conducted), except where the failure to maintain such license would not have any material impact on the Company or the Business. The Company is in compliance in all material respects with the terms and conditions of each Material Governmental Licenses and no condition exists that with or without notice or the passage of time (or both) would reasonably be expected to constitute a material breach of, or material default or material violation under, any Material Governmental License. There is no Action pending or, to the Company’s Knowledge, threatened, to revoke, rescind, suspend, withdraw, modify, refuse to renew or terminate any Material Governmental License. The Company has not received any written notice of or, to the Company’s Knowledge, verbal notice of, any breach or violation by the Company of, or default by the Company under, any Material Governmental License (including any of the terms or conditions of such Material Governmental License).

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3.12        Litigation; Proceedings. Except as set forth on the attached “Litigation Schedule” (a) there are no (and since the beginning of the Look-Back Period, there have not been any) (i) Actions pending or, to the Company’s Knowledge, threatened against the Company, any director, manager, officer, executive, non-executive employee, independent contractor or agent of the Company (in their capacities as such), or any of its properties or assets or the Business, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (ii) Actions seeking injunctive or other equitable relief ordered against the Company or its assets or properties or the Business, or (iii) Actions against the Company affecting the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of any of the transactions contemplated hereby or thereby, and (b) none of the Company or any of its properties or assets is, or have been since the beginning of the Look-Back Period, subject to, bound by or party to any Order. Except as set forth on the “Litigation Schedule,” there are no settlements to which the Company is a party or by which any of its assets or properties are bound and pursuant to which the Company has any material outstanding liabilities or obligations or limitations.

3.13        Compliance with Laws. Except as set forth on the attached “Compliance Schedule” the Company is, and since the beginning of the Compliance Look-Back Period has been, in compliance in all material respects with all Laws and Orders applicable to the Business, the Company and the assets and properties thereof. Since the beginning of the Compliance Look-Back Period, the Company has not received any notice from, and no Actions have been filed, or to the Company’s Knowledge, threatened against, the Company by, any Governmental Authority or any other Person (a) regarding any actual, alleged, possible, or potential material breach or violation of, or material failure to comply with, any Law or Order applicable to the Business, the Company or any properties or assets thereof, or alleging that the Company has otherwise engaged in any unlawful business practice, (b) regarding any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature, (c) requiring the Company or any of its directors, officers, employees or controlling Persons to enter into a cease and desist order, agreement, or memorandum of understanding, (d) restricting or disqualifying the activities of the Company in any material respect, or (e) regarding any investigation into the Business, the Company or any assets or properties thereof, the subject of which notice has not been resolved.

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3.14        Labor and Employees.

(a)                  The Company is, and since the beginning of the Compliance Look-Back Period has been, in compliance in all material respects with all applicable Laws and Contracts relating to current and former employees and independent contractors and the employment or engagement of labor, including all applicable Laws relating to hiring, discharge or terms and conditions of employment wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification (including employee-independent contract classification and the proper classification of employees as exempt employees and nonexempt employees under the Fair Labor Standards Act and applicable Law), and the collection and payment of withholding or social security Taxes. The Company has met in all material respects all requirements required by Law relating to the employment of foreign citizens, and the Company does not currently employ, nor has ever employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. Since the beginning of the Compliance Look-Back Period, the Company has complied in all material respects with all Laws that could require overtime to be paid to any current or former employees or independent contractors, and no Person has ever brought or, to the Company’s Knowledge, threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts.

(b)                  The Company is not delinquent in payment to any current or former employee or independent contractor for any wages, fees, salaries, commissions, bonuses, or other direct compensation for service performed by them or amounts required to be reimbursed to such current or former employee or independent contractor or in payments owed upon any termination of such current or former employee or independent contractor’s employment or engagement.

(c)                  No employee is represented by a union with respect to employment with the Company. The Company is not a party to or bound by any labor or collective bargaining agreement with a union. No petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative, and there is no organizational effort currently being made or, to the Company’s Knowledge, threatened by, or on behalf of, any labor union to organize any employees of the Company and no written demand for recognition as a bargaining representative of employees of the Company has been made by, or on behalf of, any labor union. There are no (i) strikes, work stoppages, work slowdowns or lockouts existing or, to the Company’s Knowledge, threatened against or involving any of the employees and the Company and the Company has not experienced any strike, work stoppage, work slowdown or lockout, (ii) unfair labor practice charges filed or, to the Company’s Knowledge, threatened by or on behalf of any union, employee or group of employees, or (iii) charges with respect to or relating to the Company pending before any applicable Governmental Authority responsible for the prevention of unlawful employment practices. No individual who has performed services for the Company has been improperly excluded from participation in any Employee Plan, and the Company has no material direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or as exempt rather than non-exempt, or with respect to any employee leased from another employer, including for Tax withholding purposes or Employee Plan purposes.

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(d)                  To the Company’s Knowledge, no current employee or independent contractor is bound by any Contract (including licenses, covenants or commitments of any nature) or subject to any Order that would materially interfere with the use of such employee’s or independent contractor’s best efforts to promote the interests of the Company or that would materially conflict with the Business. Except as set forth on the “Labor and Employment Schedule”, the Company does not have a present intention to terminate the employment or engagement of any current key employee or key independent contractor, or group of key employees or key independent contractors, and to the Company’s Knowledge, no current employee or independent contractor, or group of employees or independent contractors (i) intends to terminate his, her or their employment or engagement with the Company, or (ii) has received an offer to join a business that is competitive with the Business.

(e)                  Since the beginning of the Compliance Look-Back Period, (i) no allegations of sexual harassment or sexual misconduct have been made against any current or former employee or independent contractor, and (ii) the Company has not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any current or former employee or independent contractor.

3.15        Employee Benefit Plans.

(a)                  The “Employee Benefits Schedule” sets forth a true, complete and correct list of each material Employee Plan. For purposes of this Agreement, “Employee Plan” means, each (i) defined contribution or defined benefit plans (whether or not terminated) which are employee pension benefit plans (as defined in Section 3(2) of ERISA, whether or not subject to ERISA), (ii) ongoing or terminated funded or unfunded employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not subject to ERISA) (“Employee Welfare Plans”), and (iii) any other plan, policy, program or arrangement which provides nonqualified deferred compensation benefits, or any other program, plan, policy or arrangement which provides any savings, severance, retention, employment, consulting, commission, change-of-control, collective bargaining, bonus, incentive, health, life, disability, accident, vacation, tuition reimbursement or other fringe benefits, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future) (the “Other Plans”), in each of (i), (ii) and (iii), with respect to current or former employees, independent contractors, consultants or directors of the Company, that the Company maintains, sponsors, contributes to or has any obligation to contribute to, or, to the Company’s Knowledge, has any current or potential liability, whether formal or informal, oral or written, funded or unfunded, insured or self-insured.

(b)                  With respect to each Employee Plan, the Company has provided to the Purchaser or its counsel a true, complete and correct copy, to the extent applicable, of: (i) each writing constituting a part of such Employee Plan and all amendments thereto, and a written description of any material unwritten Employee Plan; (ii) the most recent annual report and accompanying schedules; (iii) the current summary plan description and any summaries of material modifications; (iv) the most recent annual financial statements and actuarial reports; (v) the most recent determination or opinion letter received by the Company from the IRS regarding the tax-qualified status of such Employee Plan; (vi) the most recent written results of all required compliance testing; and (vii) copies of any material correspondence with the IRS, Department of Labor or other Governmental Authority. Except as set forth on the “Employee Benefits Schedule” there has been no amendment to, announcement by the Company relating to, or change in employee participation or coverage under, any Employee Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Except as set forth on the “Employee Benefits Schedule” the Company may amend or terminate any Employee Plan at any time without incurring any Liability thereunder other than in respect of claims incurred prior to such amendment or termination, benefits accrued prior to such termination (and not arising on account of such termination), and the customary costs of implementing such amendment or termination, subject to 26 CFR Section 54.9815-2715(b), which may apply to the termination of group health plans.

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(c)                  No Employee Plan is, and none of the Company or any ERISA Affiliate of the Company have during the Compliance Look-Back Period, sponsored, established, maintained, contributed to or been required to contribute to, or in any way has any liability (whether on account of an ERISA Affiliate or otherwise), directly or indirectly, with respect to any plan that is, (i) subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code or a “defined benefit” plan within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA (whether or not subject thereto), (ii) a Multiemployer Plan, (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Company or any ERISA Affiliate has withdrawn at any time within the preceding six years from any Multiemployer Plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company.

(d)                  The Company does not maintain and has no obligation to contribute to any funded or unfunded Employee Welfare Plan, Multiemployer Plan or Other Plan which provides post-retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or future retirees, their spouses, dependents or beneficiaries, other than health benefits required to be provided to former employees, their spouses and other dependents under Code Section 4980B or other similar Laws.

(e)                  There are no pending or, to the Company’s Knowledge, threatened Actions (other than routine claims for benefits) by, with respect to, or on behalf of any Employee Plan or any trusts which are associated with such Employee Plans, the assets of any of the trusts under such Employee Plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Plans with respect to the operation of such Employee Plans. None of the Employee Plans are under audit or investigation (nor has written notice been received of a potential audit or examination) by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority. No Event exists that would subject the Company to any (i) Tax, fine, penalty, (ii) Lien or (iii) other liability imposed by ERISA, the Code or other applicable Laws. Each Employee Plan that previously provided for deferred compensation that constituted a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and applicable regulations) was at all times in documentary compliance with, and was been administered in compliance with, the requirements of Section 409A of the Code and the regulations promulgated thereunder and no amount under such Employee Plan was or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code. As of the date hereof, no Employee Plan provides for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and applicable regulations). Each Terminated Deferred Compensation Arrangement has been terminated and liquidated with respect to all participants, effective as of the Deferred Compensation Plan Termination Date in accordance with Treasury Regulations Section 1.409A-3(j)(4)(ix)(B), and the Company has taken all actions necessary or appropriate to pay or cause to be paid to each participant in the Terminated Deferred Compensation Arrangements, as soon as administratively practicable, and in all events no later than twelve (12) months following the Deferred Compensation Plan Termination Date, in a lump sum the accounts and benefits the participants have earned under such plans and arrangements, all in compliance with the requirements of Section 409A of the Code so that no taxes under Section 409A of the Code may be imposed on such participants.

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(f)                   The Employee Plans (and each respective related trust, insurance contract or fund) have been maintained, funded and administered in accordance with their express terms and in compliance in all material respects with the applicable Laws, including the requirements of ERISA and the Code. Neither the Company nor, to the Company’s Knowledge, any “party in interest” or “disqualified person” with respect to an Employee Plan has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Company’s Knowledge, no fiduciary (within the meaning of Section 3(21) of ERISA) has breached in any material respect any fiduciary duty with respect to an Employee Plan or otherwise has any liability in connection with acts taken (or the failure to act) with respect to the administration or investment of the assets of any Employee Plan. Except as set forth on the “Employee Benefits Schedule”, all payments required to be made by the Company under, or with respect to, any Employee Plan (including all contributions, distributions, reimbursements, premium payments or intercompany charges) with respect to all prior periods have been timely made or, for any such payments that are not yet due, properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in each case in accordance with the provisions of each of the Employee Plans, applicable Law and GAAP. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to an Employee Plan or the imposition of any Lien on the assets of the Company under ERISA or the Code.

(g)                  With respect to each Employee Plan that is intended to qualify under Section 401(a) of the Code, such Employee Plan, and its related trust, has at all times since its adoption been so qualified and has received a current determination letter (or is the subject of a current opinion letter in the case of any prototype plan) from the IRS on which the Company can rely that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or Tax under ERISA or the Code.

(h)                  Except as set forth in the attached “Employee Benefits Schedule”, none of the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the compensation or benefits payable, to any current or former employees, consultants and directors under any Employee Plan, (ii) result in any acceleration of the time of payment or vesting of any benefits payable by the Company under any Employee Plan or otherwise accelerate or increase any liability of the Company under any Employee Plan, or the forgiveness of indebtedness of any current or former employees, consultants and directors; (iii) create any limitation or restriction on the right of the Company to merge, amend or terminate any Employee Plan, (iv) result in an obligation to fund or otherwise set aside assets to secure to any extent any of the obligations under any Employee Plan, or (v) result in the payment of any amount or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

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(i)                    No Employee Plan covers any employees or independent contractors residing or working outside of the United States (other than any former employees who resided in the United States during their period of service with the Company but have relocated following the termination of such period of service).

(j)                    Each Employee Plan that is subject to the Affordable Care Act has been established, maintained and administered in compliance with the requirements of the Affordable Care Act, including all notice and coverage requirements, and the Company and each ERISA Affiliate offer minimum essential health coverage, satisfying the affordability and minimum value requirements, to their full time employees (as defined by the Affordable Care Act) sufficient to prevent liability for assessable payments under Section 4980H of the Code. The Company has not attempted to maintain the grandfathered health plan status under the Affordable Care Act of any Employee Plan. Except as disclosed on the “Employee Benefits Schedule”, no Employee Plan is a self-insured arrangement by the Company or funded through a trust and no event has occurred and no condition exists that could reasonably be expected to result in a material increase in the premium costs of any Employee Plan that are fully-insured. The Company has not incurred (whether or not assessed), and is not reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

3.16        Tax Matters. Except as set forth in the attached “Taxes Schedule”:

(a)                  the Company has timely filed (giving effect to valid extensions) all Tax Returns required to be filed by or with respect to it, and all such Tax Returns are true, complete and correct in all material respects. All income and other material Taxes that are due and payable by or with respect to the Company have been timely paid and all material amounts of Taxes that the Company is obligated to withhold from the amounts paid to any employee, member, creditor or other Person have been properly withheld and paid to the appropriate Governmental Authority;

(b)                  any potential Losses of the Company for Taxes not yet due and payable, or which are being contested in good faith, for periods through the Closing Date do not exceed the amount shown on the face of the Stub Period Balance Sheet (disregarding timing differences) as adjusted for the period thereafter through the Closing Date assuming the Business is operated in the ordinary course;

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(c)                  the Company has collected all appropriate sales, use and similar Taxes or has obtained the appropriate exemption certificates to except the Company from collecting any such Tax that would otherwise be due;

(d)                  there are no Tax Liens on any of the assets or properties of the Company, other than Permitted Liens;

(e)                  the Company has not consented to waive or extend the time in which any Tax may be assessed or collected by any Taxing authority, which extension is in effect as of the date hereof;

(f)                   there is no Action now in progress or pending against or with respect to the Company with respect to any Tax;

(g)                  no deficiency or adjustment with respect to Taxes has been proposed, asserted or assessed in writing against the Company which has not been fully paid or otherwise settled, and the Company has made available to the Purchaser for inspection copies of any notice of deficiency, assessment, or other adjustment received since the beginning of the Compliance Look-Back Period;

(h)                  no written claim has been received from a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction, or any Tax Return filing obligation;

(i)                    the Company has not been a member of an Affiliated Group;

(j)                    the Company is not a party to or bound by any Tax allocation, Tax sharing, Tax indemnification or similar agreement (except, in each case, an agreement entered into in the ordinary course of business and not primarily related to Taxes);

(k)                  the Company is not a party to or bound by any closing agreement, private letter rulings, technical advance memoranda, offer in compromise, or any other agreement or arrangement with any Taxing authority, in each case, that remains in effect, nor is there any outstanding request for such rulings or agreements;

(l)                    the Company (A) has not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 or a transaction that was intended to be governed in whole or in part by Section 355 or 361 of the Code; and (B) has no liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or operation of law, or otherwise;

(m)                the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

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(n)                  the Company has made available to the Purchaser complete copies of all income and franchise Tax Returns of the Company relating to taxable periods ending on or after June 30, 2018;

(o)                  neither the Company nor any other Person on its behalf has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any Knowledge that any Governmental Authority has proposed any such adjustment, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods for Tax purposes, in all cases, which adjustments would not have been fully accounted for prior to the Closing;

(p)                  the Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in, or use of an improper, method of accounting for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing; or (v) prepaid amount received, deferred revenue accrued or any other income eligible for deferral under any applicable Tax Law on or prior to the Closing;

(q)                  the Company has used the accrual method of accounting for income Tax purposes at all times since 1987; and

(r)                   the Company is not and has never been a “personal holding company” as defined in Section 542 of the Code.

3.17        Environmental Matters. Except as set forth on the “Environmental Matters Schedule”:

(a)                  The Company is, and since the beginning of the Compliance Look-Back Period has been, in compliance with all Environmental Laws in all material respects (which compliance includes possession of and compliance with all Environmental Permits) and the Company has not received any written notice from any Governmental Authority alleging that the Company has materially violated applicable Environmental Laws, except for such notices that have been resolved.

(b)                  There are no material Environmental Claims with respect to the Business pending or, to the Company’s Knowledge, threatened against the Company, all past Environmental Claims have been resolved, and, to the Company’s Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, the Release, presence or disposal of any Hazardous Materials, that could reasonably be expected to form the basis of any material Environmental Claim against the Company.

(c)                  The Company has not placed, stored, buried, or Released any Hazardous Materials produced by, or resulting from any of its operations, at, on, under, in, to or from any real property, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business (which inventories and wastes, if any, were and are stored or disposed of in compliance with applicable Environmental Laws in all material respects and in a manner that would not result in material liability under Environmental Laws).

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(d)                  No Releases of Hazardous Materials have occurred and no Person has been exposed to any Hazardous Materials at, from, in, to, on, or under any Real Property and no Hazardous Materials are present in, on, about or migrating to or, to the Company’s Knowledge, from any Real Property that would give rise to material liability of the Company under Environmental Laws.

(e)                  The Company has not provided an indemnity with respect to, expressly assumed or undertaken any liability, including any corrective, investigatory or remedial obligation of any other Person relating to any Environmental Laws, other than customary environmental indemnities that are set forth on the “Environmental Matters Schedule”.

(f)                   The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which has or could reasonably be expected to give rise to liability of the Company under Environmental Laws.

(g)                  The Company has provided to the Purchaser true, complete and correct copies of all environmental site assessment reports, studies, audits, and other material information relating to Hazardous Materials, Environmental Claims, or other environmental matters pertaining to the environmental condition of the properties or business of the Company, or the compliance (or noncompliance) by the Company with Environmental Laws, in the Company’s possession or control.

(h)                  The Company is not required by any Environmental Law or by virtue of the transactions contemplated by this Agreement or the Ancillary Agreements, or as a condition to the effectiveness of such transactions, to (i) perform a site assessment for Hazardous Materials, (ii) remove or remediate Hazardous Materials, (iii) give notice to or receive approval from any Governmental Authority or other Person or record any disclosure document or statement pertaining to environmental matters, or (iv) alter, modify, renew, change or update any Environmental Permit.

3.18        Company Affiliated Transactions. The attached “Company Affiliated Transactions Schedule” sets forth a true, complete and correct list of all Contracts and transactions between the Company, on the one hand, and any officer, director, employee, partner, member, manager, direct or indirect equity holder or Affiliate of the Company or any Related Person of each of the foregoing or any entity in which any of the foregoing Persons owns Equity Interests (other than the Company), on the other hand (except for any employment arrangements entered into in the ordinary course of business, including any Employee Plans). Such transactions or arrangements described in the immediately preceding sentence are referred to herein collectively as “Company Affiliated Transactions”. Except as set forth on the “Company Affiliated Transactions Schedule”, no Affiliate, director, officer, employee, partner, member, manager or direct or indirect equity holder of the Company, or any Related Person of any of the foregoing or any entity in which any of the foregoing Persons owns Equity Interests, (a) owns or has any other interest in any material assets or properties, tangible or intangible, which is used by the Company in the conduct of the Business, (b) has any material commercial relationship (including as landlord, tenant, vendor, distributor, customer, consultant, lender, creditor, borrower, supplier, licensee, licensor, competitor, representative or other business relationship) with the Company, (c) has any ownership or other interest in or has made any loan to, or is a director (or applicable equivalent), officer or employee of any Key Vendor or Key Dealer or competitor of the Company (provided, that with respect to employees of the Company (other than any employees of the Company who are directors, officers of the Company with the title vice president or above, or Sellers, the representation and warranty in this Section  3.18(c) shall be deemed to be made by the Company subject to its Knowledge), or (d) is a party to any Action that is pending or, to the Company’s Knowledge, threatened, against the Company. Upon the termination at the Closing of each Company Affiliated Transaction required to be terminated pursuant to Section 2.3(b)(v), the Company will not have any further Liability thereunder.

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3.19        International Trade Laws; Anti-Corruption; Industry Certifications.

(a)                  The Business is operated, and since the beginning of the Compliance Look-Back Period has been operated, and the Company is, and since the beginning of the Compliance Look-Back Period has been, in compliance in all material respects with the Anti-Corruption Laws and all applicable International Trade Laws, economic sanctions, anti-bribery and anti-boycott Laws. None of the Company or any of its officers, directors, employees, or agents, or to the Company’s Knowledge, any other Persons authorized to act and acting on behalf of the Company is (i) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State, (ii) a Person operating, organized or resident in a country or region which is itself the subject of any Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), or (iii) any Person owned or controlled by any Person or Persons specified in the immediately preceding clause (i) or clause (ii). Since the beginning of the Compliance Look-Back Period, none of the Company or any of its officers, directors, employees, or agents, or to the Company’s Knowledge, any other Persons authorized to act and acting on behalf of the Company, have violated or been alleged to have violated the Anti-Corruption Laws, made any unlawful payment or corruptly given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or, knowingly, indirectly, to any Person in connection with the Business. Since the beginning of the Compliance Look-Back Period, none of the Company, or any officer, director, employee or agent of the Company, or to the Company’s Knowledge, any other Person acting on behalf of the Company, is or has been the subject of any Action regarding any International Trade Laws, economic sanctions, anti-boycott or Anti-Corruption Laws and no such Action has been threatened. The Company has obtained all required material registrations and other certifications (including industry or trade group certifications and Governmental Licenses) required for it to provide its services or sell or distribute its goods or products, in all applicable jurisdictions in which it conducts the Business and proposes to conduct the Business, and has otherwise complied in all material respects with industry standards applicable to it and the Business, in each case, in respect of the provision of any particular service, or the sale or distribution of any particular goods or products, as applicable, in such jurisdictions. None of the Company, or to the Company’s Knowledge, any of the Company’s suppliers have used, either directly or indirectly, forced or slave labor to procure, manufacture, or otherwise provide any raw materials, products, components, labor, or services that are incorporated into any of the Company’s products or incorporated into any complete product sold by or provided to the Company.

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3.20        Key Business Relationships.

(a)                  The attached “Key Business Relationships Schedule” sets forth a true, complete and correct list of (i) the top twenty (20) Dealer locations of the Company based on revenue generated by Dealers at such locations for the fiscal year period ended June 30, 2021 and for the three (3) months ended September 30, 2021 (each such Dealer referred to as a “Key Dealer”) and the amount of such revenue generated with respect to each Key Dealer, and (ii) the top twenty (20) vendors or suppliers of the Company based on expenses for the fiscal year period ended June 30, 2021 and for the three (3) months ended September 30, 2021 (and, together with Snap Finance LLC and its Affiliates, each, a “Key Vendor”) and the amount of such expenses incurred with respect to each Key Vendor (including, for the avoidance of doubt, Snap Finance LLC and its Affiliates).

(b)                  During the past twelve (12) months, the Company has not at any time delivered to, or received from, any Key Dealer or Key Vendor any written notice or written allegation of a material default or breach with respect to any Contract. None of the Key Dealers or Key Vendors has (i) terminated or failed to renew or given written, or to the Company’s Knowledge, verbal notice to the Company evidencing its intention to terminate or fail to renew its relationship with the Company, (ii) been in a material dispute with the Company during the past twelve (12) months, (iii) with respect to the Key Dealers, given written, or to the Company’s Knowledge, verbal notice to the Company evidencing that it plans to materially reduce the quantity of products or services that it purchases from the Company (relative to such Key Dealer’s purchasing history during the twelve (12) months prior to such change) or otherwise materially alter the terms of its commercial relationship in a manner that would be detrimental to the Company or the Business, or (iv) with respect to the Key Vendors, given written, or to the Company’s Knowledge, verbal notice to the Company, evidencing that it plans to materially reduce the quantity of products or services that it provides to the Company or otherwise materially alter the terms of its commercial relationship in a manner that would be detrimental to the Company or the Business. Except as set forth on the “Key Business Relationships Schedule”, there is no single vendor or supplier of products or services to the Company that is necessary for or material to the operation of the Businesses with respect to which a reasonably practicable alternative source of supply is not generally available on commercially reasonable terms.

(c)                  The attached “Rebates Schedule” sets forth a true, complete and correct list of all discounts, allowances, free goods or services, rebates, programs or other promotions offered by the Company to its customers that had a value, individually or in the aggregate, in excess of $100,000 in the calendar year ended December 31, 2020, or as of November 20, 2021, is reasonably expected to have a value, individually or in the aggregate, in excess of $100,000 in the calendar year ending December 31, 2021.

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3.21        Product Warranty and Product Liability.

(a)                  Since the beginning of the Look-Back Period, the Company has not manufactured or designed (other than with respect to packaging or branding) any goods, products or Inventory that it sells or distributes.

(b)                  The attached “Product Warranty and Product Liability Schedule” sets forth a true, complete and correct list of (i) each Action related to any Company warranty, product liability or guaranty that has, or would reasonably be expected to involve, a cost to the Company in excess of $25,000 individually or $100,000 in the aggregate, and (ii) each recall required to be taken, in each case of clauses (i) and (ii), with respect to any goods, products or Inventory sold or distributed by or any service provided by, the Company at any time since the beginning of the Look-Back Period. All Actions related to any Company warranty, product liability or guaranty listed on the “Product Warranty and Product Liability Schedule” have been resolved and the Company does not have any further liability with respect thereto. Except as listed on the “Product Warranty and Product Liability Schedule,” no Action or series of Actions related to any Company warranty, product liability or guaranty with respect to goods, products or Inventory sold or distributed by, or services provided by, the Company has resulted in a cost or liability to the Company in excess of $25,000 individually or $100,000 in the aggregate in any calendar year since the beginning of the Look-Back Period.

(c)                  Since the beginning of the Look-Back Period, the Company has not received any written notice (or, to the Company’s Knowledge, verbal notice) of any recalls ordered by any Governmental Authority or any other Person with respect to any goods, products or Inventory sold or distributed by, or services provided by, the Company. Except as listed on the “Product Warranty and Product Liability Schedule,” since the beginning of the Look-Back Period, there has not been any Order or Action (and the Company has not received written notice, or, to the Company’s Knowledge, verbal notice, thereof) declaring or alleging any of the goods, products or Inventory sold or distributed by, or services provided by, the Company to be defective or unsafe. No goods, products or Inventory sold, made, distributed, or, to the Company’s Knowledge, transported or handled, by the Company, or any predecessors thereof, at any time, contains, or has ever contained, asbestos.

3.22        COVID-19 Matters.

(a)                  Except as set forth on the “COVID-19 Matters Schedule”, the Company has not participated in any COVID-19-related programs (including the PPP) or sought or received benefits, advances or relief thereunder or under any other COVID-19 Laws. Except as set forth on the “COVID-19 Matters Schedule”, the Company has not claimed any Tax credit, deferral or other benefit pursuant to a COVID-19 Law. Except as set forth on the “COVID-19 Matters Schedule”, no action by the Company taken prior to the Closing Date will impair the eligibility of the Purchaser or any of its Affiliates (including the Company following the Closing) to claim any payroll Tax credit or deferral that is permitted by a COVID-19 Law.

(b)                  To the Company’s Knowledge, no event has occurred and no condition exists that would interfere with or impede the availability of the workforce of the Company to conduct the Business and there is no anticipated labor shortage as a result of, in connection with, or related to, COVID-19, a pandemic, any such orders or other similar events. To the extent the Company is requiring employees to perform in-person work in any location subject to such an order, the operations of the Business at such location qualifies as an “Essential Business”, or term of similar import, that is allowed to operate under and for purposes of such order. The Company has not implemented, and currently has no plans to implement, any reductions in hours, furloughs, or salary reductions in connection with COVID-19 that would (i) cause any employee currently classified as “exempt” under applicable federal, provincial and state law to lose such “exempt” status, or (ii) cause any employee’s compensation to fall below the applicable federal, provincial, state, or local minimum wage.

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3.23        Privacy and Data Security.

(a)                  The Company is, and since the beginning of the Compliance Look-Back Period has been, in compliance in all material respects with (i) applicable Data Protection Laws; (ii) all published, posted and internal privacy policies; (iii) all Contracts or codes of conduct binding on the Company relating to the collection, access, use, storage, disclosure, transmission, or cross-border transfer of Personal Data; and (iv) any standards published by the Payment Card Industry Security Standards Council applicable to the Company ((i)-(iv) collectively, “Data Protection Requirements”).

(b)                  The Company established and maintains, and has maintained, physical, technical, and administrative security measures and policies, compliant in all material respects with applicable Data Protection Requirements, that (i) identify internal and organizational risks to the confidentiality, integrity, and availability of Personal Data and Data Systems taking into account the sensitivity of the data or systems; (ii) protect the confidentiality, integrity, and availability of the Company’s software, systems, and websites that are involved in the collection or processing of Personal Data and Data Systems; and (iii) maintain notification procedures in compliance with applicable Data Protection Requirements.

(c)                  The Company has not experienced any failures, crashes, security breaches or incidents, unauthorized access, use, modification, or disclosure, or other adverse events or incidents related to Personal Data or Data Systems that would require notification of or to any Person subject to applicable Data Protection Requirements.

(d)                  Since the beginning of the Look-Back Period, the Company has not received any subpoenas, demands, or other written notices from any Person investigating, inquiring into, or otherwise alleging any material violation or failure to comply with applicable Data Protection Requirements. No notice, complaint, claim, inquiry, audit, enforcement action, proceeding, litigation or other Action of any kind has been served on, or initiated against, the Company subject to any Data Protection Requirement, nor is the Company aware of any reasonable basis for such a claim, in each case, individually or in the aggregate, that would reasonably be expected to be material to the Company.

(e)                  The execution, delivery, and performance of this Agreement and the Ancillary Agreements shall not cause, constitute, or result in a material breach or violation of any Data Protection Requirement or other standard terms of service entered into by the users of the Company’s service(s).

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3.24        Bank Accounts. The attached “Bank Accounts Schedule” sets forth a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box or which is otherwise used in the Business, including the names and identification and contact information of all Persons authorized to draw thereon or to have access thereto.

3.25        Brokerage. Except as disclosed on the attached “Company Brokerage Schedule” there are no claims for, and no Person is or will become entitled to, any brokerage commissions, finder’s, financial advisors, or investment banker’s fees or similar compensation in connection with the transactions contemplated by this Agreement, any Ancillary Agreements based on any arrangement, Contract or agreement made by or on behalf of the Company or any of its Affiliates.

3.26        Insurance. The attached “Insurance Schedule” sets forth a true, complete and correct list of all title, liability, fire, worker’s compensation and other forms of insurance (including bonds) (such policies, the “Scheduled Insurance Policies”) and the policy limits thereunder that, since the beginning of the Look-Back Period, insure or insured the Company’s properties, assets and operations or any of its current or former officers or directors are set forth on the “Insurance Schedule.” Except for deductibles under Scheduled Insurance Policies, the Company is not self-insured. Except as set forth on the “Insurance Schedule,” the Company is the sole loss payee and the only “named insured” under each Scheduled Insurance Policy. Except as set forth on the Insurance Schedule, all such policy limits as listed therein are available. Such policies cover the assets and risks of the Company in a manner consistent with customary practices of companies engaged in businesses and operations similar to those of the Company. The “Insurance Schedule” lists each open claim made by the Company and each other claim made by the Company since the beginning of the Look-Back Period. All insurance coverage maintained with respect to the Company is occurrence-based, except as otherwise noted on the “Insurance Schedule.” To the Company’s Knowledge, all of such insurance policies are legal, valid, binding and enforceable and in full force and effect and the Company is not in breach or default (including with respect to giving of notices), in any material respect, with respect to its obligations under such insurance policies (including with respect to payment of premiums, deductibles and self-insured amounts that have become payable). The Company has not cancelled or received notice of any material increase of the premiums with respect to, cancellation of, non-renewal or threatened cancellation or non-renewal of, any such insurance policy without replacement thereof. There have been no occurrences that could be reported on the Company’s general liability insurance policy except those already reported and those that would not reasonably be expected to be, individually or in the aggregate, material to the Company, and there has not been a failure by the Company to give notice of any material claim that may be insured under any Scheduled Insurance Policy in a timely fashion or in a manner required by such Scheduled Insurance Policy. There are no claims (other than health insurance claims and each worker’s compensation and any other claim involving less than $25,000 per claim) under any of the Scheduled Insurance Policies as to which any insurance company has notified the Company that it is denying liability or defending, questioning or disputing under a reservation of rights or similar clause any such claim. No Scheduled Insurance Policy provides shared coverage with any Person other than the Company.

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3.27        Dealer Matters.

(a)                  The attached “Dealer Schedule” sets forth a true, complete and correct (i) list of (A) all Dealer Agreements, (B) the name of each Dealer party to such Dealer Agreement, (C) the business address of the Designated Premises under such Dealer Agreement, and (D) the effective date and expiration date of such Dealer Agreement, and (ii) the form of W.S. Badcock Corporation Dealership Agreement. No Dealer Agreement varies in any material respect from such form set forth on the “Dealer Schedule”.

(b)                  Each Person who is (i) operating a retail business identified by the trade names and service marks “Badcock Home Furniture & more” or “Badcock Home Furnishings Center” or (ii) selling home furnishings, appliances or other durable goods consigned by the Company to such Person, is a party to a Dealer Agreement.

(c)                  Except for the Dealer Agreements, the Company is not bound by any other Contract granting a right to any Person to (i) develop or operate a retail business identified by the trade names and service marks “Badcock Home Furniture & more” or “Badcock Home Furnishings Center” or (ii) sell home furnishings, appliances or other durable goods consigned by the Company to such Person.

(d)                  None of the Company or any Affiliate thereof has operated (i) a franchise system subject to the FTC Rule in connection with its retail operation of the Business or any other business, or (ii) any network or system of dealers or retailers to sell goods or services anywhere in the United States other than the Badcock Dealer Network.

(e)                  None of the Dealer Agreements constitutes a franchise under any applicable Franchise Sales Laws. The Company has complied with all applicable Franchise and Dealer Relationship Laws in all material respects, or is otherwise not subject to them or is otherwise exempt therefrom.

(f)                   None of the terms or provisions of any Dealer Agreement violates any applicable Law in any material respect, and none of the policies or practices of the Company in connection with its relationship with any Dealer violates any applicable Law in any material respect. Without limiting the foregoing, no changes in the Dealer commission structure or rates implemented by the Company since the beginning of the Compliance Look-Back Period has breached or violated the rights of any Dealer under its Dealer Agreement or under applicable Law in any material respect.

(g)                  Except as set forth on the “Dealer Schedule”, since the beginning of the Compliance Look-Back Period, the Company has not received any written, or to the Company’s Knowledge verbal, notice, demand or claim from a Dealer that the Company has violated any Laws in connection with its relationship with such Dealer in any material respect or that its Dealer Agreement constitutes a Franchise under applicable Franchise Sales Laws.

(h)                  Except as set forth on the “Dealer Schedule,” the Company has not received any written notice of, or to the Company’s Knowledge, verbal notice, that the relationship between the Company and any Dealer under the terms of the Dealer Agreement constitutes a Franchise or a business opportunity under any Franchise Sales Laws or any state business opportunity Laws.

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(i)                    Nothing contained in any Dealer Agreement prohibits or restricts the Company or any of its Affiliates from offering or selling competitive merchandise through any channel of distribution under any Trademarks that are not licensed to the applicable Dealer under such Dealer Agreement.

3.28        LaGrange Transaction. On or prior to the date hereof, the LaGrange Bond Documents have been terminated, canceled and extinguished, as applicable, none of the Company or any other Person has any continuing rights or obligations under any LaGrange Bond Document, other than rights in favor of the Authority that expressly survive such termination of the LaGrange Bond Documents pursuant to the LaGrange Transaction Documents, and the Company has acquired good and valid legal and beneficial title to the LaGrange Property (such termination, cancellation and extinguishment, collectively, the “LaGrange Transaction”). The “LaGrange Transaction Documents Schedule” sets forth a true, complete and correct list of each document, instrument or agreement required to be executed or delivered by the Company and delivered to the Authority (the “LaGrange Transaction Documents”) to consummate the LaGrange Transaction and no other documents, filings, agreements, instruments or notices are required to be delivered to, and no additional consents are required to be obtained from, any other Person in order to consummate the LaGrange Transaction. The LaGrange Transaction occurred in accordance with all applicable Laws and other requirements of the Authority. The Company has delivered to Purchaser a true, complete and correct copy of each LaGrange Transaction Document and the LaGrange Transaction Documents constitute the sole documents, instruments and agreements used or entered into to effect the LaGrange Transaction. Following the consummation of the LaGrange Transaction, neither the Company nor any other Person will have any further Liability for the payment of any amounts in connection with the LaGrange Transaction, other than rights in favor of the Authority that expressly survive the termination of the LaGrange Bond Documents pursuant to the LaGrange Transaction Documents.

3.29        Disclaimer. Except as expressly set forth in this Article 3 and in Article 4, the Schedules, the Transaction Beneficiary Joinder, the Ancillary Agreements and in any certificates or instruments delivered pursuant to this Agreement, none of the Company or the Sellers or any other Person makes any representation or warranty, express or implied, at law or in equity with respect to the matters addressed herein and any such other representations or warranties are hereby expressly disclaimed. None of the Sellers or the Company makes any representation or warranty to the Purchaser (a) with respect to any projections, estimates or budgets heretofore delivered to or made available to the Purchaser or its counsel, accountants or advisors of (i) future revenues, expenses or expenditures or (ii) future results of operations of the Company, or (b) except as expressly set forth in this Article 3 or in Article 4, the Schedules, the Transaction Beneficiary Joinder, the Ancillary Agreements and in any certificates or instruments delivered pursuant to this Agreement, any other information or documents (financial or otherwise) made available to the Purchaser or its counsel, accountants or advisors with respect to the Company. Notwithstanding anything to the contrary herein or otherwise, nothing in this Agreement (including this Section 3.29) shall limit, restrict or prohibit any rights, remedies, claims or causes of action (or recovery in connection therewith) under the R&W Insurance Policy or in respect of Fraud.

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Article 4
REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

As a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, each Seller severally as to such Seller, hereby represents and warrants to the Purchaser as follows:

4.1            Ownership. Such Seller holds of record and owns beneficially (and is the sole record and beneficial owner of), and has good, valid and marketable right, title and interest in and to, the Purchased Shares set forth next to the name of such Seller on the attached “Capitalization Schedule” free and clear of any Liens and any other restrictions on transfer (other than the restrictions in the Stock Restriction Agreement and other than any transfer restrictions under the 1933 Act and state securities Laws). Except as set forth on the “Ownership Schedule” and the Stock Restriction Agreement, such Seller (a) is not a party to or bound by any option, warrant, right, contract, call, pledge, put or voting trust, proxy equity holders’ agreement, registration rights agreement or other similar Contract with respect to any of the Purchased Shares and (b) has the full power and authority to sell, assign and transfer such Purchased Shares to the Purchaser as contemplated by this Agreement free and clear of any Liens and any other restrictions on transfer (other than any transfer restrictions under the 1933 Act and state securities Laws).

4.2            Organization; Power; Authorization of Transactions. If such Seller is an entity, such Seller is duly incorporated or organized, as applicable, validly existing and in active status or in good standing under the laws of its jurisdiction of organization or formation, as applicable. If such Seller is an entity, such Seller is qualified to transact business as a foreign entity and is in good standing or of active status, as applicable, in each jurisdiction in which the properties or assets owned, leased or operated by such Seller, or the nature of the business of such Seller requires such Seller to be so qualified, except to the extent the failure to qualify would not, individually or in the aggregate, reasonably be expected to be material to such Seller or the Company. Such Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and the other Ancillary Agreements to which such Seller is a party and to perform his, her or its obligations hereunder and thereunder, including to sell, assign, transfer and deliver the Shares owned by such Seller pursuant to the terms of this Agreement. The execution, delivery, and performance by such Seller of this Agreement and the other Ancillary Agreements to which such Seller is a party, and each of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action of such Seller and no other act or proceeding on the part of such Seller is necessary to authorize the execution, delivery or performance by such Seller of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. This Agreement, and each of the Ancillary Agreements to which such Seller is a party, have been duly and validly executed and delivered by such Seller and, assuming the due execution and delivery of this Agreement and the other Ancillary Agreements by the other parties hereto and thereto, this Agreement constitutes, and the other Ancillary Agreements constitute, a valid, legal and binding obligation of such Seller, enforceable against such Seller in accordance with its terms except as the enforceability hereof and thereof may be limited by the General Enforceability Exceptions.

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4.3            Absence of Conflicts; Consents and Approvals.

(a)                  Except in the case of subclause (i) of this Section 4.3(a) or as would not reasonably be expected to materially impair or delay the ability of such Seller to consummate the transactions contemplated by this Agreement or to perform his, her or its obligations under this Agreement or any other Ancillary Document to which such Seller is a party and except for the terms of the Stock Restriction Agreement, the execution, delivery and performance by such Seller of this Agreement and the Ancillary Agreements and the covenants, agreements and obligations hereunder and thereunder and the consummation of each of the transactions contemplated hereby or thereby do not and will not, with or without the giving of notice, the passage of time, or both, conflict with, or result in any violation or breach of or default under or give rise to a right of acceleration, termination, loss of benefit or rights, or cancellation, require novation or the consent or approval of or the provision of notice to any third party or result in any Lien on any of the Shares or any Equity Interests or assets or properties of such Seller, give rise to any additional payment by, or obligation of, such Seller or trigger the right of any Person to acquire all or any part of the Shares or any other Equity Interests of the Company pursuant to a preferential purchase right, preemptive right, right of first refusal or offer, buy-sell arrangement or otherwise, in each case, under any provision of (i) any Material Contract or Governmental License, (ii) the Company Articles, the Company Bylaws or any other organizational or governing documents of the Company, (iii) any Law or Order, or otherwise, except with respect to Permitted Liens, result in the creation of any material Lien upon any of the Shares or any other Equity Interests of the Company or any of the properties or assets of the Company.

(b)                  Assuming the truth and accuracy of the representations and warranties contained in Section 5.4, no notices to, filings with, or authorizations, consents, approvals, exemptions, Orders, permits, clearances or declarations of any Person or Governmental Authority are required or necessary on the part of, or with respect to, such Seller for the execution or delivery by such Seller of this Agreement or any Ancillary Agreement, or the performance by such Seller of its obligations hereunder or thereunder or the consummation by such Seller of the transactions contemplated hereby or thereby.

4.4            Litigation. Since the beginning of the Look-Back Period, there have not been any Actions pending, or to such Seller’s Knowledge, threatened, against such Seller or any of the assets or properties of such Seller, at law or in equity, or before or by any Governmental Authority, except as would not reasonably be expected to materially impair or delay the ability of such Seller to consummate any of the transactions contemplated by this Agreement or the Ancillary Agreements or to perform its obligations under this Agreement or the Ancillary Agreements to which such Seller is a party or prohibit such Seller from consummating any of the transactions contemplated by this Agreement or the Ancillary Agreements or performing its covenants, agreements and obligations under this Agreement or the Ancillary Agreements to which such Seller is a party.

4.5            Brokerage. Except as disclosed on the attached “Seller Brokerage Schedule” there are no claims for, and no Person is or will become entitled to, any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based on any arrangement, Contract or agreement made by such Seller or any of such Seller’s Affiliates.

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Article 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As a material inducement to the Company and the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser represents and warrants to the Company and the Sellers as follows:

5.1            Organization and Power. The Purchaser is a limited liability company duly organized, validly existing and in good standing or active status under the Laws of the State of Delaware. The Purchaser has all requisite limited liability company power and authority to own, operate and lease the assets and properties that it purports to own, operate or lease and to carry on its business and to execute and deliver this Agreement and each other Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder.

5.2            Authorization. The execution and delivery by the Purchaser of this Agreement and each of the Ancillary Agreements to which the Purchaser is a party, the performance by the Purchaser of its obligations under this Agreement and each of the Ancillary Agreements to which the Purchaser is a party have been duly and validly authorized by all requisite limited liability company action necessary to authorize the execution, delivery or performance of this Agreement or the other Ancillary Agreements to which the Purchaser is a party. This Agreement (and each of the Ancillary Agreements to which the Purchaser is a party) has been duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement and the other Ancillary Agreements by the other parties hereto and thereto, this Agreement constitutes, and the other Ancillary Agreements constitute, a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as the enforceability hereof and thereof may be limited by the General Enforceability Exceptions.

5.3            Absence of Conflicts. Except in the case of subclauses (a)(ii) and (b) of this Section 5.3 or as would not reasonably be expected to impair or materially delay the ability of the Purchaser to consummate the transactions contemplated by this Agreement, the execution, delivery and performance by the Purchaser of this Agreement, the other Ancillary Agreements to which the Purchaser is a party and the consummation of each of the transactions contemplated hereby or thereby will not (a) violate, conflict with, result in any material breach of, constitute a material default under, result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under (i) any organizational documents of the Purchaser, or (ii) to the Purchaser’s Knowledge, any material contract to which the Purchaser is bound or affected; or (b) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority under the provisions of any Law.

5.4            Governmental Authorities and Consents. Assuming the truth and accuracy of the representations and warranties contained in Section 3.4 and Section 4.3, no permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement and the other Ancillary Agreements to which the Purchaser is a party, by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby and thereby, except for such approval, authorization, declaration or filing, the failure of which to obtain or make would not reasonably be expected to impair or materially delay the ability of the Purchaser to consummate the transactions contemplated by this Agreement, the execution, delivery and performance by the Purchaser of this Agreement, the other Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

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5.5            Litigation. There are no Actions pending or, to the Purchaser’s Knowledge, threatened against or affecting the Purchaser, at law or in equity, or before or by any Government Authority, except for such Actions as would not reasonably be expected to impair or materially delay the ability of the Purchaser to consummate the transactions contemplated by this Agreement, the execution, delivery and performance by the Purchaser of this Agreement, the other Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

5.6            Brokerage. Except as disclosed on the attached “Purchaser Brokerage Schedule” there are no claims for, and no Person is or will become entitled to, any brokerage commissions, finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement, and the Ancillary Agreements based on any arrangement, Contract or agreement made or alleged to have been made by or on behalf of the Purchaser or any of its Affiliates.

5.7            Due Diligence Review. The Purchaser acknowledges that: (a) it is an informed and sophisticated investor and has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the sale of the Purchased Shares with the Company’s management and has had an opportunity to review the Company’s facilities, (b) it has completed to its satisfaction its own investigation and due diligence review with respect to the Company and it is entering into the transactions contemplated by this Agreement based on such investigation and due diligence, and except for the specific representations and warranties made by the Company and the Sellers in Article 3 and Article 4 under this Agreement, the Schedules, the Transaction Beneficiary Joinder, the Ancillary Agreements and in any certificates or instruments delivered pursuant to this Agreement it is not relying upon any representation or warranty, express or implied, of the Company or any Affiliate, officer, director, employee, agent or advisor thereof, nor upon the accuracy of any record, projection or statement, in each case, made available or given to the Purchaser in the performance of such investigation, (c) it has had access to the Company and its books and records, Contracts (including Tax Returns and related documents), and employees, agents and representatives, and (d) it has had such opportunity to seek accounting, legal or other advice or information in connection with its entry into this Agreement and the other documents referred to herein relating to the consummation of the transactions contemplated hereby and thereby as it has seen fit. In furtherance of the foregoing, and not in limitation thereof, the Purchaser acknowledges that no representation or warranty, express or implied, of the Company or the Sellers or any of their respective Affiliates, with respect to any financial projection or forecast made available to the Purchaser with respect to the revenues or profitability which may arise from the operation of any of the Company either before or after the Closing, shall (except as otherwise expressly represented to in this Agreement, the Schedules, the Transaction Beneficiary Joinder, the Ancillary Agreements or in any certificates or instruments delivered pursuant to this Agreement) form the basis of any claim against the Company or the Sellers or any of their respective Affiliates with respect thereto, it being understood that financial projections and forecasts are, by their nature, inherently uncertain and actual results may vary from such projections and forecasts and that such variations may be material. Notwithstanding anything to the contrary herein or otherwise, nothing in this Agreement (including this Section 5.7) shall limit, restrict or prohibit any rights, remedies, claims or causes of action (or recovery in connection therewith) under the R&W Insurance Policy or in respect of Fraud.

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5.8            Restricted Securities. The Purchaser understands and acknowledges that (a) none of the Purchased Shares have been registered under the 1933 Act, or under any securities Laws of any state of the United States or other jurisdiction, in reliance upon specific exemptions thereunder for transactions not involving any public offering, (b) all of the Purchased Shares constitute “restricted securities” as defined in Rule 144 under the 1933 Act, (c) none of the Purchased Shares are traded or tradable on any securities exchange or over-the-counter, and (d) none of the Purchased Shares may be sold, transferred or otherwise disposed of unless a registration statement under the 1933 Act with respect to such Purchased Shares and qualification in accordance with any applicable state securities Laws becomes effective or unless such registration and qualification is inapplicable, or an exemption therefrom is available. The Purchaser is an “accredited investor” as defined in Rule 501(a) of the 1933 Act.

5.9            Solvency. Assuming that (a) the representation and warranties contained in Article 3 and Article 4 in this Agreement are true and correct, (b) the Company and the Sellers have complied with their obligations under this Agreement and (c) any estimates, projections or forecasts of the Company provided to the Purchaser prior to the date of this Agreement have been prepared in good faith based on assumptions that were and continue to be reasonable and accurate, at and immediately after the consummation of the transactions contemplated by this Agreement (including any debt financing arrangements entered into at the Closing in connection with the transactions contemplated hereby), the Company will be Solvent. For purposes of this Section 5.9, “Solvent” means that, with respect to any Person as of the Closing Date, (i) the amount of the “fair market value” of the assets of the Person, will, as of Closing Date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of the Closing Date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors, (ii) such Person will be able pay its indebtedness as its indebtedness becomes absolute and matured, and (iii) the Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business.

5.10        Purchaser Entity. The Purchaser has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Ancillary Agreements and has not incurred liabilities of any nature or conducted any business other than those incidental to its formation and existence and pursuant to or in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. FRG owns all of the Equity Interests of the Purchaser, beneficially and of record, free and clear of all Liens (other than any Liens created pursuant to any debt financing arrangements entered into at the Closing in connection with the transactions contemplated hereby and except for any restrictions arising under the 1933 Act and state securities Laws).

Article 6
COVENANTS AND AGREEMENTS

6.1            Public Announcements. Except for the filing of any Form 8-K with the Securities and Exchange Commission by FRG (and the inclusion of (a) a copy of this Agreement and a summary of the transactions contemplated hereby, and (b) following the Closing, financial information relating to the Company, in any such Form 8-K filing) or as otherwise required by applicable Law, over-the-counter market or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement (nor will any party to this Agreement permit any of its advisors, employees, agents, representatives, direct or indirect equity holders, trustees, beneficiaries or Affiliates to do any thereof) shall make any public announcements in respect of this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or otherwise communicate with any news media without the prior written consent of the Seller Representative and the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing, nothing herein shall prevent any Affiliate or direct or indirect equity holder of any party hereto that is a private equity or other investment fund from making customary disclosures to its investors or potential investors who are subject to customary confidentiality restrictions or disclosing general information about the subject matter of this Agreement, any Ancillary Agreement, the Company or the Business (including its and their performance and improvements) in connection with any such fund’s or any of such fund’s Affiliate’s customary fund raising, marketing, informational or reporting activities.

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6.2            Proration of Taxes. For purposes of this Agreement, in the case of any Straddle Period, (i) the amount of any Taxes that are based on or measured by net income or earnings, gross income or earnings, capital or net worth, or any other Taxes resulting from or imposed on, sales, receipts, uses, transfers or assignments of property or other assets, payments or accruals to other Persons (including wages), or any other similar transaction or transactions of the Company that are allocable to the Pre-Closing Tax Period shall be determined based on a deemed interim closing of the books as of the close of business on the Closing Date, and (ii) the amount of all other Taxes of the Company that are allocable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period.

6.3            Use of Name. Immediately following the Closing, each Seller shall not, and shall cause such Seller’s respective Affiliates and Related Persons controlled by such Seller or in respect of whom such Seller is a trustee or beneficiary not to, use any Company Names except with respect to each Seller, (a) such Seller may continue using the “Badcock” surname, solely to the extent such use is, (i) in the case of a Seller who is a natural person, as such Seller’s surname and in the name of a legal trust that may be established by such Seller, or (ii) if such Seller is a legal trust, as the name of such legal trust, and (b) such Seller may use the “Badcock” name, only if such name is part of such Seller’s middle name or surname and such usage is limited solely to the extent such usage is in connection with the provision by such Seller (including through an Affiliate controlled by such Seller) of goods or services (i) which are not confusingly similar to the goods and services sold by the Company, which for the avoidance of doubt, includes any goods and services provided as part of the Business, (ii) that do not directly or indirectly compete with, or involve businesses that compete with, the Company and its Affiliates or the Business, and (iii) that are not complementary to, or extensions of, the goods and services of the Company, which for the avoidance of doubt, includes any goods and services provided as part of the Business. Seller acknowledges and agrees that the Company Names will be and remain, subsequent to the Closing, the sole and exclusive property of the Company. Such Seller will not, and will cause its Affiliates and Related Persons controlled by such Seller or in respect of whom such Seller is a trustee or beneficiary not to, directly or indirectly, use, seek to register, register or authorize, waive or consent to others to use, seek to register or register any Company Names or any other Trademarks substantially or confusingly similar thereto anywhere in the world, or challenge the Company’s or any of its Affiliates’ right to use, seek to register or register any Company Names or such Trademarks anywhere in the world. Subject to the limited exceptions set forth in the preceding subclauses (a) and (b) of this Section 6.3, as soon as practicable, but in any event no later than thirty (30) days after the Closing Date, such Seller will, and will cause its Affiliates and Related Persons controlled by such Seller or in respect of whom such Seller is a trustee or beneficiary to, change their names such that they no longer contain all or a portion of any of the Company Names. For purposes of this Agreement, “Company Names” means “W.S. Badcock Corporation”, “Badcock”, “Badcock Home Furniture & more” any other Trademarks owned by the Company as of Closing, and any translations or derivatives thereof and any Trademarks confusingly similar thereto.

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6.4            R&W Insurance Policy. After the Closing, the Purchaser agrees that it will not agree to any amendment or waiver of the R&W Insurance Policy that would materially and adversely impact the Sellers without the prior written consent of the Seller Representative (such consent not to be unreasonably withheld, conditioned or delayed).

Article 7
Indemnification

7.1            Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; provided, that the Fundamental Representations and the representations and warranties set forth in Section 3.16 shall survive the Closing and remain in full force and effect until the date that is six (6) years from the Closing Date. Each of the covenants or other agreements contained in this Agreement that expressly contemplates performance after the Closing Date, shall survive in accordance with its terms plus an additional 60 days with respect to any breach thereof. Notwithstanding the foregoing, for any claims asserted in writing by notice from an Indemnified Party to an Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. Notwithstanding the foregoing, any obligation to indemnify under this Article 7 for any claim in respect of Fraud shall survive indefinitely and the survival periods set forth in this Section 7.1 shall not limit any survival period set forth in the R&W Insurance Policy.

7.2            Indemnification by the Sellers. Subject to the other terms and conditions of this Article 7, the Sellers shall indemnify the Purchaser, the Company, their respective Affiliates, the Purchaser Representatives and their respective successors and assigns, from and against, and shall hold the Purchaser, the Company, their respective Affiliates, the Purchaser Representatives and their respective successors and assigns harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Purchaser, the Company, their respective Affiliates, the Purchaser Representatives and their respective successors and assigns, based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of the Company or the Sellers contained in this Agreement, any inaccuracy in or breach of any of the representations or warranties set forth in any certificate delivered by the Sellers, the Company or the Seller Representative pursuant to this Agreement or any inaccuracy in or breach of any of the representations or warranties of any Transaction Beneficiary set forth in the Transaction Beneficiary Joinder; (b) any breach or non-fulfillment of any covenant, agreement or obligation of the Sellers, the Company or the Seller Representative contained in this Agreement and to be performed following the Closing; (c) any Pre-Closing Taxes (not including for the avoidance of doubt, any Unpaid Pre-Closing Taxes taken into account in the calculation of Final Indebtedness, as finally determined pursuant to Section 2.4); (d) any Indebtedness of the Company or Transaction Expenses (in each case, as of immediately prior to the Closing) to the extent not taken into account in the calculation of Final Indebtedness or Final Transaction Expenses, respectively, as finally determined pursuant to Section 2.4; and (e) Fraud (including with respect to any representations or warranties made by the Company, notwithstanding that the Company and not the Sellers made any such representation or warranty). In determining whether there has been a breach of any representation or warranty in this Agreement, and in determining the amount of any Losses arising out of or resulting therefrom, in each case, such determination will be made without giving effect to any qualifier as to “materiality” or “Material Adverse Effect” (or any other similar qualification) set forth in any such representation and warranty, except for any reference to “Material Adverse Effect” in the representation and warranty set forth in Section 3.6(b).

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7.3            Indemnification by the Purchaser. Subject to the other terms and conditions of this Article 7, the Purchaser shall indemnify each of the Sellers against, and shall hold each of the Sellers harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Sellers based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of the Purchaser contained in this Agreement and any certificate delivered by the Purchaser pursuant to this Agreement, and (b) any breach or non-fulfillment of any covenant, agreement or obligation of the Purchaser contained in this Agreement.

7.4            Certain Limitations.

(a)                  Notwithstanding Section 7.2, the Sellers shall not have any liability under Section 7.2(a) and Section 7.2(c) (other than with respect to Fraud) with respect to any Losses unless and until the aggregate amount of Losses for which the Sellers would, but for this Section 7.4(a), be liable exceeds on an individual or cumulative basis an amount equal to $2,750,000 (the “Deductible”), and then the Sellers shall be liable only for all such Losses in excess of the Deductible, and up to and solely from the Indemnification Escrow Fund (or such portion that remains at such time). The Sellers’ aggregate liability under Section 7.2(a) and Section 7.2(c) (in each case, other than with respect to Fraud) shall in no event exceed the Indemnification Escrow Amount. The Sellers’ aggregate liability under Section 7.2 (other than with respect to Fraud) shall in no event exceed $581,402,834.

(b)                  The amount of any Losses incurred or suffered by an Indemnified Party shall be calculated after giving effect to (i) any insurance proceeds actually received by the Indemnified Party (other than insurance proceeds received by the Purchaser or its Affiliates under the R&W Insurance Policy) to the extent resulting from such Losses, and (ii) any recoveries actually received by the Indemnified Party from any other third party to the extent resulting from such Losses (collectively, “Benefits and Recoveries”); provided, that (A) the amounts set forth in each of clauses (i) and (ii), shall be calculated net of all deductibles or retention amounts, increases in premiums and all fees, costs and expenses incurred in connection with collecting such insurance proceeds and recoveries, and (B) nothing in this Section 7.4(b) shall require an Indemnified Party to file suit or pursue or initiate litigation or other Action. If an Indemnified Party receives any Benefits and Recoveries with respect to a Loss after an Indemnifying Party has made a payment to the Indemnified Party with respect to such Loss, the Indemnified Party shall pay to the Indemnifying Party the amount by which such Benefits and Recoveries (net of all deductibles or retention amounts, increases in premiums and all fees, costs and expenses incurred in connection with collecting such insurance proceeds and recoveries) exceeds the amount of such Loss up to the amount of the Indemnifying Party’s payment. After the Closing, no Seller or any Related Person or Affiliate thereof shall have any right of contribution against the Purchaser, the Company or any of their respective Affiliates thereof for any indemnifiable Loss related to a breach of representation, warranty, covenant or agreement of the Company under this Agreement.

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(c)                  Each party hereto is relying on the representations and warranties of the other parties hereto regardless of the knowledge obtained through its own investigation or otherwise. Thus, an Indemnified Party’s right to indemnification or any other remedy based on representations, warranties, covenants and agreements herein or any of the other Ancillary Agreements will not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement. The indemnities set forth in this Article 7 are intended to be enforceable against the parties hereto in accordance with the express terms and scope thereof notwithstanding any Law that would prohibit or otherwise limit indemnities because of the negligence (whether sole, concurrent, active or passive) or other fault or strict liability of the Indemnified Party.

7.5            Indemnification Procedures. The party making a claim under this Article 7 is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article 7 is referred to as the “Indemnifying Party.” If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification pursuant to Section 7.2 or Section 7.3, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party (a) forfeits rights or defenses by reason of such failure, and (b) demonstrates that such forfeiture actually and materially prejudices the Indemnifying Party. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of any material documents to the extent related thereto, if available, and shall indicate the estimated amount, if available to the Indemnified Party, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnified Party shall control the settlement, appeal and defense of any Third Party Claim and all Losses incurred by the Indemnified Party in connection with such defense and the Indemnified Party shall have the right to take such action as it deems necessary to avoid, dispute, settle, defend, appeal or make counterclaims pertaining to any such Third Party Claim. The amount of the underlying Loss giving rise to such Third Party Claim shall be reimbursed to the Indemnified Party (if such Indemnified Party is the Purchaser) from the Indemnification Escrow Fund or from the Sellers in accordance with the other provisions of this Article 7. The Indemnifying Party (at its sole cost and expense) shall have the right to participate in, but shall not be entitled to control, direct or lead, the defense of such Third Party Claim. The Indemnifying Party shall reasonably cooperate with the Indemnified Party in connection with the defense of such Third Party Claim, including making available to the Indemnified Party and its representatives records relating to such Third Party Claim and furnishing, without expense to the Indemnified Party, employees, advisors, agents and representatives of the Indemnifying Party as may be reasonably necessary for the defense or appeal of such Third Party Claim.

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7.6            Exclusive Remedies. Subject to Section 9.13, each party hereto acknowledges and agrees that such party’s sole and exclusive remedy with respect to any and all claims (other than claims with respect to Fraud) arising out of or related to any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 7 (and, in the case of the Purchaser, the R&W Insurance Policy). Notwithstanding the foregoing, nothing in this Section 7.6 or otherwise shall limit, restrict or prohibit a party’s right to seek and obtain any equitable relief to which such Party may be entitled pursuant to Section 9.13 or in respect of Fraud.

7.7            No Multiple Recoveries. In the event particular facts or circumstances form the basis of a claim under more than one provision of Section 7.2 or Section 7.3 or a claim under any other provision of this Agreement (including Section 2.4), the party seeking indemnification may bring such claim under any or all of such provisions even though recovery under one provision may be more favorable than recovery under another provision; provided that duplicate or multiple recovery for the same Loss may not occur pursuant to this Agreement. However, subject to such prohibition on duplicate recovery of the same Loss, the parties hereto acknowledge and agree that the facts and circumstances resulting in a payment or determination under Section 2.4 may also form the basis of a claim for a different Loss under a different provision of this Agreement and that such claim may be asserted notwithstanding the determination of a related matter under Section 2.4.

7.8            Escrow Arrangements. The Post-Closing Adjustment Escrow Fund and the Indemnification Escrow Fund will be maintained and distributed in accordance with the terms of this Agreement and the Escrow Agreement. On the first anniversary of the Closing Date, the Purchaser and the Seller Representative will instruct the Escrow Agent to release to the Seller Representative (for the benefit of the Sellers) the amount of funds remaining in the Indemnification Escrow Fund (if any) less a reserve in the amount claimed (or, if a specified amount is not claimed, a reasonable reserve therefor) for any then-pending claim for indemnification made under this Article 7. Any amount remaining in the Indemnification Escrow Fund that is reserved and therefore not released on the first anniversary of the Closing Date will be released to the Seller Representative (for the benefit of the Sellers) as promptly as practicable after each matter for which such reserve was established is finally resolved and full payment (if any) therefor is made except to the extent such amount is reasonably required as a reserve for the remaining then-pending claims.

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Article 8
ADDITIONAL AGREEMENTS AND COVENANTS

8.1            Expenses. Except as otherwise set forth in this Agreement or the Escrow Agreement, each of the parties hereto shall be solely responsible for and shall bear all of its own costs and expenses incident to its obligations under and in respect of this Agreement and the transactions contemplated hereby, including any such costs and expenses incurred by any party hereto in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement (including the fees and expenses of legal counsel, accountants, investment bankers or other representatives and consultants), regardless of whether the transactions contemplated hereby are consummated; provided, however, that (a) the Purchaser shall be responsible for 50% of all premiums, fees, costs, Taxes and expenses incurred in connection with obtaining the R&W Insurance Policy and (b) the Sellers shall be responsible for the payment of all premiums, fees, costs, Taxes and expenses incurred in connection with obtaining the D&O Tail Policy, which amounts will be included as a Transaction Expense.

8.2            Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such additional action as any other party hereto may reasonably request to effect or consummate the transactions contemplated hereby, including obtaining or delivering any item set forth in Section 2.3(b) that is not delivered to the Purchaser at the Closing or performing any covenant, action or other obligation required to be performed by such party prior to the Closing pursuant to this Agreement.

8.3            Transfer Taxes; Recording Charges. Notwithstanding anything to the contrary herein, all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other similar fees and charges (including any penalties and interest) (collectively, “Transfer Taxes”) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges.

8.4            Directors and Officers Indemnification; Releases.

(a)                  The Purchaser agrees that all rights to indemnification, advancement of expenses and exculpation by the Company with respect to matters occurring prior to the Closing Date that are now existing in favor of each Person who is now, or has been at any time prior to the date hereof, an officer or director of the Company (the “D&O Indemnitees”), to the extent provided in the Company Articles or the Company Bylaws, in each case as in effect on the date of this Agreement and made available to the Purchaser, shall survive the Closing Date and shall continue in full force and effect for a period of six (6) years following the Closing Date in accordance with the terms thereof and that the Purchaser shall cause the Company to perform and discharge its obligations to provide such indemnity and exculpation after the Closing for such six (6) year period in accordance with the terms hereof and the Company Articles or the Company Bylaws, and each D&O Indemnification Agreement, as applicable, in each case as in effect on the date of this Agreement and made available to the Purchaser. To the maximum extent permitted by applicable law, for a period of six (6) years following the Closing Date, the Purchaser shall cause the Company to advance expenses in connection with such indemnification to the extent provided in the Company Articles or the Company Bylaws, and any D&O Indemnification Agreement, as applicable, in each case as in effect on the date of this Agreement and made available to the Purchaser, in each case subject to the provision to the Company of a binding written undertaking duly executed by the Person seeking such advancement to repay the amounts so advanced if it is determined that such Person is not entitled to indemnification, advancement or exculpation.

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(b)                  Except as may be required by applicable Law, following the Closing, the obligations of the Purchaser under this Section 8.4 shall not be terminated or modified in such a manner as to adversely affect in any material respect the rights of any D&O Indemnitee without the consent of such affected D&O Indemnitee (it being expressly agreed that the D&O Indemnitees shall be third-party beneficiaries of this Section 8.4, each of whom may enforce the provisions of this Section 8.4).

(c)                  In the event that after the Closing the Purchaser, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, the Purchaser or the Company, as applicable, shall use its commercially reasonable efforts to ensure proper provisions are made so that the successors and assigns of the Purchaser or the Company, as the case may be, shall assume all of the obligations set forth in this Section 8.4.

(d)                  Notwithstanding anything to the contrary in this Agreement, to avoid circular recoveries, each Seller, on behalf of itself and its Related Persons, hereby releases, waives and discharges, and agrees not to make or threaten to make, any claim for indemnification or expense advancement, by reason of the fact that such Seller or any of its Related Persons was a controlling person, director, officer, manager, employee or representative of the Company (or serving at the request of the Company on behalf of any other Person or Employee Plan), against the Purchaser, the Company or any of the Purchaser Representatives for any Loss within the scope of such Seller’s indemnification obligations under Article 7 (disregarding the applicability of the Deductible and liability limits for purposes of this Section 8.4(d)).

(e)                  Each Seller confirms that, effective upon the Closing, there are no payment obligations of the Company due and unpaid (including any dividends or distributions declared or authorized and not yet paid) to such Seller, its Affiliates or any Related Persons of the foregoing and that none of such Seller, its Affiliates or any Related Persons of the foregoing has the right to make any demand for payment or other assessments against the Company. Effective upon the Closing, each Seller, on behalf of itself and its Related Persons, hereby irrevocably and unconditionally releases, waives and discharges, and agrees not to make or threaten to make, any actions, causes of action (in law or in equity), suits, debts, Liens, litigations, Liabilities, claims, counterclaims, cross-claims or demands, whether founded in tort, contract, statute, common law, administrative regulation, or any duties arising thereunder or otherwise, of any nature and kind, known or unknown, suspected or unsuspected, past or present, however arising (each, a “Released Claim”) against the Purchaser, the Company or any of the Purchaser Representatives to the extent arising out of or relating to its ownership of Equity Interests in the Company or as a stockholder of the Company, whether known or unknown, contingent or otherwise, in each case other than (i) claims arising under this Agreement, including for indemnification under Article 7 of this Agreement, and claims for payments that are due and payable to such Seller following the Closing pursuant to Section 2.4 or Section 9.1, if any, (ii) claims in respect of any salary, benefits or compensation under any Contract between such Seller or its Related Persons in their capacities as employees of the Company, on the one hand, and the Company, on the other hand, or (iii) payments under Contracts set forth on the “Permitted Company Affiliate Agreements Schedule”. Each Seller, on behalf of itself and its Related Persons, hereby acknowledges that it has considered the possibility that it may not now know the nature or value of the Released Claims that are generally released pursuant to this Section 8.4(e), and that such general release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, however arising, and that any and all rights granted to such Seller pursuant to Section 1542 of the California Civil Code or any analogous applicable Law are hereby expressly waived. Said Section 1542 of the Civil Code of the State of California reads as follows:

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“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(f)                   Effective upon the Closing and without further action by any Person, the Purchaser, on behalf of itself and the Company (each, a “Purchaser Releasing Person”), hereby irrevocably, unconditionally and fully waives, acquits, remises, and forever discharges and releases each Seller (collectively, the “Seller Released Parties”) from any and all Liabilities of any kind or nature whatsoever, in each case arising or occurring or that could have arisen or occurred from any actions, omissions or state of facts occurring, not occurring or in existence (whether or not known) on or prior to the Closing and whether absolute or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, matured or unmatured or determined or determinable, and whether arising under any Law, Contract, arrangement, or understanding, whether written or oral (other than this Agreement and any Ancillary Agreement) or otherwise at law or in equity (collectively, the “Purchaser Released Claims”), and the Purchaser, on behalf of itself and each other Purchaser Releasing Person, covenants and agrees not to sue, assert or otherwise seek to recover any amounts in any forum in regard to any Purchaser Released Claims from any of the Seller Released Parties (except as provided in this Agreement or any Ancillary Agreement, in each case, only to the extent set forth herein or therein). The Purchaser, on behalf of itself and each other Purchaser Releasing Person, acknowledges and agrees that facts in addition to or different from those which are now known or believed to be true with respect to the subject matter of this release may hereafter be discovered, but the Purchaser, on behalf of itself and each other Purchaser Releasing Person, agrees to remain bound hereby and hereby fully releases all Purchaser Released Claims without regard to the subsequent discovery or existence of different or additional facts and waives the protection of any statute or doctrine limiting a release of unknown or unsuspected Purchaser Released Claims; provided, however, that nothing contained herein shall operate to release, and the Purchaser Released Claims shall not include, (i)  any right, claim or obligation under the express terms of this Agreement, any Ancillary Agreement or any other Contract to which such Purchaser Releasing Person is a party or otherwise bound (or the transactions contemplated hereby or thereby), (ii) any claim relating to Fraud or (iii) any claim arising from any obligations or liabilities of any Seller Released Party which first arise after the Closing and are not related to the period prior to the Closing. Without limitation of the foregoing, the Purchaser, on behalf of itself and each other Purchaser Releasing Person, hereby waives the application of any provision of Law, including California Civil Code Section 1542, that purports to limit the scope of a general release. Said Section 1542 of the Civil Code of the State of California reads as follows:

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“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

8.5            Disclosure Schedules. Each disclosure schedule delivered pursuant to this Agreement (each a “Schedule” and collectively, the “Schedules”) shall be in writing and shall qualify this Agreement to the extent provided herein. Certain information set forth in the Schedules is included solely for information purposes and may not be required to be disclosed pursuant to this Agreement. The inclusion of an item in a Schedule as an exception to a representation or warranty shall not be deemed to constitute an acknowledgment that such information is required to be disclosed against such representation or warranty nor shall such information constitute an admission by any party hereto, as applicable, that such item constitutes an item, event, circumstance or occurrence that is material to the Company or any of the Sellers or constitutes a Material Adverse Effect. Any fact or item that is disclosed in any Schedule in a way as to make its relevance or applicability to information called for by any other Schedule reasonably apparent on its face without the need for a reference or cross-reference thereto shall be deemed to be disclosed in such other Schedule, notwithstanding the omission of a reference or cross-reference thereto; provided, in no event shall the listing of items or matters in the Schedules be deemed to be a disclosure with respect to the following Sections unless such disclosure is expressly listed on the Schedule corresponding to the number of such Section: Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5(a), Section 3.5(c), Section 4.1, Section 4.2 and Section 4.3. Disclosure of any allegations with respect to any alleged breach, violation or default under any contractual or other obligation, or any Law, is not an admission that such breach, violation or default has occurred. Headings and subheadings have been inserted on certain Schedules for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of such Schedules. Where the terms of a contract or other item have been summarized or described in the Schedules, such summary or description does not purport to be a complete statement of the material terms of such contract or other item, and, all such summaries and descriptions are qualified in their entirety by reference to the contract or item being summarized or described. The information provided in the Schedules is being provided solely for the purpose of making disclosures to the Purchaser under this Agreement. In disclosing this information, the Company and the Sellers do not waive, and expressly reserve any rights under, any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein.

8.6            Retention of Books and Records. The Purchaser shall cause the Company to retain all books, ledgers, files, reports, plans, operating records and any other material documents in existence at the Closing to the extent related to the conduct of the Business and that are required to be retained under the Company’s current bona fide document retention policies for a period of 7 years from the Closing Date, or, if shorter, the applicable period specified in the Purchaser’s or its Affiliates bona fide document retention policies, and to make the same available for a period of 7 years after the Closing for inspection by the Seller Representative (in the presence of at least one representative of the Company or the Purchaser, at the sole cost and expense of the Seller Representative), during regular business hours and upon reasonable request and upon reasonable advance written notice, under the supervision of the Company’s personnel and in such a manner as not to interfere with the normal operations of the Company, in each case to the extent such access is required (a) by the Seller Representative in connection with any Tax audit or preparation of Tax Returns of any Seller, (b) for investigating, settling, preparing for the defense or prosecution of, or defending or prosecuting any Claim to which any Seller is a party (other than any actual or potential Action arising under this Agreement or any Ancillary Agreement or with respect to which the Company or any of its Affiliates, on the one hand, and any of the Sellers or any of their respective Affiliates, on the other hand, are adverse parties); provided that this clause (b) shall in no way limit or expand the rights of any person to obtain discovery under applicable Law with respect to any matter in connection with any such actual or potential Action; provided that, in each case, such access, furnishing of information and cooperation shall not unreasonably or unduly disrupt or interrupt the operations of the Company, the Purchaser or their respective Affiliates, and provided, further, that (i) the auditors and accountants of the Company shall not be obligated to make any work papers available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants and (ii) in connection with providing such access, none of the Company, the Purchaser or any of their respective Affiliates shall be required to disclose any information to the Seller Representative to the extent such disclosure would: (w) jeopardize any attorney-client privilege or (y) result in the violation of any applicable Law or Material Contract; provided, that the Company, the Purchaser or such Affiliate thereof shall use commercially reasonable efforts to provide such access or disclosure in a manner that would not result in the jeopardizing of such privilege or violation of such applicable Law or Material Contract, as applicable. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall only be required to provide Tax information relating exclusively to the Company for the Pre-Closing Tax Period.

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Article 9
MISCELLANEOUS

9.1            Seller Representative.

(a)                  By executing this Agreement, each Seller shall have irrevocably authorized and appointed the Seller Representative, as such Person’s representative and attorney-in-fact to act on behalf of such Person with respect to this Agreement and the Escrow Agreement and to take and refrain from taking any and all actions and make any decisions required or permitted to be taken by the Seller Representative pursuant to this Agreement and the Escrow Agreement, including the exercise of the power to:

(i)                 give and receive notices and communications;

(ii)              authorize delivery to the Purchaser of cash from the Post-Closing Adjustment Escrow Fund in satisfaction of any amounts owed to the Purchaser pursuant to Section 2.4(d) or from the Indemnification Escrow Fund in satisfaction of claims for indemnification made by the Purchaser pursuant to Article 7;

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(iii)            agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters described in Section 2.4;

(iv)             agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification made by the Purchaser pursuant to Article 7;

(v)               litigate, arbitrate, resolve, settle or compromise any claim for indemnification pursuant to Article 7;

(vi)             execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any Ancillary Agreement;

(vii)          make all elections or decisions contemplated by this Agreement and any Ancillary Agreement;

(viii)        engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the Seller Representative in complying with his duties and obligations; and

(ix)             take all actions necessary or appropriate in the good faith judgment of the Seller Representative for the accomplishment of the foregoing.

(b)                  The Purchaser shall be entitled to deal exclusively with the Seller Representative on all matters relating to this Agreement and the Escrow Agreement and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by the Seller Representative, any decision, communication, information or writing made, given or executed by the Seller Representative (including any funds flow, distribution waterfall or wire instructions provided by the Seller Representative) and on any other action taken or purported to be taken on behalf of any Seller by the Seller Representative, as being fully and legally binding upon such Seller. Notices or communications to or from the Seller Representative shall constitute notice to or from each of the Sellers. Any decision or action by the Seller Representative hereunder, including any agreement between the Seller Representative and the Purchaser relating to the defense, payment or settlement of any claims for indemnification hereunder, shall constitute a decision or action of all Sellers and shall be final, binding and conclusive upon each such Person. No Seller shall have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one of the Sellers, or by operation of law.

(c)                  The Seller Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of a majority in interest of the Sellers according to each Seller’s Pro Rata Share (the “Majority Holders”); provided, however, in no event shall the Seller Representative resign or be removed without the Majority Holders having first appointed a new Seller Representative who shall assume such duties immediately upon the resignation or removal of the Seller Representative. In the event of the death, incapacity, resignation or removal of the Seller Representative, a new Seller Representative shall be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such new Seller Representative shall be sent to the Purchaser, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by the Purchaser; provided, that until such notice is received, the Purchaser shall be entitled to rely on the decisions and actions of the prior Seller Representative as described in Section 9.1(a) above.

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(d)                  The Seller Representative shall not be liable to any of the Sellers for actions taken pursuant to this Agreement or the Escrow Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted gross negligence or involved fraud, intentional or willful misconduct or bad faith. The Sellers shall severally and not jointly (in accordance with their Pro Rata Shares), indemnify and hold harmless the Seller Representative from and against, compensate him for, reimburse him for and pay any and all losses, Actions, including reasonable attorneys’ fees and disbursements, arising out of and in connection with his activities as the Seller Representative under this Agreement and the Escrow Agreement (the “Representative Losses”), in each case as such Representative Loss is suffered or incurred; provided, that in the event it is finally adjudicated that a Representative Loss or any portion thereof was caused by the gross negligence, fraud, intentional or willful misconduct or bad faith of the Seller Representative, the Seller Representative shall reimburse the Sellers the amount of such indemnified Representative Loss attributable to such gross negligence, fraud, intentional or willful misconduct or bad faith. The Representative Losses shall be satisfied: (i) from the Seller Representative Expense Fund; and (ii) to the extent the amount of the Representative Losses exceeds amounts available to Seller Representative under (i), from the Sellers, severally and not jointly (in accordance with their Pro Rata Shares). The Seller Representative shall use the Seller Representative Expense Fund for use in his discretion for the payment of all costs and expenses incurred by the Seller Representative in connection with the exercise by him of the authority granted to him herein (including reasonable attorneys’ fees and expenses, the fees and expenses of any accountants or other professional advisors retained by the Seller Representative and any portion of the fees and expenses of the Accounting Arbitrator for which the Seller Representative is liable hereunder). The Seller Representative in his discretion may also use the Seller Representative Expense Fund to satisfy any finally determined obligations that are required to be satisfied by the Sellers. As soon as practicable after the date on which the final obligation of the Seller Representative under this Agreement and the Escrow Agreement has been discharged or such other date as the Seller Representative deems appropriate (but in no event earlier than twelve (12) months following the Closing Date), the Seller Representative shall pay any amounts remaining in the Seller Representative Expense Fund to the Sellers in accordance with their Pro Rata Shares. If any Tax reporting is required with respect to the ultimate distribution of any balance of the Seller Representative Expense Fund, then the Seller Representative will provide to the Purchaser, upon request, information regarding the amounts thereof so disbursed to be used by the Purchaser or the Purchaser Representatives in completing any required Tax reporting.

9.2            Amendment and Waiver. This Agreement may not be amended, altered or modified except by a written instrument executed by the Sellers and the Purchaser. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

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9.3            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (postage prepaid, return receipt requested); (c) on the date sent by email (provided that no “error” message, “bounce back” or other notification of non-delivery is generated); or (d) one day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Notices must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to the Purchaser, then to:

Franchise Group Newco BHF, LLC
c/o Franchise Group, Inc.
109 Innovation Court, Suite J
Delaware, Ohio 43015
Attention: Eric Seeton; Tiffany McMillan-McWaters
Email: ESeeton@franchisegrp.com; tmcwaters@Franchisegrp.com

with a copy, which shall not constitute notice, to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attention: Daniel Mun
Email: DMun@willkie.com

If to the Seller Representative or to any Seller, then to:

William K. Pou, Jr.
PO Box 904
Mulberry, FL 33860

with a copy, which shall not constitute notice, to:

Trenam Law
101 E. Kennedy Blvd., Suite 2700
Tampa, FL 33601
Attention: Gary I. Teblum; Michael J. Reeves
Email: gteblum@trenam.com; mreeves@trenam.com

9.4            Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by any of the parties hereto without the prior written consent of the Purchaser, the Company and the Seller Representative and any attempted assignment without such prior written consent shall be void; provided that the Purchaser may (a) assign all or any portion of its rights or obligations under this Agreement without the consent of any party to any of its Affiliates or (b) without the consent of any party, pledge, grant a security interest or assign as collateral all or any portion of its interest in, or rights under, this Agreement to one or more financial institutions and that upon foreclosure or sale or deed in lieu of foreclosure by or to any such financial institutions, the rights of the Purchaser hereunder may be assigned to any such financial institutions or any purchaser upon such foreclosure or sale or deed in lieu of foreclosure; provided, that such assignment will not relieve the Purchaser of its obligations hereunder.

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9.5            Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and this Agreement shall be automatically deemed modified so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible, and the parties hereto shall negotiate in good faith to modify this Agreement in writing to memorialize the foregoing.

9.6            No Strict Construction; Interpretation. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and the neutral gender (and vice versa) and words denoting natural persons shall include all persons and vice versa. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If the date for any deadline, delivery or payment is on a day that is not a Business Day, the date for such deadline, delivery or payment shall be the next Business Day. Except as otherwise set forth in this Agreement, any accounting terms shall be given their definition under GAAP. References to a particular statute or regulation include all rules and regulations thereunder as in effect as of the time to which such reference relates. The word “will” shall have the same meaning as the word “shall”, and vice versa, and the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States. The word “or” shall include both the conjunctive and disjunctive, and “any” shall mean “one or more”. All references to the “ordinary course”, “the ordinary course of business” and similar terms shall mean the ordinary course of business of the Company and consistent with past custom and practice (including with respect to quantity and frequency) that are consistent in all material respects with the past practices of the Company since the beginning of the Look-Back Period. Unless the context of this Agreement otherwise requires, references to a “party” means to the applicable Person signatory to this Agreement and references to the “parties” means all Persons signatory to this Agreement. The phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant parties at least one (1) Business Day prior to the date of this Agreement. Time is of the essence for each and every provision of this Agreement. In the computation of periods of time before which, within which or following which, any act is to be done or step taken under this Agreement, the date that is the reference date in calculating such period will be included in such computation.

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9.7            Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

9.8            No Third-Party Beneficiaries. Except as otherwise expressly set forth in this Agreement (including as set forth in Section 9.4 above), nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees or creditors of the Company; provided (i) FRG is an express third-party beneficiary of Section 6.1 and this Section 9.8, (ii) the D&O Indemnitees are express third-party beneficiaries of Section 8.4 and this Section 9.8, (iii) each of the Persons covered by the release set forth in Section 8.4(e) is an express third-party beneficiary of such Section 8.4(e) and this Section 9.8, (iv) Willkie Farr & Gallagher LLP is an intended third-party beneficiary of Section 9.11(b) and this Section 9.8, and (v) Trenam Law is an intended third-party beneficiary of Section 9.11(a) and this Section 9.8.

9.9            Complete Agreement; Counterparts. This Agreement, including the Schedules, the Transaction Beneficiary Joinder and the exhibits hereto, together with the Ancillary Agreements and other instruments referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, DocuSign, .PDF or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.10        Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware, over any Action brought by any party arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such Action shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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9.11        Attorney-Client Privilege and Conflict Waiver.

(a)                  Trenam, Kemker, Scharf, Barkin, Frye, O’Neill and Mullis, P.A. (“Trenam Law”) has represented the Company, the Sellers and the Seller Representative. All of the parties recognize the commonality of interest that existed prior to Closing. The parties agree that (a) the Purchaser shall not, and shall not cause the Company to, seek to have Trenam Law disqualified from representing any of the Sellers or the Seller Representative in connection with any dispute that may arise between (i) any one or more Sellers or the Seller Representative, on the one hand, and (ii) the Purchaser or the Company, on the other hand, in each case, solely in connection with this Agreement or the transactions contemplated hereby, and (b) in connection with any such dispute that may arise between (i) any one or more Sellers or the Seller Representative, on the one hand, and (ii) the Purchaser or the Company, on the other hand, each of the Sellers or the Seller Representative involved in such dispute (and not the Purchaser or the Company) will have the right to decide whether or not to waive the attorney client privilege that may apply to any communications between the Company and Trenam Law that occurred before the Closing, in each case, to the extent relating to the transactions contemplated by this Agreement. Without limiting the foregoing, the Purchaser and the Company agree that neither the Purchaser nor the Company shall have the right to assert the attorney-client privilege as to pre-closing and post-closing communications between or among the Company, one or more of the Sellers, or the Seller Representative, on one hand, and Trenam Law, on the other hand, to the extent that the privileged communications relate to this Agreement or any of the other agreements entered into in connection with the transactions contemplated by this Agreement or to the transactions contemplated hereby and thereby. Notwithstanding the foregoing, in the event that a dispute arises between the Purchaser, the Company or their respective Affiliates, on the one hand, and any third party (other than a party to this Agreement or any of their respective Affiliates with respect to disputes arising under this Agreement), on the other hand, after the closing, the Purchaser shall be entitled to waive any attorney-client privilege, attorney work product protection and expectation of client confidentiality without the consent of any Person. The files generated and maintained by Trenam Law as a result of Trenam Law’s representation in connection with this Agreement or any of the other agreements entered into in connection with the transactions contemplated by this Agreement or any of the transactions contemplated hereby or thereby shall be and become the exclusive property of the Sellers and the Seller Representative.

(b)                  Each of the parties hereto acknowledges and agrees that Willkie Farr & Gallagher LLP has acted as counsel to the Purchaser in connection with the negotiation of this Agreement and consummation of the transactions contemplated hereby and intends, after the Closing, to represent the Purchaser, the Company and their respective Affiliates. Accordingly, each of the Sellers and the Seller Representative hereby consents and agrees to, Willkie Farr & Gallagher LLP representing the Purchaser, Company, and their respective Affiliates from and after the Closing in connection with any matter related to such representation. In connection with the foregoing, each Seller and the Seller Representative hereby irrevocably waives and agrees not to assert, any conflict of interest arising from or in connection with (i) Willkie Farr & Gallagher LLP’s prior representation of the Purchaser and (ii) Willkie Farr & Gallagher LLP’s post-Closing representation of the Purchaser, the Company and their respective Affiliates.

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9.12        Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IT MAY HAVE IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) DIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, AGREEMENTS DELIVERED IN CONNECTION THEREWITH, OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

9.13        Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Purchaser, the Company, any Seller or the Seller Representative, as applicable, in accordance with their specific terms or were otherwise breached by the Purchaser, the Company, any Seller or the Seller Representative, as applicable. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without any requirement to post or provide any bond or other security in connection therewith, to prevent breaches of this Agreement by any of the Purchaser, the Company, any Seller or the Seller Representative, as applicable, and to enforce specifically the terms and provisions hereof against the Purchaser, the Company, any Seller or the Seller Representative, as applicable, in any court having jurisdiction, this being in addition to any other remedy to which the parties hereto are entitled at law or in equity.

9.14        Consent of the Company and the Sellers. By executing this Agreement, the Company and each Seller consents to the sale and transfer of each Seller’s respective Shares pursuant to the terms of this Agreement, such consent qualifying as a written consent to such sale and transfer for purposes of the Stock Restriction Agreement, and, in particular and without limitation, Article 1, subsection (a) of the Stock Restriction Agreement.

9.15        No Vicarious Liability. This Agreement may only be enforced against the parties who are signatories hereto, the Transaction Beneficiaries and their respective successors and permitted assigns. Any claims or Actions that may be based upon, arise out of, or relate to this Agreement, the Transaction Beneficiary Joinder or the negotiation, execution or performance of this Agreement or the Transaction Beneficiary Joinder (including any representation or warranty made in or in connection with this Agreement or the Transaction Beneficiary Joinder or as an inducement to enter into this Agreement) may be made only against the Persons that are signatories to this Agreement, the Transaction Beneficiary Joinder and their respective successors and permitted assigns, and no agent, Affiliate or representative of any such Person (including any Person negotiating or executing this Agreement or the Transaction Beneficiary Joinder on behalf of such Person), in their capacity as such, and in the case of the Purchaser, any Purchaser Representative, will have any liability or obligation with respect to this Agreement or with respect to any claim or Action that may arise out of or relate to this Agreement or the transactions contemplated hereby, or the negotiation, execution, or performance of this Agreement (including a representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement) or the transactions contemplated hereby. Notwithstanding anything to the contrary herein or otherwise, nothing in this Agreement (including this Section 9.15) shall limit, restrict or prohibit any rights, remedies, claims or causes of action (or recovery in connection therewith) under the R&W Insurance Policy, or in respect of Fraud. The agents, Affiliates and representatives of any party signatory to this Agreement and, with respect to the Purchaser, the Purchaser Representatives, are expressly intended as third-party beneficiaries of Section 9.8 and this provision of this Section 9.15.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

PURCHASER:

FRANCHISE GROUP NEWCO BHF, LLC

By	/s/ Eric Seeton
Name	Eric Seeton
Title	Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

COMPANY:

W.S. BADCOCK CORPORATION

By:	/s/ Robert B. Burnette
Robert B. Burnette, President

[Signature Page to Stock Purchase Agreement]

SELLERS REPRESENTATIVE:

/s/ William K. Pou, Jr.
William K. Pou, Jr.

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Wogan S. Badcock, III
Wogan S. Badcock III

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Henry C. Badcock
Henry C. Badcock

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Ben M. Badcock
Ben M. Badcock

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Mitchell P. Stiles, Jr.
Mitchell P. Stiles, Jr.

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Elizabeth L. Faneca
Elizabeth L. Faneca

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Ben M. Badcock, Jr.
Ben M. Badcock, Jr.

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Emily Badcock Vickers
Emily Badcock Vickers

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Ben M. Badcock
Ben M. Badcock, as Custodian for Sarah Jane M. Badcock under the Florida Transfers to Minors Act

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Katherine M. Badcock
Katherine M. Badcock

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Ellery A. Badcock Linder
Ellery Ann Badcock Linder

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Laura R. Badcock
Laura Rainey Badcock

[Signature Page to Stock Purchase Agreement]

SELLERS:

/s/ Elizabeth Badcock Daughtrey
Elizabeth Badcock Daughtrey

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ Katherine D. Tinsley
Katherine D. Tinsley

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ William T. Daughtrey, II
William T. Daughtrey, II

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ William T. Daughtrey
William T. Daughtrey

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ Mary Badcock Stiles
Mary B. Stiles, as agent for Mary Robison Badcock

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ Michelle E. Badcock
Michelle E. Badcock

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ Henry C. Badcock, Jr.
Henry C. Badcock, Jr.

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ Mary T. Stiles
Mary T. Stiles

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ Katherine D. Tinsley
Katherine D. Tinsley, as Custodian for Emma K. Geohagan under the Florida Transfers to Minors Act

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ William T. Daughtrey, II
William T. Daughtrey, II, as Custodian for Grace E. Daughtrey under the Florida Transfers to Minors Act

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ William T. Daughtrey, II
William T. Daughtrey, II, as Custodian for William T. Daughtrey, III under the the Florida Transfers to Minors Act

[Signature Page to Stock Purchase Agreement]

SELLER:

/s/ Henry Badcock, Jr.
Henry C. Badcock, Jr., as Custodian for Penelope Skye Badcock under the Florida Transfers to Minors Act

[Signature Page to Stock Purchase Agreement]

SELLER: Mary B. Stiles Trust, dated July 24, 1997, as amended dated May 23, 2018
By:	/s/ Mary Badcock Stiles
Mary B. Stiles, Trustee

[Signature Page to Stock Purchase Agreement]

SELLER: Evelyn Pou Doherty Revocable Trust U/T/D 5/30/79, as amended
By:	/s/ Evelyn Pou Doherty
Evelyn Susan Pou Doherty, Trustee

[Signature Page to Stock Purchase Agreement]

SELLER: William Knox Pou, Jr. Revocable Trust Dated 1/31/03, as amended
By:	/s/ William K. Pou, Jr.
William Knox Pou, Jr., Trustee

[Signature Page to Stock Purchase Agreement]

SELLER: Kathryn O. Pou Revocable Trust Dated 1/31/03, as amended
By:	/s/ Kathryn O. Pou
Kathryn O. Pou, Trustee

[Signature Page to Stock Purchase Agreement]

SELLER:
/s/ William K. Pou, III
William K. Pou, III

[Signature Page to Stock Purchase Agreement]

SELLER: /s/ Joseph B. Pou
Joseph B. Pou

[Signature Page to Stock Purchase Agreement]

SELLER: /s/ Andrew S. Pou
Andrew S. Pou

[Signature Page to Stock Purchase Agreement]

SELLER: William Knox Pou, Jr. Generation Skipping Trust U/T/D 12/29/20
By:	/s/ Kathryn O. Pou
Kathryn O. Pou, Trustee

[Signature Page to Stock Purchase Agreement]

SELLER: Evelyn Susan Pou Doherty Generation Skipping Trust U/T/D 12/29/20
By:	/s/ William K. Pou, Jr.
William K. Pou, Jr., Trustee

[Signature Page to Stock Purchase Agreement]

SELLER: /s/ Elizabeth L. Daughtrey
Elizabeth L. Daughtrey

[Signature Page to Stock Purchase Agreement]

SELLER:

Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

By:	/s/ Wogan S. Badcock, III
Wogan S. Badcock, III, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

By:	/s/ Henry C. Badcock
Henry C. Badcock, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

By:	/s/ Ben M. Badcock
Ben M. Badcock, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

By:	/s/ Mary Badcock Stiles
Mary B. Stiles, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

By:	/s/ Elizabeth Badcock Daughtrey
Elizabeth B. Daughtrey, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

[Signature Page to Stock Purchase Agreement]

Transaction Beneficiary Joinder

Each of the undersigned, being the Transaction Beneficiary of the Trust Seller listed below its signature to this Transaction Beneficiary Joinder, will materially benefit from the transactions contemplated by the Agreement and acknowledges that the Purchaser would not have entered into the Stock Purchase Agreement to which this Transaction Beneficiary Joinder is attached (as may be amended, restated or otherwise modified from time to time, the “Agreement”) or any of the other Ancillary Agreements without adequate assurances that such Trust Seller and such Transaction Beneficiary would be able to honor their obligations under the Agreement, this Transaction Beneficiary Joinder and the other Ancillary Agreements to which either of them is a party. As a material inducement to the Purchaser’s willingness to enter into the Agreement and the other Ancillary Agreements, each undersigned Transaction Beneficiary, with full notice and knowledge of the risks, makes the following representations and warranties to the Purchaser and agrees as follows:

1.	Such Transaction Beneficiary represents and warrants that (a) such Transaction Beneficiary has all requisite power, authority and legal capacity to execute and deliver this Transaction Beneficiary Joinder and to perform his, her or its obligations under this Transaction Beneficiary Joinder, (b) the execution and delivery of this Transaction Beneficiary Joinder and the performance of this Transaction Beneficiary Joinder do not and will not, with or without the giving of notice, the passage of time, or both, conflict with or result in, directly or indirectly, a violation or breach of any agreement or obligation by which such Transaction Beneficiary or any of such Transaction Beneficiary’s Affiliates is bound, and (c) such Transaction Beneficiary’s obligations hereunder are enforceable against such Transaction Beneficiary in accordance with its terms except as the enforceability hereof may be limited by the General Enforceability Exceptions. Such Transaction Beneficiary acknowledges and agrees that he, she or it has been represented in negotiations of this Transaction Beneficiary Joinder by counsel of his, her or its own choosing (or has declined to engage such counsel, voluntarily and with full notice of the risks of doing so), and that he, she or it has entered into this Transaction Beneficiary Joinder voluntarily, without coercion, and based upon his, her or its own judgment and not in reliance upon any representations or promises made by any Person or any attorneys, other than those contained within this Transaction Beneficiary Joinder and the Agreement.

2.	Such Transaction Beneficiary represents and warrants that the applicable Seller owns all of the issued and outstanding Equity Interests of the Company set forth next to its name on the “Capitalization Schedule” and, as applicable,

(a)	Mary Robison Badcock is a beneficiary of the Mary Robison Badcock Trust (QTIP).

(b)	Mary B. Stiles is a beneficiary of the Mary B. Stiles Trust, dated July 24, 1997, as amended dated May 23, 2018.

(c)	Evelyn Susan Pou Doherty is a beneficiary of the Evelyn Susan Pou Doherty Revocable Trust U/T/D 5/30/79, as amended with Evelyn Pou Doherty as Grantor.

(d)	William Knox Pou, Jr. is a beneficiary of the William Knox Pou, Jr., Revocable Trust Dated 1/31/03, as amended.

(e)	Kathryn O. Pou is a beneficiary of the Kathryn O. Pou Revocable Trust dated 1/31/03, as amended.

3.	Such undersigned Transaction Beneficiary hereby undertakes and agrees to perform any and all covenants, obligations and other agreements (including any payment or indemnification obligations under the Agreement) of its applicable Trust Seller set forth in the Agreement and any other Ancillary Agreement to which such Trust Seller is a party as if such undersigned Transaction Beneficiary were such Trust Seller for purposes of the Agreement and any such other Ancillary Agreement and subject to the limitations herein, including in Article 7. Each Transaction Beneficiary further agrees that if its applicable Trust Seller does not timely pay any obligation under the Agreement, including any obligation to pay any Loss, payment or other amount that becomes due and payable by such Trust Seller (including pursuant to Article 2 and Article 7 of the Agreement) or any other ancillary Agreement to which such Trust Seller is a party, such Transaction Beneficiary will pay the amount of such Loss, payment or other amount.

4.	The provisions of Article 9 of the Agreement are incorporated herein by reference and are made a part of this Transaction Beneficiary Joinder, mutatis mutandis.

5.	Capitalized terms used but not otherwise defined in this Transaction Beneficiary Joinder will have the respective meanings ascribed to them in the Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Transaction Beneficiary Joinder has been duly executed on behalf of the undersigned Transaction Beneficiary as of the date of the Agreement.

Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

Name:	/s/ Wogan S. Badcock, III
Wogan S. Badcock, III, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

Name:	/s/ Henry C. Badcock
Henry C. Badcock, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

Name:	/s/ Ben M. Badcock
Ben M. Badcock, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

Name:	/s/ Mary Badcock Stiles
Mary B. Stiles, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

Name:	/s/ Elizabeth Badcock Daughtrey
Elizabeth B. Daughtrey, as Co-Trustee of Mary Robison Badcock Trust created under the Wogan S. Badcock, Jr. Revocable Trust dated November 2, 1977, as amended

Address:

Telephone:
Email:

Applicable Seller:	Mary Robison Badcock Trust (QTIP)

IN WITNESS WHEREOF, this Transaction Beneficiary Joinder has been duly executed on behalf of the undersigned Transaction Beneficiary as of the date of the Agreement.

/s/ Mary Badcock Stiles
Name:	Mary B. Stiles
Address:

Telephone:
Email:

Applicable Seller:	Mary B. Stiles Trust, dated July 24, 1997, as amended dated May 23, 2018

[Signature Page to Transaction Beneficiary Joinder]

IN WITNESS WHEREOF, this Transaction Beneficiary Joinder has been duly executed on behalf of the undersigned Transaction Beneficiary as of the date of the Agreement.

/s/ Evelyn Pou Doherty
Name:	Evelyn Susan Pou Doherty
Address:

Telephone:
Email:

Applicable Seller:	Evelyn Susan Pou Doherty Revocable Trust U/T/D 5/30/79, as amended with Evelyn Pou Doherty as Grantor

[Signature Page to Transaction Beneficiary Joinder]

IN WITNESS WHEREOF, this Transaction Beneficiary Joinder has been duly executed on behalf of the undersigned Transaction Beneficiary as of the date of the Agreement.

/s/ William K. Pou, Jr.
Name:	William Knox Pou, Jr.
Address:

Telephone:
Email:

Applicable Seller:	William Knox Pou, Jr., Revocable Trust Dated 1/31/03, as amended

[Signature Page to Transaction Beneficiary Joinder]

IN WITNESS WHEREOF, this Transaction Beneficiary Joinder has been duly executed on behalf of the undersigned Transaction Beneficiary as of the date of the Agreement.

/s/ Kathryn O. Pou
Name:	Kathryn O. Pou
Address:

Telephone:
Email:

Applicable Seller:	Kathryn O. Pou Revocable Trust dated 1/31/03, as amended

[Signature Page to Transaction Beneficiary Joinder]